As filed with the Securities and Exchange Commission on August 4, 1997

                                                              FILE NO. 333-10635
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                                POST-EFFECTIVE
                                AMENDMENT NO. 3
                                       TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      APPLE RESIDENTIAL INCOME TRUST, INC.
        (Exact name of registrant as specified in governing instruments)

                 306 East Main Street, Richmond, Virginia 23219
                    (Address of principal executive offices)

                                Glade M. Knight
                              306 East Main Street
                            Richmond, Virginia 23219
                    (Name and address of agent for service)

                                    Copy to:
                               Leslie A. Grandis
                    McGuire, Woods, Battle & Boothe, L.L.P.
                  One James Center, Richmond, Virginia 23219


                                --------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]_______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]_______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

================================================================================

                     APPLE RESIDENTIAL INCOME TRUST, INC.
                             CROSS REFERENCE SHEET


                  ITEM NUMBER AND CAPTION                              LOCATION IN PROSPECTUS
        ----------------------------------------------   ------------------------------------------------------
 1.     Forepart of Registration Statement and
        Outside Front Cover Page of Prospectus .......   Forepart of Registration Statement and Outside
                                                         Front Cover Page
 2.     Inside Front and Outside Back Cover
        Pages of Prospectus   ........................   Inside Front and Outside Back Cover Pages
 3.     Summary Information, Risk Factors and
        Ratio of Earnings to Fixed Charges   .........   Summary of the Offering; Risk Factors; Summary
                                                         of Organizational Documents -- Shareholder Lia-
                                                         bility
 4.     Determination of Offering Price   ............   Risk Factors -- Arbitrary Share Offering Prices
 5.     Dilution  ....................................   Risk Factors -- Potential Dilution; Summary of Or-
                                                         ganizational Documents -- Issuance of Securities
 6.     Selling Security Holders .....................   Not Applicable
 7.     Plan of Distribution  ........................   Plan of Distribution
 8.     Use of Proceeds ..............................   Estimated Use of Proceeds
 9.     Selected Financial Data  .....................   Not Applicable
10.     Management's Discussion and Analysis of
        Financial Condition and Results of Oper-
        ations .......................................   Management's Discussion and Analysis of Financial
                                                         Condition; Supplement No. 4
11.     General Information as to Registrant .........   Summary of the Offering; Business and Properties;
                                                         Management
12.     Policy with Respect to Certain Activities ....   Summary of the Offering; Investment Objectives
                                                         and Policies; Summary of Organizational Docu-
                                                         ments; Reports to Shareholders
13.     Investment Policies of Registrant ............   Summary of the Offering; Investment Objectives
                                                         and Policies
14.     Description of Real Estate  ..................   Business and Properties; Supplement No. 4
15.     Operating Data  ..............................   Business and Properties; Supplement No. 4
16.     Tax Treatment of Registrant and its
        Security Holders   ...........................   Summary of the Offering; Federal Income Tax Con-
                                                         siderations; Investment by Tax-Exempt Entities
17.     Market Price of and Dividends on the Reg-
        istrant's Common Equity and Related Stock-
        holder Matters  ..............................   Distribution Policy
18.     Description of Registrant's Securities  ......   Summary of the Offering; Description of Capital Stock
19.     Legal Proceedings  ...........................   Business and Properties -- Legal Proceedings
20.     Security Ownership of Certain Beneficial
        Owners and Management ........................   Principal and Management Stockholders; Supplement
                                                         No. 4

                  ITEM NUMBER AND CAPTION                              LOCATION IN PROSPECTUS
        ----------------------------------------------   ------------------------------------------------------
21.     Directors and Executive Officers  ............   Management; Supplement No. 4
22.     Executive Compensation   .....................   Compensation; Management
23.     Certain Relationships and Related Trans-
        actions   ....................................   Summary of the Offering; Compensation; Conflicts
                                                         of Interest; Management; The Advisor and Affili-
                                                         ates; Supplement No. 4
24.     Selection, Management and Custody of
        Registrant's Investments .....................   Summary of the Offering; Compensation; Conflicts
                                                         of Interest; Investment Objectives and Policies;
                                                         Management; The Advisor and Affiliates
25.     Policies with Respect to Certain Transac-
        tions  .......................................   Investment Objectives and Policies; Conflicts of In-
                                                         terest
26.     Limitation of Liability  .....................   Risk Factors; Summary of Organizational Docu-
                                                         ments
27.     Financial Statements and Information .........   Index to Financial Statements; Supplement No. 4
28.     Interests of Named Experts and Counsel .......   Legal Opinions
29.     Disclosure of Commission Position on In-
        demnification for Securities Act Liabilities..   Risk Factors; Summary of Organizational Docu-
                                                         ments

                      SUMMARY OF SUPPLEMENT TO PROSPECTUS
               (SEE THE SUPPLEMENT FOR ADDITIONAL INFORMATION):


   Supplement  No.  4  dated July 30, 1997 (incorporating Supplements No. 1, No.
       2 and No. 3):

       (1) Reports on the acquisition by the Company of nine apartment complexes.

       (2) Reports on the granting to Cornerstone Realty Income Trust, Inc. of a right to acquire up to 9.8% of the Company's outstanding Shares.

       (3) Reports on the election of a fifth member to the Board of Directors and the composition of Board Committees.

       (4) Reports on the Company obtaining an unsecured line of credit to facilitate property acquisitions.

       (5) Provides certain other updated information concerning the Company and its properties.

     As of July 15, 1997, the Company had closed the sale of 2,084,444 Shares at $9 per Share, and 4,453,812 Shares at $10 per Share, representing aggregate gross proceeds to the Company of $63,298,115, and proceeds net of selling commissions and marketing expenses of $57,344,303. The Company endeavors continually to invest proceeds in the acquisition of additional apartment communities as promptly as practicable after the receipt of such proceeds. As of July 15, 1997, substantially all of the proceeds of the offering available for investment in properties had been so invested.

     Cornerstone Realty Income Trust, Inc. will receive fees and expense reimbursements in connection with the Company's acquisitions and the management of the properties and the Company. In connection with the nine property acquisitions described in the Supplement, Apple Realty Group, Inc., an Affiliate of the Advisor, or Cornerstone Realty Income Trust, Inc., as successor-in-interest to Apple Realty Group, Inc., will receive property acquisition fees totaling $1,300,917.

                      APPLE RESIDENTIAL INCOME TRUST, INC.
                          COMMON SHARES (THE "SHARES")
                                  $9 PER SHARE
        ($10 PER SHARE AFTER MINIMUM OFFERING OF $15,000,000 IS ACHIEVED)
                           MINIMUM INVESTMENT--$5,000

   Apple Residential Income Trust, Inc. (the "Company") is a Virginia corporation which will elect to be treated as a real estate investment trust ("REIT") for federal income tax purposes. The Company will invest primarily in existing residential apartment communities in Texas and the southwestern region of the United States. The Company intends to hold its properties on an all-cash (unleveraged) basis, and to hold its properties for an indefinite length of time. Apple Residential Advisors, Inc. (the "Advisor") and Apple Residential Management Group, Inc., will provide the day-to-day management for the Company and its properties, respectively. Glade M. Knight, the sole holder of common shares of the Advisor and Apple Residential Management Group, Inc., is the Chairman of the Board and President of the Company. Accordingly, the Advisor and Apple Residential Management Group, Inc. may be deemed to be Affiliates of the Company. A minimum offering of $15,000,000 in Shares must be sold no later than one year after the date of this Prospectus, or the offering will terminate and investors' subscription payments, with interest, will be promptly refunded to investors. Pending sale of such minimum offering amount, investors' subscription payments will be placed in an escrow account with First Union National Bank of North Carolina as escrow agent. See "Plan of Distribution."


   THESE ARE SPECULATIVE SECURITIES. The offering involves certain risks and investment considerations (see "Risk Factors" beginning on page 10), including:

   o There will be no public trading market for the Shares for an indefinite period of time, if ever. Thus, investors may be unable to resell their Shares, or may be able to resell them only at a substantial discount from the purchase price.

   o Because the Company has no obligation and no specific plan to list the Shares or sell its properties at any particular time, investors may not receive a return of their investment for an indefinite period, if ever.

   o Another company originally organized by Glade M. Knight will have a right of first refusal to acquire Company assets, which may decrease the return the Company is able to obtain upon sales of its properties.

   o The Advisor and persons related to it will receive substantial compensation from the Company. The payment of such compensation may tend to reduce investment return by reducing funds available for investment and reducing cash flow from operations. The compensation is generally payable before distributions to Shareholders and regardless of Company profitability.
See "Compensation."

   o The Advisor and persons related to it will be subject to various conflicts of interest with the Company, including non-arms-length transactions and competition for management services. See "Conflicts of Interest." As a result, such persons could have an incentive to favor their interests to those of the Company.

   o Certain private partnerships sponsored by persons related to the Advisor have experienced adverse business developments, including bankruptcy reorganizations. See "The Advisor -- Prior Performance of Programs Sponsored by Affiliates of the Advisor."

   o Shareholders' interests are subject to dilution through the conversion of Class B Convertible Shares held by Glade M. Knight.

   o The Company's success depends upon maximizing revenues (primarily rent payments) while minimizing Company and property operating expenses, which in turn will be affected by property selection, property and Company management, property location and local and general economic conditions. The Company may not operate profitably.

   o There can be no assurance that the Company will generate sufficient cash from operations to make distributions at any particular rate.

   o Neither the Company nor the Advisor has any operating history, and there is no assurance that the Company will operate successfully or achieve its objectives.

   o The Company has not identified any properties to be acquired with the proceeds of this offering, and prospective investors may receive no information regarding property acquisitions before buying Shares. Furthermore, the Company may not achieve diversification in its property holdings.

   o Company borrowing is permitted within limits set forth in the Company's Bylaws, and would entail additional risks such as reduction of cash available for distribution and risk of default. See "Risk Factors -- Possible Borrowing; Debt Financing May Reduce Cash Flow and Increase Risk of Default."

   All of the Shares offered hereby are being sold by the Company. It is expected that approximately 84.5% of the gross offering proceeds will be available for investment in properties and 0.5% allocated to a working capital reserve. The balance of proceeds will pay expenses and fees of the Advisor and others. See "Estimated Use of Proceeds."


   THE OFFERING WILL TERMINATE WHEN ALL SHARES HAVE BEEN SOLD OR ONE YEAR FROM THE DATE HEREOF, UNLESS SOONER TERMINATED BY THE COMPANY OR EXTENDED FOR UP TO AN ADDITIONAL YEAR. SEE "SUMMARY OF THE OFFERING -- THE OFFERING" AND "PLAN OF DISTRIBUTION."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
      PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED
       THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS
                                    UNLAWFUL.

================================================================================

                             Price to         Selling               Proceeds to
                             the Public    Commissions(1)(2)      the Company(3)
--------------------------------------------------------------------------------
Per Share (4).............  $          9      $      0.675         $      8.325
Total Minimum Offering ...  $ 15,000,000      $  1,125,000         $ 13,875,000
Total Maximum Offering(5).  $250,000,000      $ 18,750,000         $231,250,000
================================================================================
(1) The Shares are being offered on a "best-efforts" basis exclusively through David Lerner Associates, Inc. (the "Managing Dealer") pursuant to an Agency Agreement. Under the Agency Agreement, the Managing Dealer may engage other broker-dealers. The Company has agreed to indemnify the Managing Dealer and such other broker-dealers against certain liabilities, including liabilities under the Securities Act of 1933.
(2) Payable to David Lerner Associates, Inc., the Managing Dealer, which will also receive a Marketing Expense Allowance equal to 2.5% of the purchase price of the Shares.

(3) Before deducting other expenses payable by the Company in connection with the offering. Such expenses are estimated at $825,000 for the minimum offering and $7,250,000 for the maximum offering (including the Marketing Expense Allowance referred to in (2)). See "Estimated Use of Proceeds."

(4) At such time as the Minimum Offering of $15,000,000 is achieved, the per Share offering price will become $10. At $10 per Share, the Selling Commission per Share will be $0.75 and the Proceeds to the Company per Share (before deducting other expenses) will be $9.25.

(5)  The Company estimates that approximately  400,000 Shares ($4,000,000 at $10
     per  Share)  will  be  purchased  through  Shareholders'   reinvestment  of
     distributions during the offering period. See "Plan of Distribution."

                          DAVID LERNER ASSOCIATES, INC.
                  477 JERICHO TURNPIKE, SYOSSET, NEW YORK 11791

                 The date of this Prospectus is November 19, 1996

   Each purchaser of Shares must certify that he has either (i) a minimum annual gross income of $50,000 and a net worth of at least $50,000 (exclusive of equity in home, home furnishings and personal automobiles), or (ii) a net worth (similarly defined) of at least $100,000, or $150,000 in the case of Kentucky and North Carolina purchasers. No purchaser of Shares may purchase Shares costing more than 10% of the purchaser's net worth (similarly defined).

   Until February 17, 1997, all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a copy of this Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

   No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made by this Prospectus, and, if given or made, such other information or representations must not be relied upon. This Prospectus does not constitute an offer in any state in which such offer may not legally be made. The delivery of this Prospectus at any time does not imply that information herein has not changed as of any time subsequent to its date.

                              AVAILABLE INFORMATION

   A registration statement under the Securities Act has been filed with the Securities and Exchange Commission, Washington, D.C., with respect to the Shares. This Prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the Shares, reference is made to the registration statement, including the exhibits filed as part thereof.

   Apple Residential Income Trust, Inc., with principal executive offices at 306 East Main Street, Richmond, Virginia 23219, telephone number (804) 643-1761, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Commission. The reports, proxy and information statements and other information and the Registration Statement and the exhibits and financial statement schedules thereto filed by the Company with the Commission can be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 13th Floor, 7 World Trade Center, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the material can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Company files reports, proxy and information statements and other information with the Commission electronically. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Web site is http.//www.sec.gov.

                                TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
AVAILABLE INFORMATION ..............................................    i
SUMMARY OF THE OFFERING ............................................    1
RISK FACTORS .......................................................   10
Absence of Public Trading Market ...................................   10
Uncertainty Regarding Return of Investment .........................   11
Right of Refusal May Affect Sales ..................................   11
Compensation to Affiliates is Payable Before
Distributions and Will Reduce Investors'
Return .............................................................   11
Acquisition, Management and Other Fees and
Expenses Will Reduce Return ........................................   11
Conflicts of Interest ..............................................   12
Prior Performance Difficulties of Certain
Affiliates .........................................................   12
Potential Dilution of Shareholders' Interests ......................   13
Uncertainty Regarding Revenues and Expenses ........................   13
Environmental Problems and Liabilities .............................   14
Competition for Properties and Tenants .............................   14
Uninsured Losses ...................................................   15
Risk of Insufficient Cash Available for
 Distribution ......................................................   15
Lack of Operating History; No Assurance of
 Success ...........................................................   15
Size of Offering -- Possible Lack of
 Diversification and Lower Return ..................................   15
Delay in Investment in Real Property ...............................   15
No Specified Properties ............................................   15
Possible Borrowing; Debt Financing May Reduce Cash
 Flow and Increase Risk of Default .................................   16
Federal Income Tax Risks ...........................................   17
  Failure to Achieve or Maintain REIT Status .......................   17
  Uncertainties in and Possible Changes to the Tax
   Law .............................................................   17
Required Reliance on Management ....................................   18
Possible Changes in Investment Objectives and
 Policies May Not Serve the Interests of Certain
 Shareholders ......................................................   18
Responsibilities of Directors, Advisor and
 Affiliates -- Possible Inadequacy of Remedies;
 Directors, Advisor and Affiliates benefit from
 Exculpation and Indemnification Provisions ........................   18
Arbitrary Share Offering Prices ....................................   19
Advisor and Affiliates May Purchase and Vote
 Shares ............................................................   19
Accumulation Restrictions ..........................................   19
Joint Venture Investments -- Risks of Conflicting
 Interests and Impasse .............................................   19
ESTIMATED USE OF PROCEEDS ..........................................   20
COMPENSATION .......................................................   21
CONFLICTS OF INTEREST ..............................................   24
 General ...........................................................   24
 Transactions with Affiliates and Related Parties ..................   25
 Competition by the Company with Affiliates ........................   25
 Competition for Management Services ...............................   25
 Lack of Separate Representation ...................................   26
INVESTMENT OBJECTIVES AND POLICIES .................................   26
 General ...........................................................   26
 Investment Criteria ...............................................   28
 Types of Investments ..............................................   28
 Diversification ...................................................   29
 Joint Venture Investments .........................................   29
 Borrowing Policies ................................................   30
 Management of Properties ..........................................   31
 Reserves ..........................................................   31
 Sale and Refinancing Policies .....................................   31
 Changes in Objectives and Policies ................................   33
DISTRIBUTION POLICY ................................................   34
BUSINESS AND PROPERTIES ............................................   34
 Business ..........................................................   35
 Legal Proceedings .................................................   36
 Regulation ........................................................   36
 Properties Owned by The Company ...................................   36
 Property Acquisition and Management
  Compensation .....................................................   37
MANAGEMENT .........................................................   37
 Directors and Officers ............................................   37
 Committees of Directors ...........................................   39
 Director Compensation .............................................   39
 Indemnification and Insurance .....................................   40
 Officer Compensation ..............................................   40
 Stock Incentive Plans .............................................   40
 The Incentive Plan ................................................   40
 Directors' Plan ...................................................   41
 Stock Option Grants ...............................................   42
THE ADVISOR AND AFFILIATES .........................................   43
 General ...........................................................   43
 The Advisory Agreement ............................................   43
 Apple Realty Group, Inc. ..........................................   44
 Apple Residential Management Group, Inc. ..........................   45
 Price Performance of Programs Sponsored by
  Affiliates of the Advisor ........................................   45

                                                                       PAGE
                                                                     ------
PRINCIPAL AND MANAGEMENT STOCKHOLDERS ...............................   47
FEDERAL INCOME TAX
 CONSEQUENCES .......................................................   48
 Federal Income Taxation of the
  Company ...........................................................   48
 Requirements for Qualification as a REIT ...........................   49
  Organizational Requirements .......................................   49
  Income Tests ......................................................   49
  Asset Tests .......................................................   51
  Annual Distribution Requirement ...................................   51
  Failure to Qualify as a REIT ......................................   52
 Federal Income Taxation of the Shareholders ........................   52
 Investment by Tax-Exempt Entities ..................................   53
 Foreign Investors ..................................................   54
  Foreign Shareholders ..............................................   54
  Backup Withholding ................................................   55
 State and Local Taxes ..............................................   55
INVESTMENT BY TAX-EXEMPT ENTITIES ...................................   55
 Unrelated Business Taxable Income ..................................   55
 ERISA Considerations ...............................................   55
CAPITALIZATION ......................................................   57
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION ..........................................................   57
PLAN OF DISTRIBUTION ................................................   57
DESCRIPTION OF CAPITAL STOCK ........................................   59
 General ............................................................   59
 Repurchase of Shares and Restrictions on
  Transfer ..........................................................   59
 Facilities for Transferring Shares .................................   61
 Transfer Agent and Registrar .......................................   61
SUMMARY OF ORGANIZATIONAL DOCUMENTS .................................   61
 Board of Directors .................................................   61
 Responsibility of Board of Directors, Advisor,
  Officers and Employees ............................................   62
 Issuance of Securities .............................................   63
 Redemption and Restrictions on Transfer ............................   63
 Amendment ..........................................................   64
 Shareholder Liability ..............................................   64
SALES LITERATURE ....................................................   64
REPORTS TO SHAREHOLDERS .............................................   64
LEGAL OPINIONS ......................................................   65
EXPERTS .............................................................   65
EXPERIENCE OF PRIOR PROGRAMS ........................................   66
GLOSSARY ............................................................   71
INDEX TO FINANCIAL STATEMENTS OF
 THE COMPANY ........................................................   F-1
SUBSCRIPTION AGREEMENT ........................................   Exhibit A

                             SUMMARY OF THE OFFERING

   The following is a summary of important information contained in this Prospectus, but is not complete and is qualified in its entirety by reference to the entire Prospectus. Certain capitalized terms used in this Prospectus are defined, or are defined with more particularity, under "Glossary."

   The Company. Apple Residential Income Trust, Inc. (the "Company") is a Virginia corporation which will elect to be treated for federal income tax purposes, and intends to qualify on a continuing basis, as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). The principal executive offices of the Company are located at 306 East Main Street, Richmond, Virginia 23219 (telephone: 804-643-1761). The Company is newly-organized and has no significant assets.

   The Advisor and Affiliates. Apple Residential Advisors, Inc. (the "Advisor") is the advisor to the Company and will provide its day-to-day management under an agreement (the "Advisory Agreement") between the Company and the Advisor. The advisor is newly organized and has no significant assets. The property manager for the Company will be Apple Residential Management Group, Inc. ("ARM"). Property acquisition and disposition services will be provided to the Company by Apple Realty Group, Inc. ("ARG"). ARM and ARG are also newly-organized and have no significant assets.

   All of the common stock of the Advisor, ARM and ARG is owned by Glade M. Knight. However, each of the Advisor and ARM has a class of preferred stock, all of which will be owned by Cornerstone Realty Income Trust, Inc. ("Cornerstone"). Cornerstone is a real estate investment trust, originally organized by Mr. Knight and certain of his Affiliates, engaged in the business of acquisition and ownership of apartment communities in the mid-Atlantic and southeastern regions of the United States.

   Each of the Advisor, ARM and ARG will have its own officers and/or employees to provide some of the services agreed to be provided by such companies to the Company. In addition, however, Cornerstone has agreed to make available to the Advisor and ARM its officers and employees to consult with and assist the officers and employees of the Advisor and ARM in providing services to the Company.


   In addition to the foregoing, and as discussed under "Investment Objectives and Policies -- Sale and Refinancing Policies," the Company has granted to Cornerstone a right of first refusal to purchase properties owned by the Company and proposed for sale, and a right of first refusal to become the acquiring party if the Company proposes any disposition or transfer of the Company or substantially all of its assets, stock or business (whether through sale, exchange, merger, consolidation, lease, share exchange or otherwise).

   Risk Factors. An investment in Shares involves certain risks (described more fully under "Risk Factors"), including the following:

   o There will be no public trading market for the Shares for an indefinite period of time, if ever. Accordingly, Shareholders may be required to hold their Shares for an indefinite length of time. Shareholders may be unable to resell their shares at all, or may be able to resell them only at a substantial discount from the purchase price.

   o Because the Company has no obligation and no specific plan to list the Shares or sell its properties at any particular time, investors may not receive a return of their investment for an indefinite period, if ever.

   o Cornerstone's right of first refusal to purchase properties or other assets of the Company may tend to decrease the price the Company is able to obtain for its assets, since third parties may be reluctant to negotiate a purchase transaction knowing that Cornerstone can substitute itself as purchaser. The presence of the right of first refusal may, as a practical matter, result in the Company selling assets to Cornerstone at a price below that which it could obtain in a freely-negotiated sale to a third party.

   o The Advisor and its Affiliates will receive substantial compensation from the Company. Such compensation has been established without the benefit of arm's-length negotiation. See "Compensation." The payment of compensation to the Advisor, its Affiliates and others from proceeds of the offering and property revenues will reduce the amount of proceeds available for investment in properties, or the cash available for distributions, and will therefore tend to reduce the return on Shareholders' investments. In particular, the payment of such compensation means that the investment return to Shareholders from the Company will likely be less than could be obtained by a Shareholder's direct acquisition and ownership of the same properties. The compensation is generally payable regardless of Company profitability, and is generally payable prior to, and without regard to whether the Company has sufficient cash for, distributions.

   o The Advisor and its Affiliates will be subject to various conflicts of interest in their dealings with the Company. Generally, such conflicts arise because certain Directors and officers of the Company (i) are also principals in or have relationships with other companies which will enter into contracts with the Company, and (ii) are, and will in the future be, principals in other programs which may compete with the Company. While certain policies and procedures, described under "Conflicts of Interest," will be implemented to ameliorate potential conflicts of interest, certain conflicts of interest cannot be completely ameliorated. To the extent there are conflicts of interest, the Advisor or its Affiliates may be inclined to favor there own interests over those of the Company. The principal conflict of interest currently involving the Company is that Glade M. Knight, who is a Director, Chairman of the Board and the President of the Company, also owns the Advisor, Apple Residential
Management Group, Inc. and Apple Realty Group, Inc., all of which provide services to the Company in exchange for compensation. The business and affairs of the Company are controlled by the Company's Board of Directors, a majority of whom are not Affiliated with the Advisor and its Affiliates. Prospective Shareholders must rely upon the Board of Directors to supervise the relationship between the Company, on the one hand, and the Advisor and its Affiliates, on the other hand, to ensure that any adverse effect of any potential conflict of interest is minimized. Prospective Shareholders should note, however, that Mr. Knight could have influence on the Board of Directors disproportionate to his voting power because he is engaged on a full-time basis in the operation of the Company and its properties.

   o Certain private partnerships sponsored by Affiliates of the Advisor have experienced certain adverse business developments (bankruptcy reorganizations and/or property foreclosures). See "The Advisor -- Prior Performance of Programs Sponsored by Affiliates of the Advisor."

   o Purchasers of the Shares offered hereby may experience dilution in the net tangible book value of the Shares from the public offering price. In particular, Shareholders will experience dilution if Glade M. Knight converts his Class B Convertible Shares into Common Shares. See "Principal and Management Stockholders."

   o The investment in residential apartment communities (and other real property, if any) involves many potential risks, including high vacancy rates, competition for tenants, expenses (including those related to taxes, insurance and property maintenance) exceeding income (which could necessitate borrowing to fund deficits), on-site environmental problems, and possible uninsurable losses. There can be no assurance that the Company's properties will operate profitably, appreciate in value or generate cash for distribution.

   o If the Company were to incur significant unanticipated cash expenditures, the amount of cash available for distribution would decline. There can be no assurance that the Company will maintain any specific level of distributions to Shareholders.

   o Neither the Company nor the Advisor has any operating history. The Company may not operate successfully or achieve its objectives.

   o There can be no assurance the Company will achieve significant diversification in the properties it acquires. The fewer properties purchased, the greater the risk that the Company's profitability will be affected by a single unproductive property.

   o The Company may experience delays in finding suitable properties to acquire, which could adversely impact the Company's profitability.

   o The Company has not identified any properties to be acquired with the proceeds from this offering of the Shares. Accordingly, prospective investors may not have the opportunity to evaluate the assets to be acquired with the proceeds of the offering before purchasing Shares.

   o Although not anticipated, except on the limited interim basis described under "Business and Properties-Properties Owned by the Company," borrowing by the Company is permitted, subject to certain limitations. Company borrowing would entail additional risks, including the risks that required principal and interest payments would reduce distributions to Shareholders, and that the Company could lose properties securing borrowings through foreclosure.

   o The ability of the Company to operate as planned will depend upon its continuing to qualify as a "real estate investment trust" for federal income tax purposes. If the Internal Revenue Service (the "Service") were to determine that the Company failed to meet the requirements for REIT status or if the Company fails to maintain REIT status on a continuing basis, it will not be able to achieve its investment objectives.

   o Shareholders will not have any active participation in the management of the Company and must rely on the management expertise provided by the Board of Directors, the Advisor and its Affiliates. In such regard, the Board of Directors has significant discretion to modify the investment objectives and policies of the Company. Further, the Directors and officers of the Company and the Advisor will benefit from certain provisions limiting their liability and providing them with certain rights to indemnification with respect to actions taken by them on behalf of the Company.

   o The per-Share offering prices have been established arbitrarily and may bear no relation to the actual value of the Company or the Shares.

   o In order to help assure continued REIT qualification, the Company's Bylaws generally prohibit ownership of more than 9.8% of the Company's outstanding Shares by one investor. This provision may have the effect of precluding or making more difficult changes in control of the Company, even if such changes might otherwise be beneficial.

   The Offering. The Shares are offered at $9 per Share until the Minimum Offering of $15,000,000 in Shares is achieved. Thereafter, the Shares will be offered at $10 per Share.

   The offering made by this Prospectus will continue until all Common Shares of the Company (the "Shares" or "Common Shares") offered under this Prospectus have been sold or until one year from the date of this Prospectus, unless the Company terminates the offering at an earlier date or extends it beyond such date for up to an additional year. In some states, extension of the offering may not be allowed or may be allowed only upon certain conditions. Closings will occur from time to time during the offering period. The Shares are being offered through David Lerner Associates, Inc. and other selected broker-dealers. All of the Shares offered hereby are being sold by the Company.

   If at least $15,000,000 in Shares (the "Minimum Offering") have not been sold no later than one year after the date of this Prospectus, the offering will terminate and all funds theretofore deposited by investors into the escrow account (the "Escrow Account"), with First Union National Bank of North Carolina as escrow agent, will be refunded promptly to investors, with any interest earned thereon (less withholding of taxes in respect to payment of interest, if applicable). A closing will occur after the Minimum Offering is achieved (the "Initial Closing"). Thereafter, closings will occur from time to time during the offering period. After the Minimum Offering amount is sold, there is no requirement for an Escrow Account, and if there is an Escrow Account, there is no limitation on the party which may act as escrow agent.

   In no event is the Company required to accept the proffered subscription of any prospective investor, and no such proffered subscription shall become binding on the Company until a properly completed Subscription Agreement prepared and executed by the prospective investor has been accepted by a duly authorized representative of the Company. The Company will either accept or reject each subscription within four business days from the receipt of the subscription by the Managing Dealer or a Selected Dealer. The Company intends to cause to be paid from any escrow account each investor's share of net interest on escrowed funds, whether or not the investor's subscription for Shares is accepted. The Company reserves the right to adopt reasonable simplifying conventions or assumptions in determining each investor's share of such net interest. Investors' subscriptions will be revocable by written notice delivered to the escrow agent at least five days before the applicable closing. Subject to the foregoing, an investor's subscription funds may remain in escrow for an indefinite period of time.

   The minimum investment for investors is $5,000 (approximately 555.56 Shares at $9 per Share, and 500 Shares at $10 per Share), except that Qualified Plans (defined as qualified employee pension or profit-sharing trusts, Keogh Plan trusts and IRAs) may purchase a minimum of $2,000 (approximately 222.22 Shares at $9 per Share and 200 Shares at $10 per Share). The record holders of the Company's Shares will be the "Shareholders" of the Company.

   As described under "Plan of Distribution," it is expected that investors purchasing Shares in this offering will be able to elect to reinvest any distributions from the Company in additional Shares available in this offering, for as long as this offering continues. This option is referred to as the "Additional Share Option." The Company estimates that approximately 400,000 Shares ($4,000,000 at $10 per Share) offered through this Prospectus will be purchased through Shareholders' reinvestment of distributions in Shares pursuant to the Additional Share Option, but the number of Shares which will be so purchased cannot be determined at this time. Shares purchased pursuant to the Additional Share Option will be at the same price per Share and on the same terms applicable generally to subscriptions in this offering effective at the time of reinvestment. Shareholders electing the Additional Share Option will be taxed as if they received the reinvested distributions. See "Plan of Distribution."

   The Board of Directors is authorized, without Shareholder approval, to issue additional Shares or other equity or debt securities of the Company, on such terms and for such consideration as it may deem advisable. Without limiting the generality of the foregoing, the Board of Directors may, in its sole discretion, issue Shares or other equity or debt securities of the Company, (1) to persons from whom the Company purchases property, as part or all of the purchase price of the property, or (2) to the Advisor or its Affiliates in lieu of cash payments required under the Advisory Agreement or other contract or obligation. The Board of Directors, in its sole discretion, may determine the value of any Shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to the Company, except that while Shares are offered by the Company to the public, the public offering price of such Shares shall be deemed to be their value. See "Summary of Organizational Documents -- Issuance of Securities."

   Affiliates of the Advisor. The term "Affiliate" used in this Prospectus, which term is defined in the Glossary, refers generally to a person or entity which is related to another specified person or entity through common control, through significant (10% or more) equity ownership, or by serving as an officer or director of (or in a similar capacity with) such specified entity. Affiliates of the Advisor include Apple Realty Group, Inc., Apple Residential Management Group, Inc. and Glade M. Knight, who owns all of the outstanding common stock of the Advisor, Apple Realty Group, Inc. and Apple Residential Management Group, Inc.


   Glade M. Knight is a Director, Chairman of the Board and President of the Company. Mr. Knight was also principally responsible for organizing Cornerstone Realty Income Trust, Inc., and is a Director, Chairman of the Board, President and shareholder of Cornerstone Realty Income Trust, Inc.

   The following diagram shows the relationship  between the Company, on the one
hand,  and the Advisor,  certain  Affiliates  of the Advisor,  and   Cornerstone
Realty Income Trust, Inc., on the other hand.


                                 Shareholders




                                     Common
                                     Shares

                                   The Company
      (1)                             (2)                              (3)
Apple Residential               Apple Residential                  Apple Realty
  Advisors, Inc.              Management Group, Inc.                Group, Inc.










common            preferred         common          preferred          common
 stock              stock           stock             stock            stock





Glade M.         Cornerstone        Glade M.        Cornerstone       Glade M.
 Knight          Realty Income       Knight        Realty Income       Knight
                 Trust, Inc.                         Trust, Inc.



(1) Apple Residential Advisors, Inc. will be the Advisor to the Company under an Advisory Agreement. See "The Advisor and Affiliates--The Advisory Agreement."

(2)  Apple Residential  Management Group, Inc. will provide property  management
     services    to   the    Company.    See    "Investment    Objectives    and
     Policies--Management of Properties."


(3)  Apple Realty Group, Inc. will provide to the Company services pertaining to
     property    acquisition   and    disposition.    See   "The   Advisor   and
     Affiliates--Apple Realty Group, Inc."

   Estimated Use of Proceeds. The proceeds of the offering will be used (i) to pay expenses and fees of selling the Shares; (ii) to invest in properties; (iii) to pay expenses and fees associated with acquiring properties; and (iv) to establish a working capital reserve. It is estimated that, if the Minimum Offering is sold, the expenses and fees described in clauses (i) and (iii) of the preceding sentence will aggregate 15% of the gross offering proceeds, that the amount available to invest in properties will be 84.5% of the gross offering proceeds, after establishing a working capital reserve equal to 0.5% of gross offering proceeds. See "Estimated Use of Proceeds."

   Compensation. The officers of the Company are not paid salaries by the Company. Such officers are officers of the Advisor and its Affiliates, which entities are entitled to certain fees for services rendered by them to the Company. Thus, the officers of the Company are, in essence, compensated by the Advisor or its Affiliates. Compensation and reimbursements payable to the Advisor and its Affiliates are listed below. See "Compensation." Except as indicated, the maximum dollar amount of such compensation and reimbursements is not now determinable.

   o The Advisor is entitled to receive an annual Asset Management Fee, based upon the ratio of Funds from Operations to Total Contributions (such ratio is called the "Return Ratio"), of between 0.1% and 0.25% of Total Contributions. The percentage used to determine the Asset Management Fee will be 0.1% if the Return Ratio for the preceding calendar quarter is 6% or less, 0.15% if the
Return Ratio for the preceding calendar quarter is more than 6% but not more than 8%, and 0.25% if the Return Ratio for the preceding calendar quarter is more than 8%. ("Funds from Operations" is defined as net income (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real property, and after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures, if any. "Total Contributions" is defined as the gross proceeds from the sale of the Shares.) See "The Advisor and Affiliates -- The Advisory Agreement."

   o Assuming the Minimum Offering amount ($15,000,000) is sold, the annual Asset Management Fee would be between $15,000 and $37,500. Assuming the Maximum Offering amount ($250,000,000) is sold, the annual Asset Management Fee would be between $250,000 and $625,000. The Company believes that Funds from Operations is an appropriate measure to use in determining the fees to be paid to the Advisor because it ties compensation to an indicator of performance, namely an industry-recognized measure of funds available from operations. "Funds from Operations" is not the same as cash generated from operating activities in accordance with generally accepted accounting principles, and, therefore, should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity.


   o Apple Residential Management Group, Inc., an Affiliate of the Advisor, will manage the Company's properties and will receive a property management fee equal to 5% of the monthly gross revenues of the properties. In addition, the Company will reimburse Apple Residential Management Group, Inc. for its expenses, including salaries and related overhead expenses, associated with accounting and financial reporting services rendered by Apple Residential Management Group, Inc. under the property management agreements.


   o Apple Realty Group, Inc., an Affiliate of the Advisor, will serve as the real estate broker in connection with the Company's purchases and sales of properties, and will receive fees from the Company of up to 2% of the gross purchase price of each property and up to 2% of the gross sale prices. If the person from whom the Company purchases or to whom the Company sells a property pays any fee to Apple Realty Group, Inc., such amount will decrease the amount of the Company's obligation to Apple Realty Group Inc. Apple Realty Group, Inc. will not be entitled to any disposition fee in connection with a sale of a property by the Company to Cornerstone Realty Income Trust, Inc. or any Affiliate of Apple Realty Group, Inc., but will be reimbursed for its costs in marketing such property. See "Investment Objectives and Policies - Sale and Refinancing Policies" for a discussion of the possibility that properties will be sold by the Company to Cornerstone Realty Income Trust, Inc.

   o The Advisor and its Affiliates will be entitled to reimbursement for actual costs incurred by them in connection with the offering of the Shares and the operation of the Company.

   o The Advisor and its Affiliates may provide other services or property to the Company under certain conditions, and will be entitled to payment therefor. Such conditions generally include the requirement that the transaction be approved by the affirmative vote of a majority of the "Independent Directors," who are those Directors who are not Affiliated with the Advisor. There are currently no plans for the providing of material services or property of the type described in this paragraph.

   Investment Objectives and Policies; Liquidity. The principal investment objectives of the Company are to: (i) preserve and protect the capital of the Company; (ii) provide quarterly distributions to the Shareholders, a portion of which may constitute a nontaxable return of capital (rather than current taxable income); and (iii) provide long-term capital appreciation in the value of the Company's investments. The Company does not intend to make distributions from borrowings or refinancings.

   The Company anticipates that achievement of these objectives will enable it to provide Shareholders with appreciation in the value of their Shares. There can be no assurance that the Company will achieve these objectives. Attainment of the objectives is contingent in part upon the Company's ability to acquire suitable properties. See "Investment Objectives and Policies -- General."

   The Company plans to invest in existing residential apartment communities in Texas and the southwestern region of the United States. Diversity in geographic location will be a consideration for investment. See "Investment Objectives and Policies -- Diversification."


   The Company's management believes there is substantial opportunity for growth from acquisitions of multi-family properties in Texas and the southwestern region of the United States. Management believes that the current real estate environment is conducive to advantageous acquisitions of existing multi-family properties that meet the Company's investment criteria. In many instances, such acquisitions may be made for less than the cost of new construction.

   Prior to this offering there has been no public market for the Shares, and initially such a market is not expected to develop. The Company does not plan to cause the Shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While the Company, acting through its Board of Directors, may cause the Shares to be so listed or quoted if the Board of Directors determines such action to be prudent, there can be no assurance that such event will ever occur. Prospective Shareholders should view the Shares as illiquid and must be prepared to hold their investment for an indefinite length of time. Currently, the Company expects that within approximately three (3) years from Initial Closing, it will use its best efforts either (i) to cause the Shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or
(ii) to cause the Company to dispose of substantially all of its properties in a manner which will permit distributions to Shareholders of cash or marketable securities. The taking of either type of action would be conditioned on the Board of Directors determining such action to be prudent and in the best interests of the Shareholders, and would be intended to provide Shareholders with liquidity either by initiating the development of a market for the Shares or by disposing of properties and distributing to Shareholders cash or other securities then being actively traded. However, the Company is under no obligation to take any of the foregoing actions, and any such action, if taken, might be taken after the referenced three-year period. See " Risk Factors -- Absence of Public Trading Market."


   The Company intends to purchase its properties either on an all-cash basis or using the limited interim borrowing described under "Business and Properties - Properties Owned by the Company." The Company will endeavor to repay any interim borrowing with proceeds from the sale of Shares and thereafter to hold its properties on an unleveraged basis. However, for the purpose of flexibility in operations, the Company has the right, subject to the approval of the Board of Directors, to borrow. See "Investment Objectives and Policies -- Borrowing Policies." Subject to this limitation, the investment policies of the Company do not restrict the Company to any one method of financing its operations. Therefore, it may purchase investment properties subject to financing or mortgages existing before the date of purchase, use either seller or new institutional financing or borrow from the Advisor or its Affiliates. The Company's Bylaws prohibit the Company from incurring debt
(secured or unsecured) if such debt would result in aggregate debt exceeding 100% of "Net Assets" (defined generally to mean assets at cost), before subtracting liabilities, unless the excess borrowing is approved by a majority of the Independent Directors and disclosed to the Shareholders as required by the Bylaws. The Bylaws also prohibit the Company from allowing aggregate borrowings to exceed 50% of the Company's "Adjusted Net Asset Value" (defined generally to mean assets at fair market value), before subtracting liabilities, subject to the same exception. In addition, the Bylaws provide that the aggregate borrowings of the Company must be reasonable in relation to the Net Assets of the Company and must be reviewed quarterly by the Directors.

   The investment return to Shareholders from the Company will likely be less than could be obtained by a Shareholder's direct acquisition and ownership of the same properties because (i) the Company will pay, partly to Affiliates of Directors, substantial "front-end" fees (that is, fees paid directly from funds received from sales of the Shares) to sell the Shares and acquire properties, which will reduce the net proceeds available for investment in properties; and
(ii) the Company will likely pay, principally to the Advisor and its Affiliates, substantial management and related compensation (which might be greater than the fees for property management which a direct owner would incur), which will reduce funds available for distribution to Shareholders. Thus, for example, if only 84.5% of the gross proceeds of the offering are available for investment in properties, revenues may be reduced by 15.5% compared to revenues in the absence of such front-end fees. Similarly, any profit from appreciation in values of properties could be commensurately reduced to the extent gross offering proceeds are used to pay front-end fees.

   Distribution Policy. The Company's policy and objective will be to pay to Shareholders regular distributions. The timing and amounts of distributions will be determined by the Board of Directors, acting in its sole discretion.

   Business and Properties. The Company has been established to provide Shareholders with a professionally managed portfolio of real estate equity interests consisting primarily of existing residential apartment communities in Texas and the southwestern region of the United States which have the potential for current cash flow and capital appreciation.

   Federal Income Tax Consequences. The Company will elect to be treated, and intends to qualify on a continuing basis, as a REIT. The Company anticipates that it will qualify as a REIT throughout its existence, but there can be no assurance that the Company will so qualify. As a REIT, the Company will be allowed a deduction for the amount of distributions paid to its Shareholders, thereby subjecting the distributed net income of the Company to taxation only at the Shareholder level. The Company's continued qualification as a REIT will depend upon its compliance with numerous requirements, including requirements as to the nature of its income. For a discussion of the risk that the Company may fail to meet one or more of the requirements for REIT status, see "Risk Factors -- Federal Income Tax Risks." Each year, the Company will send to each Shareholder a Form 1099 that will report the amount of income taxable to such Shareholder for the preceding year.

   As a REIT, the Company will deduct from its taxable income amounts distributed to Shareholders and, therefore, will pay no tax on amounts distributed to Shareholders. Distributions generally will be considered taxable dividends to Shareholders to the extent of the Company's earnings and profits, and, to such extent, will be considered portfolio rather than passive income for purposes of Shareholders' use of investment expense deductions and passive losses. Any distributions in excess of the Company's earnings and profits will first reduce a Shareholder's basis in his or her Shares and, to the extent of such reduction, will not be taxable to such Shareholder. Any distributions in excess of both the Company's earnings and profits and the Shareholder's basis will generally be treated as capital gain. Shareholders who are corporations will not be eligible to claim the dividends-received deduction with respect to any distributions paid by the Company. See "Federal Income Tax Consequences."

   Description of Capital Stock. The authorized capital stock of the Company consists of 50,000,000 Common Shares, no par value and 200,000 Class B Convertible Shares, no par value. As of the date of this Prospectus, there were 10 Common Shares of the Company issued and outstanding. All 200,000 authorized Class B Convertible Shares are held by Glade M. Knight. See "Principal and Management Stockholders."

   The Common Shares will have the sole voting power to elect Directors. Holders of the outstanding Common Shares will be entitled to one vote per Share on all matters submitted to a vote of the Shareholders. In addition, the holders of the Common Shares will be entitled to participate equally in distributions paid in respect of the Shares if, when and as declared by the Board of Directors and in distributions of the net assets of the Company upon its liquidation, dissolution or winding up.

                                  RISK FACTORS


   Investment in the Shares involves various risks. No assurance can be given that the investment objectives of the Company will be achieved. In addition to the information set forth elsewhere in this Prospectus, investors should consider the following risks before making a decision to purchase the Shares.

ABSENCE OF PUBLIC TRADING MARKET

   Prior to this offering, there has been no public market for the Shares, and initially such a market is not expected to develop. The Company does not plan to cause the Shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While the Company, acting through its Board of Directors, may cause the Shares to be so listed or quoted if the Board of Directors determines such action to be prudent, there can be no assurance that such event will ever occur. Prospective Shareholders should view the Shares as illiquid and must be prepared to hold their investment for an indefinite length of time. Shareholders may be unable to resell their Shares at all, or may be able to resell them only at a substantial discount from the purchase price. Thus, the purchase of Shares should be considered a long-term investment.

   Currently, the Company expects that within approximately three (3) years from Initial Closing, it will use its best efforts either (i) to cause the Shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or (ii) to cause the Company to dispose of substantially all of its properties in a manner which will permit distributions to Shareholders of cash or marketable securities. The taking of either type of action would be conditioned on the Board of Directors determining such action to be prudent and in the best interests of the Shareholders, and would be intended to provide Shareholders with liquidity either by initiating the development of a market for the Shares or by disposing of properties and distributing to Shareholders cash or other securities then being actively traded. However, the Company is under no obligation to take any of the foregoing actions, and any such action, if taken, might be taken after the referenced three-year period.

   Many factors will bear on whether any such actions are prudent and feasible. The feasibility of causing the Shares to be listed or quoted will depend upon many factors, many of which are not presently determinable or are not within the control of the Company. Such factors would include general economic and market conditions, the Company's satisfaction of the legal listing or quotation requirements in effect at such time, the economic performance of the Company during the interim period, and the Company's financial condition at the time listing or quotation is considered. In addition, the size of the Company (in terms of its total assets and the diversification of its property portfolio), which will reflect the number of Shares sold in this offering, will bear upon the feasibility of listing or quoting the Shares for trading. In general, a smaller Company size may make it less feasible to cause the listing or quotation of the Shares.

   Cornerstone Realty Income Trust, Inc., a REIT organized by Affiliates of the Advisor, completed the initial closing of the public sale of its common shares in May, 1993. As of October 1, 1996, such common shares had not been listed or quoted on any national securities exchange, NASDAQ, or on any other established market, although it is expected that such common shares will be listed on an exchange by the end of 1996.

   The feasibility of disposing of the Company's properties will also depend on many factors, many of which are not presently determinable or are not within control of the Company. General economic and market conditions will affect the demand, if any, for the Company's properties and the prices which might be offered for them. Adverse developments affecting a market or a Company property after the Company's acquisition of a property may materially affect its market value. Even if some properties are attractive to prospective purchasers, the Company may determine that it is imprudent to dispose of only a portion of its portfolio. Conversely, the larger the Company is, the less likely it is that it will be able to dispose of substantially all of its properties within a relatively short period of time. If the Company receives marketable securities or other property, rather than cash, for the sale of its properties, it and any subsequent holders of such property will bear the risk of decrease in the value of such property.

UNCERTAINTY REGARDING RETURN OF INVESTMENT

   The Company is under no obligation and has no specific plans to list the Shares on any exchange or in any market or to sell its properties at any particular time. Since a Shareholder would generally recoup his original investment, if at all, only through a sale of his Shares or receipt of distributions from the Company's sale of its properties, a Shareholder may not receive a return of his investment for an indefinite period, if ever.

   As  discussed  below,   under  "Risk  of  Insufficient   Cash  Available  for
Distribution," there is also no assurance that the Company will maintain any specific level of distributions from operations to Shareholders.

RIGHT OF REFUSAL MAY AFFECT SALES

   The Company has granted to Cornerstone Realty Income Trust, Inc. a right of first refusal to purchase any property proposed for sale by the Company and a right of first refusal to become the acquiring party in any transaction proposed by the Company which would involve the sale or disposition of the Company or substantially all of its assets, business or stock (whether such transaction is structured as a sale, exchange, merger, consolidation, lease, share exchange or otherwise). See "Investment Objectives and Policies -- Sale and Refinancing Policies." Further, under its agreement with Cornerstone Realty Income Trust, Inc., if the Company defaults on its obligation to grant to Cornerstone Realty Income Trust, Inc. its right of first refusal to acquire a property or to become the acquiring party in any such proposed transaction, the Company will be obligated to pay to Cornerstone Realty Income Trust, Inc. as liquidated and agreed-upon damages cash in the amount of 3% of the aggregate consideration agreed to be paid for the property, assets, stock or business by any third party in the transaction with respect to which there is a breach. The presence of this liquidated damages provision is intended, in part, to cause the Company to comply with its agreements with Cornerstone Realty Income Trust, Inc. rather than breach such agreements in an effort to conclude a transaction with a third party at a higher price.

   The presence of the right of first refusal held by Cornerstone Realty Income Trust, Inc. with respect to various sale or disposition transactions which may be sought or proposed by the Company may materially hamper the Company's ability to obtain the highest possible price for its properties, assets, stock or business from a third party. A third party may be reluctant to engage in negotiations and due diligence with respect to a possible purchase or acquisition transaction knowing that Cornerstone Realty Income Trust, Inc. can substitute itself as purchaser or acquiror at the same purchase or acquisition price simply by exercising its right of first refusal. Thus the presence of the right of first refusal may make it difficult for the Company to sell its assets to anyone other than Cornerstone Realty Income Trust, Inc. The absence of competing prospective purchasers could tend to decrease the price the Company is able to obtain for its assets. Although any sale of assets by the Company to Cornerstone Realty Income Trust, Inc. will require the approval of a majority of the Independent Directors of the Company, and such requirement is intended to overcome any potential conflict of interest which might be involved in any such transaction, there can be no assurance that a sale by the Company to Cornerstone Realty Income Trust, Inc. would be on terms as favorable as a sale by the Company to a third party, since there may be no alternative to selling assets to Cornerstone Realty Income Trust, Inc.

COMPENSATION TO AFFILIATES IS PAYABLE BEFORE DISTRIBUTIONS AND WILL REDUCE INVESTORS' RETURN

   The Advisor and its Affiliates will receive substantial compensation from the Company in exchange for various services they have agreed to render to the Company. See "Compensation." This compensation has been established without the benefit of arms-length negotiation, and the payment of such compensation from proceeds of the offering and property revenues will reduce the amount of proceeds available for investment in properties, or the cash available for distribution, and will therefore tend to reduce the return on Shareholders' investments. In addition, the compensation is generally payable regardless of Company profitability, and is generally payable prior to, and without regard to whether the Company has sufficient cash for distributions.

ACQUISITION, MANAGEMENT AND OTHER FEES AND EXPENSES WILL REDUCE RETURN

   The investment return to Shareholders likely will be less than could be obtained by a Shareholder's direct acquisition and ownership of the same properties because (i) the Company will pay, principally to Affiliates of Directors, substantial "front-end" fees and expenses to sell the Shares, and acquire properties, which will reduce the net proceeds available for investment in properties; and
(ii) the Company will pay, principally to the Advisor and its Affiliates, substantial management and related compensation (which might be greater than the fees for property management that a direct owner would incur), which will reduce cash available for distribution to Shareholder. Thus, for example, if only 84.5% of the gross proceeds of the offering are available for investment in properties revenues may be reduced by 15.5% compared to revenues in the absence of such front-end fees. Similarly, any profit from appreciation in values of properties could be commensurately reduced to the extent gross offering proceeds are used to pay front-end fees.

CONFLICTS OF INTEREST

   The Advisor and its Affiliates will be subject to various conflicts of interest in their dealings with the Company. See "Conflicts of Interest." Generally, such conflicts of interest arise because certain Directors and officers of the Company (i) are also principals in other companies which will enter into contracts with the Company (principally for asset management and property management, acquisition and disposition services), and (ii) are, and will in the future be, principals in other real estate investment transactions or programs which may compete with the Company. Other possible transactions involving conflicts of interest would include the Company's acquisition of properties from the Advisor or an Affiliate (which is permitted under the conditions summarized in "Investment Objectives and Policies -- Investment Criteria"), and the Company borrowing from the Advisor or an Affiliate (which is permitted under the conditions summarized in "Investment Objectives and Policies -- Borrowing Policies").

   The differing types of compensation payable to the Advisor and its Affiliates present different potential conflicts of interest for such entities. Apple Realty Group, Inc. is paid an acquisition fee in connection with each acquisition of a property by the Company, and a disposition fee in connection with certain property dispositions. As a consequence, Apple Realty Group, Inc. may have an incentive to recommend the purchase or disposition of a property, in order to receive a fee, rather than based upon the best interests of the Company. Apple Residential Management Group, Inc. receives a property management fee which is a percentage of gross revenues from each property owned by the Company. This entity could, therefore, have an incentive to recommend that the Company retain a property, rather than dispose of it, so that Apple Residential Management Group, Inc. can continue to receive its property management compensation. Apple Residential Advisors, Inc. receives a fee which is a percentage of the total consideration received by the company with sale of Shares and therefore could have an incentive, from a compensation standpoint, to close the sales of Shares as rapidly as possible.

   As discussed under "Conflicts of Interest," the Company has implemented certain policies and procedures designed to eliminate or ameliorate the effects of potential conflicts of interest. For example, the business and affairs of the Company, including, without limitation, all of the relationships between the Company, on the one hand, and the Advisor and its Affiliates, on the other hand, are under the supervision and control of the Company's Board of Directors, a majority of whom is not Affiliated with the Advisor or its Affiliates. In evaluating the significance of a majority of the Board of Directors being unaffiliated, prospective Shareholders should bear in mind that Mr. Knight may have an influence on the Board of Directors disproportionate in relation to his voting power, since he is engaged day-to-day in the management of the Company and its properties. In general, if a person with responsibilities both to the Company and to an entity contracting with the Company, or both to the Company and to a program in competition with the Company, were to resolve a potential conflict of interest in such dual capacity against the interest of the Company, the operation of the Company could be adversely affected. However, in light of the policies and procedures implemented to ameliorate the effects of potential conflicts of interest, the Advisor and its Affiliates do not believe that the potential conflicts of interest will have a material adverse effect upon the Company's ability to realize its investment objectives, although there can be no assurance to this effect.

PRIOR PERFORMANCE DIFFICULTIES OF CERTAIN AFFILIATES

   Certain private partnerships previously organized by Affiliates of the Advisor have experienced certain operating difficulties. These operating difficulties led to (i) filings by certain partnerships for reorganization under Chapter 11 of the United States Bankruptcy Code, some of which filings ended in foreclosures on partnership property, and (ii) certain other partnerships consenting to negotiated foreclosures on their properties. Each such partnership owned a single property, and the adverse business development affecting the partnership therefore resulted in such partnership ceasing all cash distributions to investors. See "The Advisor and Affiliates -- Prior Performance of Programs Sponsored by Affiliates of the Advisor." The Advisor believes that all of the investment vehicles experiencing such difficulties had investment objectives and policies dissimilar to those of the Company, and that their difficulties are attributable to a combination of factors (principally high leverage, changes in tax laws, a general downturn in economic conditions and the unavailability of favorable financing) which are not expected to be applicable to the Company. In particular, the Company expects to acquire its properties on an all-cash basis. However, prospective investors should consider the experience of the Advisor and its Affiliates in evaluating an investment in the Company.

POTENTIAL DILUTION OF SHAREHOLDERS' INTERESTS

   Glade M. Knight, who is a Director, Chairman of the Board and President of the Company, holds certain Class B Convertible Shares which are convertible into Common Shares, as described under "Principal and Management Stockholders." The conversion by Mr. Knight of such Class B Convertible Shares into Common Shares will result in dilution of the Shareholders' interests.

   The Board of Directors is authorized, without Shareholder approval, to issue additional Shares or to raise capital through the issuance of options, warrants and other rights, on such terms and for such consideration as the Board of Directors in its sole discretion may determine. See "Summary of Organizational Documents -- Issuance of Securities." Any such issuance could result in dilution of the equity of the Shareholders. Without limiting the generality of the foregoing, the Board of Directors may, in its sole discretion, issue Shares or other equity or debt securities of the Company, (1) to persons from whom the Company purchases property, as part or all of the purchase price of the property, or (2) to the Advisor or its Affiliates in lieu of cash payments required under the Advisory Agreement or other contract or obligation. The Board of Directors, in its sole discretion, may determine the value of any Shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to the Company, except that while Shares are offered by the Company to the public, the public offering price of such Shares shall be deemed their value.

   The Company has adopted two stock incentive plans for the benefit of the Directors of the Company and certain employees of the Company and of the Advisor and its Affiliates. See "Management -- Stock Incentive Plans." The effect of the exercise of such options could be to dilute the value of the Shareholders' investments to the extent of any difference between the exercise price of an option and the value of the Shares purchased at the time of the exercise of the option.

   In addition, the Company expressly reserves the right to implement a dividend reinvestment plan involving the issuance of additional Shares by the Company, at an issue price determined by the Board of Directors.

UNCERTAINTY REGARDING REVENUES AND EXPENSES

   The Company's success depends upon maximizing revenues (primarily rent payments) while minimizing Company and property operating expenses, which in turn will be affected by property selection, property and Company management, property location, and local and general economic conditions. The Company's investment in residential apartment communities involves many potential risks bearing on potential revenues and expenses, including high vacancy rates, competition for tenants, expenses (including those related to taxes, insurance and property maintenance) exceeding income (which could necessitate borrowing to fund deficits), on-site environmental problems, and possible uninsurable losses. Although the Company and the Advisor and its Affiliates will seek to minimize the effect of factors such as these, some of such factors are beyond the control of such persons. In addition, to the extent such factors are within the control of such persons, the skill and ability of such persons to select, maintain and operate such properties will largely determine whether the Company will operate profitably. There can be no assurance that the Company's properties will operate profitably, appreciate in value or generate cash for distribution.

   Equity real estate investments tend to limit the ability of the Company to vary its portfolio promptly in response to changing economic, financial and investment conditions. These investments will be subject to risks such as adverse changes in general economic conditions or local conditions (for example, excessive building resulting in an oversupply of available space, or a decrease in employment, reducing the demand for real estate) as well as other factors affecting real estate values (for example, increasing labor, materials and energy costs, the attractiveness of the properties to tenants and the attractiveness of the surrounding area). Investments will also be subject to such risks as the inability of the Company to provide for adequate maintenance of its properties. If the Company found it necessary to borrow, its operations could be affected adversely by factors such as increased interest rates and reduced availability of debt financing. However, to the extent that the Company's investments are made on an all-cash basis, the risks relating to interest rates and availability of long-term financing are not present.

   The Company's investments will be primarily in existing residential apartment communities. Some of the proceeds may be allocated to the repair and renovation of such apartment communities. The Company's real estate equity investments will be subject to the risk of inability to attract or retain tenants, and to the risk of a decline in rental income as a result of adverse changes in economic conditions, local real estate markets, or other factors. Also, certain expenditures associated with equity investments (such as real estate taxes, the costs of maintenance, renovations or improvements, insurance and utility costs) are not necessarily decreased by events adversely affecting the Company's income from those investments. Should any such events occur, the Company's cash distributions to Shareholders may be impaired.

   While it is the policy of the Company primarily to buy income-producing properties at a price equal to or below their appraised values and below the replacement cost of similar structures, there is no assurance that any Company properties will operate at a profit, will appreciate in value, or will ever be sold at a profit, or that distributions will be paid by the Company. The marketability and value of any such properties will depend upon many factors beyond the control of the Board of Directors and the Advisor.

   If the Company does not operate profitably and exhausts its reserves, it might be required to borrow funds or liquidate some of its investments to pay fixed expenses of the Company which are not reduced by events which reduce income.

ENVIRONMENTAL PROBLEMS AND LIABILITIES

   While the Company intends to exercise due diligence by securing a report from a qualified environmental engineer prior to the acquisition of any property, there can be no assurance that hazardous substances or wastes will not be discovered on investment properties subsequent to acquisition by the Company. Federal law imposes liability on any owner of property or predecessor in title for the presence on the premises of improperly disposed hazardous substances. This liability is without regard to fault for or knowledge of the presence of such substances and may be imposed jointly and severally upon all succeeding landowners from the date of the first improper disposal. The laws of the states in which the Company may acquire properties may have additional requirements. If it is ever determined that hazardous substances are present on a property, the Company could be required to pay all costs of any necessary cleanup work, although under certain circumstances claims against other responsible parties could be made by the Company.

COMPETITION FOR PROPERTIES AND TENANTS

   The results of operations of the Company will depend upon the availability of suitable opportunities for investment of its funds, which in turn depends to a large extent on the type of investment involved, the condition of the financial markets, the nature and geographical location of the property, and other factors, none of which can be predicted with certainty. The Company will be competing for acceptable investments with other financial institutions, including insurance companies, pension funds and other institutions, real estate investment trusts, and limited partnerships that have investment objectives similar to those of the Company. Many of these competitors have greater resources than the Company, and may have greater experience than the Board of Directors, the Advisor and its Affiliates.

   In addition, when the Company owns a particular property it will be competing for tenants with many other properties in the same market. Various competing properties may be newer than the Company's property, or may offer superior amenities, a superior location, perceived superior management or other advantages over the Company's property. The adverse impact of competition may be greater during times of local or general economic downturns. The general effect of such competition may be a decrease in the occupancy rate at Company properties, a decrease in rental rates at Company properties, or both, which in turn will mean a decrease in Company income and lower, if any, distributions by the Company to Shareholders.

UNINSURED LOSSES

   The Advisor will arrange for comprehensive insurance, including fire, liability, and extended coverage on all investment properties. However, there are certain types of losses (generally of a catastrophic nature) which may be either uninsurable or not economically insurable. These losses generally include those resulting from war, earthquakes and floods, as well as punitive damages. If any such loss occurs and is not covered by insurance, the Company might suffer a loss of capital invested and any profits which might be anticipated from the property in question. The Company from time to time will consider whether to obtain earthquake and flood insurance for its properties to the extent that it is economically available.

RISK OF INSUFFICIENT CASH AVAILABLE FOR DISTRIBUTION

   If the Company were to incur significant unanticipated cash expenditures, the amount of cash available for distribution would be affected. Furthermore, there can be no assurance that the Company will in the future be able to acquire properties that will generate sufficient cash from operations to enable the Company to maintain distributions at a specific or any particular rate. See the other risk factors in this section entitled "Risk Factors" for a discussion of factors which could result in unanticipated cash expenditures, or which could otherwise affect the Company's ability to make cash distributions to Shareholders. There can be no assurance that the Company will maintain any specific level of distributions to Shareholders.

LACK OF OPERATING HISTORY; NO ASSURANCE OF SUCCESS


   Neither the Company nor the Advisor has any operating history. There is no assurance that the Company will operate successfully or achieve its objectives.

SIZE OF OFFERING -- POSSIBLE LACK OF DIVERSIFICATION AND LOWER RETURN

   The Company initially will be funded with contributions of not less than $15,000,000. The profitability of the Company could be affected by the number of Shares sold. In the event the Company receives only the Minimum Offering, it will invest in fewer properties. The fewer properties purchased, the greater the potential adverse effect of a single unproductive property upon the Company's profitability since a reduced degree of diversification will exist among the Company's properties. In addition, the returns on those Shares sold will be reduced as a result of allocating all Company expenses among the smaller number of Shares. There is no limit on the amount or percentage of net proceeds from the sale of Shares which may be invested in any single property.

DELAY IN INVESTMENT IN REAL PROPERTY

   The Company may experience delays in finding suitable properties to acquire. Pending investment of the proceeds of this offering in real estate, and to the extent such proceeds are not invested in real estate as described herein, the proceeds may be invested in certain permitted temporary investments. See "Investment Objectives and Policies -- General." The rate of return on such investments has fluctuated in recent years and may be different from the return obtainable from real property.

NO SPECIFIED PROPERTIES

   The specific properties in which the proceeds of this offering are to be invested have not been identified as of the date of this Prospectus. A prospective Shareholder will, therefore, have no information as to the identification or location of specific properties to be purchased by the Company, or as to the financing terms (if any) or other relevant economic and financial date affecting those properties. However, when at any time during the offering period the Company believes that there is a reasonable probability that any specific property will be acquired, this Prospectus will be supplemented to provide a description of the property and the anticipated terms of its purchase, financing and management.

POSSIBLE BORROWING; DEBT FINANCING MAY REDUCE CASH FLOW AND INCREASE RISK OF DEFAULT.

   The Company intends to purchase its properties either on an all-cash basis or using the limited interim borrowing described under "Business and Properties - Properties Owned by the Company." The Company will endeavor to repay any interim borrowing with proceeds from the sale of Shares and thereafter to hold its properties on an unleveraged basis. However, for the purpose of flexibility in operations, the Company will have the right, subject to the approval of the Board of Directors, to borrow. See "Investment Objectives and Policies -- Borrowing Policies."

   One purpose of borrowing could be to permit the Company's acquisition of additional properties through the "leveraging" of Shareholders' equity contributions. Alternatively, the Company might find it necessary to borrow to permit the payment of operating deficits of properties already owned. There can be no assurance that the Company would be able to borrow on favorable terms, if at all, if borrowing became necessary or desirable. Furthermore, the incurrence of debt would entail certain additional risks for the Company, some of which are summarized below. If the Company defaulted on secured indebtedness, the lender could foreclose, and the Company could lose its investment in the property or properties used as collateral.

   The Company might obtain financing with variable rates and varying maturities. Such rates normally provide cash flow benefits in an environment of relatively low or declining interest rates, and a corresponding cash flow detriment when interest rate increase. Alternatively, financings obtained by the Company could have fixed rates and prepayment penalties.

   The Company might obtain financing with "due-on-encumbrance" or "due-on-sale" clauses in which future refinancing or sale of the properties could cause the maturity dates of the mortgages to be accelerated and the financing to become due immediately. Thus, the Company could be required to sell its properties on an all-cash basis or the purchaser might be required to obtain new financing in connection with the sale. It cannot be predicted whether the holders of mortgages encumbering the Company's investment properties will require such acceleration, or whether other mortgage financing will be available. The resolution of this issue would depend on the mortgage market, and on financial and economic conditions existing at the time of the sale or refinancing. The Company might obtain mortgages that involve balloon payments. Such mortgages involve greater risks than mortgages with principal amounts amortized over the term of the loan since the ability of the Company to repay the outstanding principal amount at maturity may depend on the Company's ability to obtain adequate refinancing or to sell the property, which will in turn depend on economic conditions in general and the value of the underlying properties in particular. There can be no assurance that the Company would be able to refinance or repay any such mortgages at maturity. Further, a significant decline in the value of the underlying property could result in a loss of the property by the Company through foreclosure.

   The Company does not intend to make distributions from borrowings or refinancings. However, it is possible that the Company might, under certain circumstances, find it necessary to borrow and distribute the borrowed funds to comply with the distribution requirements for REITs under the Code. However, the obligation to make principal payments on any such borrowings might adversely affect the Company's ability to make the required distributions to maintain its REIT status. See "Federal Income Tax Consequences -- Requirements for Qualification as a REIT -- Annual Distribution Requirement." Since the REIT distribution requirement is based on the Company's taxable income (with various adjustments) rather than cash flow, the Company expects to be able to satisfy the requirement without any borrowing. However, if such a borrowing were necessary, the resulting distribution would not reflect a return on the Shareholders' investments.

   The Company's Bylaws prohibit the Company from incurring debt (secured or unsecured) if such debt would result in aggregate debt exceeding 100% of "Net Assets" (defined generally to mean assets at cost), before subtracting liabilities, unless the excess borrowing is approved by a majority of the

Independent Directors and disclosed to the Shareholders as required by the Bylaws. The Bylaws also prohibit the Company from allowing aggregate borrowings to exceed 50% of the Company's "Adjusted Net Asset Value" (defined generally to mean assets at fair market value), before subtracting liabilities, subject to the same exception. In addition, the Bylaws provide that the aggregate borrowings of the Company must be reasonable in relation to the Net Assets of the Company and must be reviewed quarterly by the Directors. Except as set forth in this paragraph, the Company is not limited in the amount of debt it can incur.


   Subject to the foregoing limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust which may be placed against any particular property.

FEDERAL INCOME TAX RISKS

   Failure to Achieve or Maintain REIT Status. The Company intends to conduct its operations in a manner that will permit it to qualify as a REIT for federal income tax purposes. Although the Company has not requested, and does not expect to request, a ruling from the Internal Revenue Service (the "Service") that it will qualify as a REIT, it has received an opinion of its counsel, McGuire, Woods, Battle & Boothe, L.L.P., that, based upon certain representations made by the Company and assumptions described in "Federal Income Tax Consequences," it will so qualify. However, investors should be aware that opinions of counsel are not binding upon the Service. Furthermore, both the validity of the opinion and the continued qualification of the Company for treatment as a REIT will depend on its continuing ability to meet various requirements concerning, among other things, the ownership of its Shares, the nature of i ts assets, the sources of its income and the amount of its distributions to Shareholders. Failure to meet any of such requirements with respect to a particular taxable year could result in termination of the Company's election to be a REIT, effective for the year of such failure and the four succeeding taxable years.

   To qualify as a REIT, the Company must distribute to the Shareholders an amount equal to at least 95% of its "REIT taxable income" (plus certain other items). In the event any Company expenditure, including a fee paid to the Advisor, is disallowed for any reason, the asserted deductions could be deferred, reduced or eliminated. Any retroactive increase in the Company's taxable income resulting from the disallowance of a Company deduction could result in (i) a failure of the Company to meet the income distribution requirement, (ii) the imposition of Company-level taxation on additional amounts of undistributed REIT income, or (iii) an increase in the amount of REIT income on which an excise tax is imposed. However, if the Company makes distributions in accordance with its stated policy, it does not expect that a recharacterization of its expenses would have the effects described. See "Federal Income Tax Consequences -- Requirements for Qualification as a REIT -- Annual Distribution Requirements."

   In any year for which the Company failed to qualify as a REIT, it generally would be subject to federal income taxation in the same manner as a regular corporation. In such event, the Company would not be allowed a deduction for earnings distributed to the Shareholders, thereby subjecting such earnings (including gains from sales of properties) to taxation at both the Company and Shareholder levels. The resulting tax liability to the Company would reduce substantially the amount of Company cash available for distribution to the Shareholders. Although the Company would be eligible to re-elect REIT status after five years, the burden of double taxation might cause the Company to liquidate before that time. See "Federal Income Tax Consequences -- Federal Income Taxation of the Company," "-- Requirements for Qualification as a REIT" and "-- Federal Income Taxation of the Shareholders."


   Uncertainties in and Possible Changes to the Tax Law. The absence of Treasury Regulations and other administrative interpretations with respect to many provisions of the Code, combined with the highly technical and complex nature of the rules governing REITs, gives rise to uncertainty concerning various tax aspects of REITs generally and the tax consequences of an investment in the Company in particular. Furthermore, the Company cannot predict whether or what legislative, administrative, or judicial changes or developments may take place in the future, any of which might impact the Company adversely, and perhaps retroactively. Potential investors should consult their tax advisors concerning the potential impact of any such changes or developments.

REQUIRED RELIANCE ON MANAGEMENT

   Shareholders will not have any active participation in management of the Company or the investment of offering proceeds; rather, they must rely on the management and acquisition expertise provided by the Board of Directors, the Advisor and its Affiliates. Thus, no person should purchase any of the Shares offered hereby unless he is willing to entrust all aspects of the management of the Company to the Board of Directors, the Advisor and its Affiliates.

POSSIBLE CHANGES IN INVESTMENT OBJECTIVES AND POLICIES MAY NOT SERVE THE INTERESTS OF CERTAIN SHAREHOLDERS

   Subject to limited restrictions in the Company's Bylaws, the Articles of Incorporation and applicable law, the Board of Directors has significant discretion to modify the investment objectives and policies of the Company, as stated in this Prospectus. See "Investment Objectives and Policies -- Changes in Objectives and Policies." The Advisor believes that, since any such action by the Board of Directors would be based upon the perceived best interests of the Company and the Shareholders, the existence of such discretion to modify the investment objectives and policies would generally be beneficial to the Shareholders. However, the exercise of such discretion could result in the Company adopting new investment objectives and policies which differ materially from those described in this Prospectus.

RESPONSIBILITIES OF DIRECTORS, ADVISOR AND AFFILIATES -- POSSIBLE INADEQUACY OF REMEDIES; DIRECTORS, ADVISOR AND AFFILIATES BENEFIT FROM EXCULPATION AND INDEMNIFICATION PROVISIONS

   The Advisor and the Directors are accountable to the Company and its Shareholders as fiduciaries and consequently must exercise good faith and integrity in handling the Company's affairs. This is a rapidly developing and changing area of the law, and Shareholders who have questions concerning the duties of the Directors and the Advisor should consult with their own counsel. The Articles of Incorporation of the Company exculpate each Director and officer in certain actions by or in the right of the Company from liability unless the Director or officer has engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities laws. Further, the Advisory Agreement exculpates the Advisor from liability unless the Advisor has engaged in gross negligence or willful misconduct. The Articles of Incorporation and the Advisory Agreement, respectively, also provide that the Company shall indemnify a present or former Director or officer and the Advisor (and certain Affiliates) against expense or liability in an action if the Directors (other than the indemnified party) determine in good faith that the person to be indemnified was acting in good faith within what he or it reasonably believed to be the scope of his or its authority and for a purpose which he or it reasonably believed to be in the best interests of the Company or its Shareholders and that such liability was not the result of willful misconduct, bad faith, reckless disregard of duties or knowing violation of the criminal law on the part of the person to be indemnified. See "Summary of Organizational Documents."

   As a result of the exculpation and indemnification provisions of the Company's Articles of Incorporation and the Advisory Agreement, a Shareholder may have a more limited right of action than such Shareholder would otherwise have had in the absence of such provisions. The exculpation and indemnification provisions in the Articles of Incorporation and the Advisory Agreement have been adopted to help induce the beneficiaries of such provisions to agree to serve on behalf of the Company or the Advisor by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. Such exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders' litigation alleging director and officer misconduct.

   In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising out of the Securities Act is against public policy and, therefore, unenforceable.

   The Company intends to purchase insurance policies under which Directors, officers and (if feasible) other agents of the Company will be insured against liability or loss arising out of actual or asserted misfeasance or nonfeasance in the performance of their duties, to the extent such insurance is available at reasonable rates.

ARBITRARY SHARE OFFERING PRICES

   The per-Share offering prices ($9 until the Minimum Offering is achieved and thereafter $10) have been established arbitrarily by the Company. Neither prospective investors nor Shareholders should assume that the per-Share prices reflect the intrinsic or realizable value of the Shares or otherwise reflects the Company's value, earnings or other objective measures of worth. The increase in the per- Share offering price from $9 to $10 once the Minimum Offering is achieved is also not based upon or reflective of any objective indicia of increased Company or Share value.

ADVISOR AND AFFILIATES MAY PURCHASE AND VOTE SHARES

   The Advisor and Affiliates of the Advisor may purchase in this offering up to 2.5% of the total number of Shares of the Company sold in this offering, subject to the restrictions on accumulation of Shares contained in the Company's Bylaws, which generally prohibit accumulation by any person or entity of more than 9.8% of all the Company's outstanding Shares. Any purchase of Shares in this offering by the Advisor or its Affiliates must be for investment, and not for resale or distribution.

   In addition to the foregoing, the Company has adopted two stock incentive plans for the benefit of the Directors of the Company and certain employees of the Company and of the Advisor and Affiliates of the Advisor. See "Management -- Stock Incentive Plans."

   Any such purchaser would possess the same voting power per Share as any other purchaser. While it is not expected that the Advisor and its Affiliates will purchase a substantial number of Shares, they will be permitted to vote any Shares purchased by them in the same manner as other Shareholders.

ACCUMULATION RESTRICTIONS

   The Company's Bylaws generally prohibit ownership of more than 9.8% of the Company's outstanding Shares by one investor. See "Summary of Organizational Documents -- Redemption and Restrictions on Transfer." That restriction is designed to ensure that the Company does not violate certain share accumulation restrictions imposed by the Code on REITs. The provisions restricting concentrations of Share ownership also may have the effect of deterring the acquisition of, or a change in, control of the Company. In addition, certain states may impose investor suitability standards on the transfer of Shares.

JOINT VENTURE INVESTMENTS -- RISKS OF CONFLICTING INTERESTS AND IMPASSE

   Under certain circumstances, the Company might participate with an entity (including Affiliates of the Advisor) in jointly acquiring an investment property. Any joint venture investment of the Company would be subject to the same conditions, limitations and restrictions applicable to a Company investment not undertaken as a joint venture, and the use of a joint venture structure would not itself be designed to alter or expand the investment objectives and policies of the Company. Investment through a joint venture could, for example, permit the Company to invest in a property which is too large for the Company to acquire by itself.

   The investment by the Company through a joint venture could subject the Company to risks not otherwise present, although the Company will endeavor to structure any joint venture investment so as to minimize the number and magnitude of risks not generally associated with a Company investment. Risks not otherwise present could, however, include the possibility that the joint venture participant will have economic interests different from the Company and that the participant might be in a position to take actions contrary to the instructions of the Company or contrary to the interests of the Company. In addition, in joint venture investments there is a potential risk of impasse on decisions if neither joint venture participant controls the venture. Conversely, if the Company has a right of first refusal to purchase a joint venture participant's interest, there is a potential risk that it may not have the resources to do so.

                            ESTIMATED USE OF PROCEEDS

   The Company intends to invest the net proceeds of this offering in equity ownership interests in existing residential apartment communities in Texas and the southwestern region of the United States. Pending such investment and to the extent the proceeds are not invested in real estate as described herein, the proceeds may be invested in certain permitted types of temporary investments. See "Investment Objectives and Policies -- General." All proceeds of this offering received by the Company must be invested or committed for investment in properties or allocated to working capital reserves or used for other proper Company purposes within the later of two years after commencement of the offering or one year after termination of the offering; any proceeds not invested or committed for investment or allocated to working capital reserves or used for other proper Company purposes by the end of such time period shall be returned to investors within 30 days after the expiration of such period, but the Company may elect to return such proceeds earlier if, and to the extent, required by applicable law (including to the extent necessary to avoid characterization as an "investment company"). The proceeds of this offering will be received and held in trust for the benefit of investors in compliance with applicable securities laws, to be used only for the purposes set forth herein.

   As described under "Compensation," the Company's Bylaws prohibit total Organizational and Offering Expenses from exceeding 15% of Total Contributions. "Organizational and Offering Expenses" means, generally, all expenses incurred in organizing the Company and offering and selling the Shares, including selling commissions and fees, legal fees and accounting fees, and federal, state and other regulatory filing fees. The Bylaws also prohibit the total of all Acquisition Fees (defined generally as all fees and commissions paid by any party in connection with the Company's purchase of real property) and Acquisition Expenses (defined generally as all expenses related to the selection or acquisition of properties by the Company) paid in connection with an acquisition of a property from exceeding 6% of the contract price for the property (unless such excess is approved by the Board of Directors, as described therein). Any Organizational and Offering Expenses or Acquisition Fees and Acquisition Expenses incurred by the Company in excess of the permitted limits shall be payable by the Advisor immediately upon demand of the Company.


   As indicated below, if the Minimum Offering is sold, the Company expects that 84.5% of the gross offering proceeds will be available for investment in properties and 0.5% will be allocated to the Company's working capital reserve.

   As indicated below, the Company expects that Organizational and Offering Expenses will increase in dollar amount if more than the Minimum Offering amount is sold. This reflects the Company's belief that the sale of Shares in excess of the Minimum Offering amount will correspond to a relatively longer offering period. The Company expects a relatively longer offering period to result in the need for additional supplements and amendments to this Prospectus (including possibly also post-effective amendments to the Company's registration statement) and additional closings on the sale of Shares, which will result in increased legal, accounting, printing and other fees and costs associated with the offering of the Shares. However, the Company expects that the percentage which Organizational and Offering Expenses comprise of gross proceeds will decrease if and when more than the Minimum Offering amount is sold. The Advisor will pay (without the right of reimbursement from the Company) any Organizational and Offering Expenses which, exclusive of the Selling Commissions and Marketing Expense Allowance, exceed 3% of gross offering proceeds.

   As discussed under "Compensation," the Advisor and its Affiliates will be entitled to reimbursement for expenses incurred by them in the operation of the Company as well as, among other fees, a Real Estate Commission equal to 2% of the proceeds of the offering used to pay each property's gross purchase price (which does not include amounts budgeted for repairs and improvements), which constitutes an "Acquisition Fee."

   The following table reflects the intended application of the proceeds from the sale of the Common Shares.

                                                             MINIMUM OFFERING              MAXIMUM OFFERING
                                                       ---------------------------- -----------------------------
                                                                        % OF GROSS                    % OF GROSS
                                                           AMOUNT        PROCEEDS        AMOUNT        PROCEEDS
                                                       -------------- ------------- --------------- -------------
Gross Proceeds (1)...................................  $15,000,000    100.00%       $250,000,000    100.00%
Less: ...............................................
 Organizational and Offering Expenses (2)............      450,000      3.00%          1,000,000      0.40%
 Selling Commissions (3).............................    1,125,000      7.50%         18,750,000      7.50%
 Marketing Expense Allowance (3) ....................      375,000      2.50%          6,250,000      2.50%
                                                       -------------- ------------- --------------- -------------
Net Proceeds after Offering Costs....................  $13,000,000     87.00%       $224,000,000     89.60%
Less Acquisition Fees and Expenses (4) ..............      300,000      2.00%          5,000,000      2.00%
                                                       -------------- ------------- --------------- -------------
Proceeds Available for Investment and Working
 Capital.............................................  $12,750,000     85.00%       $219,000,000     87.60%
Less Working Capital Reserve (5) ....................       75,000      0.50%          1,250,000      0.50%
                                                       -------------- ------------- --------------- -------------
Net Amount Available for Investment in Properties
 (6).................................................  $12,675,000     84.50%       $217,750,000     87.10%
                                                       -------------- ------------- --------------- -------------
----------

(1)  The Shares are being offered on a "best-efforts" basis.

(2) These amounts reflect the Company's estimate of Organizational and Offering Expenses, exclusive of the Selling Commissions and the Marketing Expense Allowance payable to the Managing Dealer or the Selected Dealers. If such expenses are greater than 3% of gross offering proceeds, the excess over 3% will be paid by the Advisor (without the right of reimbursement from the Company).
(3)  Payable to the Managing Dealer or the Selected Dealers.
(4) These amounts include a Real Estate Commission payable to an Affiliate of the Advisor in an amount equal to 2% of the proceeds of the offering used to pay the purchase price of each property acquired (which does not include amounts budgeted for repairs and improvements) plus the Company's estimates of other expenses and fees which will be incurred in connection with property acquisitions.
(5) Until used, amounts in the Company's working capital reserve, together with any other proceeds not invested in properties or used for other Company purposes, will be invested in certain permitted temporary investments, such as U.S. Government securities or similar highly liquid instruments. See "Investment Objectives and Policies -- General."
(6) The investment properties are expected to be existing residential apartment communities in Texas and the southwestern regions of the United States. See "Investment Objectives and Policies." In connection with each proposed property acquisition, the Company expects to allocate a portion of proceeds to repairs and improvements known to be needed at the property.

                                  COMPENSATION

   The table below describes the compensation and reimbursement which will be paid to the Advisor and its Affiliates by the Company. The officers of the Company are not paid salaries by the Company. Such officers are officers of the Advisor and its Affiliates, which entities are entitled to certain fees for services rendered by them to the Company. Thus, the officers of the Company are, in essence, compensated by the Advisor or its Affiliates.

   The Company will pay David Lerner Associates, Inc. Selling Commissions equal to 7.5% of the purchase price of the Shares and a Marketing Expense Allowance equal to 2.5% of the purchase price of the Shares. If the Minimum Offering is sold, the Selling Commissions would be $1,125,000 and the Marketing Expense Allowance would be $375,000. If the Maximum Offering is sold, the Selling Commissions would be $18,750,000 and the Marketing Expense Allowance would be $6,250,000. The Managing Dealer and the Advisor are not related and are not Affiliates. See "Plan of Distribution."

             PERSON
           RECEIVING                               TYPE OF                                      AMOUNT OF
        COMPENSATION (1)                         COMPENSATION                               COMPENSATION (2)
        ----------------                         ------------                               ----------------
                                                ACQUISITION PHASE
                                                                             2% of the proceeds of the offering used to
Apple Realty                     Real Estate Commission for acquiring the    pay the purchase prices of the properties
Group, Inc. ("ARG")............  Company's properties                        purchased by the Company. (3)

                                                OPERATIONAL PHASE


The Advisor ...................  Asset Management Fee for managing the       Annual fee ranging from 0.1% of Total Contributions
                                 Company's day-to-day operations             to 0.25% of Total Contributions (payable quarterly)
                                                                             -- a maximum of $37,500 per year if the Minimum
                                                                             Offering is sold; a maximum of $625,000 per year if
                                                                             the Maximum Offering is sold. (4)

Apple Residential Management     Property Management Fee and expense         5% of the monthly gross revenues of the
Group, Inc. ("AMG") ...........  reimbursement for managing the Company's    properties plus expense reimbursement. (5)
                                 properties


The Advisor, ARG and             Reimbursement for costs and expenses        Amount is indeterminate.
AMG ...........................  incurred on behalf of the Company, as described in Note (6)

                                                DISPOSITION PHASE


ARG ...........................  Real Estate Commission for selling the      Up to 2% of the gross sales prices of the
                                 Company's properties                        properties sold by the Company. (7)

                                                    ALL PHASES
The Advisor, ARG and
AMG............................  Payment for Services and Property (8)       Amount is indeterminate.

(1) As discussed in this Section and under "Conflicts of Interest," the Advisor and its Affiliates will receive different types of compensation for services rendered in connection with the acquisition, management and disposition of properties, as well as the management of the day-to-day operations of the Company. As discussed under "Conflicts of Interest," the receipt of such fees could result in potential conflicts of interest for persons who participate in decision making on behalf of both the Company and such other entities.

(2) Except as otherwise indicated in this table (including these notes), the specific amounts of compensation or reimbursement payable to the Advisor and its Affiliates are not now known and generally will depend upon factors determinable only at the time of payment. Compensation payable to the Advisor and its Affiliates may be shared or reallocated among such Affiliates in their sole discretion as they may agree. However, compensation and reimbursements which would exceed specified limits or ceilings cannot be recovered by the Advisor or its Affiliates through reclassification into a different category.

(3) Under a Property Acquisition/Disposition Agreement with the Company, Apple Realty Group, Inc. has agreed to serve as the real estate broker in connection with both the Company's purchases and sales of properties. In exchange for such services, such corporation will be entitled to a fee from the Company of 2% of the gross purchase price (which does not include amounts budgeted for repairs and improvements) of each property purchased by the Company. If the person from whom the Company purchases or to whom the Company sells a property pays any fee to Apple Realty Group, Inc., such amount will decrease the amount of the Company's obligation to Apple Realty Group, Inc. See "The Advisor and Affiliates -- Apple Realty Group, Inc."

(4) "Total Contributions" means the gross offering proceeds which have been received from time to time from the sale of the Shares. Under its Advisory Agreement with Apple Residential Advisors, Inc., the Company is obligated to pay to the Advisor an Asset Management Fee which is a percentage of Total Contributions. The applicable percentage used to calculate the Asset Management Fee is based on the ratio of Funds from Oper-
     ations to Total Contributions (such ratio being referred to as the "Return Ratio") for the preceding calendar quarter. The per annum Asset Management Fee is initially equal to the following with respect to each calendar quarter: 0.1% of Total Contributions if the Return Ratio for the preceding calendar quarter is 6% or less; 0.15% of Total Contributions if the Return Ratio for the preceding calendar quarter is more than 6% but not more than 8%; and 0.25% of Total Contributions if the Return Ratio for the preceding calendar quarter is above 8%. Assuming the Minimum Offering ($15,000,000) is sold, the annual Asset Management Fee would be between $15,000 and $37,500. Assuming the Maximum Offering ($250,000,000) is sold, the annual Asset Management Fee would be between $250,000 and $625,000. See "The Advisor and Affiliates."

(5) Apple Residential Management Group, Inc., an Affiliate of the Advisor, is expected to provide property management services for each of the Company's properties and in exchange therefor will receive a monthly fee equal to 5% of the monthly gross revenues of the properties. Apple Residential Management Group, Inc. is also expected to be responsible for the accounting and financial reporting responsibilities for each of the separate properties acquired by the Company. The Company will reimburse Apple Residential Management Group, Inc. for its expenses, including salaries and related overhead expenses, associated with providing such accounting and financial reporting services. See "Investment Objectives and Policies -- Management of Properties."

(6) The Advisor and its Affiliates will be reimbursed for all direct costs of acquiring and operating the properties and of goods and materials used for or by the Company and obtained from entities that are not Affiliated with the Advisor. These costs and expenses include, but are not limited to, legal fees and expenses, travel and communication expenses, expenses relating to Shareholder communications, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, compensation of on-site management personnel and leasing agents (including any incentive compensation), maintenance and repair expenses, advertising and promotional expenses, and all other fees, costs and expenses directly attributable to the acquisition, ownership and operation of the properties. In addition, Apple Residential Management Group, Inc. will be reimbursed for salaries and related expenses and overhead expenses associated with bookkeeping, accounting and financial reporting services related to the properties. Operating Expenses reimbursable to the Advisor or its Affiliates are subject to the overall limitation on Operating Expenses discussed under "The Advisor and Affiliates -- The Advisory Agreement," but the amount of reimbursement is not otherwise limited.

(7) Under the Property Acquisition/Disposition Agreement described in note (3), Apple Realty Group, Inc. also will be entitled to a fee from the Company in connection with the Company's sale of each property equal to 2% of the gross sales price of the property if, and only if, the sales price exceeds the sum of (1) the Company's cost basis in the property (consisting of the original purchase price plus any and all capitalized costs and expenditures connected with the property) plus (2) 10% of such cost basis. For purposes of such calculation, the Company's cost basis will not be reduced by depreciation. See "The Advisor and Affiliates -- Apple Realty Group, Inc."


(8) The Advisor and its Affiliates may provide other services or property to the Company under certain conditions, and will be entitled to compensation or payment therefor. The conditions, which are summarized under "Conflicts of Interest -- Transactions with Affiliates and Related Parties," include the requirement that each such transaction be approved by the affirmative vote of a majority of the Independent Directors. Currently, there are no arrangements or proposed arrangements between the Company, on the one hand, and the Advisor or its Affiliates, on the other hand, for the provision of such other services or property to the Company or the payment of compensation or reimbursement therefor. If any such other arrangements arise in the future, the terms of such arrangements, including the compensation or reimbursement payable thereunder, will be subject to the restrictions in the Company's Bylaws. Such compensation, reimbursement or payment could take the form of cash or property, including Shares.

                              CONFLICTS OF INTEREST

GENERAL

   The Company may be subject to various conflicts of interest arising from its relationship with the Advisor and its Affiliates and with certain Directors. The Advisor and its Affiliates and the Directors are not restricted from engaging for their own account in business activities of the type conducted by the Company, and occasions may arise when the interests of the Company would be in conflict with those of one or more of the Directors, the Advisor or their Affiliates. The Advisor and the Directors are accountable to the Company and its Shareholders as fiduciaries, and consequently must exercise good faith and integrity in handling the Company's affairs.

   The Advisor and its Affiliates will assist the Company in the acquisition, organization, servicing, management and disposition of investments. At this time, the Advisor will provide services exclusively to the Company, but the Advisor may perform similar services for other parties, both affiliated and unaffiliated, in the future.


   The receipt of various fees from the Company by the Advisor and its Affiliates may result in potential conflicts of interest for persons who participate in decision making on behalf of both the Company and such other entities. Thus, for example, because Apple Realty Group, Inc., an Affiliate of the Advisor, will receive a 2% commission upon each purchase by the Company of a property, and a commission of 2% upon each sale by the Company of a property if certain conditions are met, its compensation will increase in proportion to the number of properties purchased and sold by the Company and the properties' purchase and sale prices. On the other hand, Apple Residential Management Group, Inc., also an Affiliate of the Advisor, will receive a management fee equal to 5% of the monthly gross revenues of each property owned by the Company, plus an expense reimbursement for accounting and financial reporting services rendered. The management fee and expense reimbursement would cease to be payable if the property being managed were sold. Since these entities receiving compensation are Affiliates of the Advisor, which in turn will provide advice to the Company concerning the acquisition, holding and disposition of properties, the Advisor and its principals could have a conflict of interest in presenting investment advice to the Company. The Advisor's Asset Management Fee is a percentage of total Contributions (that is, total proceeds received from time to time by the Company from the sales of its Shares). Accordingly, the Advisor has an incentive to see that sales of Shares are closed as quickly as possible by the Company.


   Affiliates of the Advisor who participate in decision making on behalf of the Company will attempt to resolve or eliminate such conflicts of interest by determining what is in the best interests of the Company and the Shareholders. The Advisor and its Affiliates do not intend to take any action or make any decision on behalf of the Company which is based, wholly or in part, upon a consideration of the compensation payable to them as a consequence of such action or decision. In addition, the presence on the Board of Directors of Independent Directors is intended to ameliorate or eliminate the potential impact of conflicts of interest for persons who participate in decision making on behalf of both the Company and the Advisor or its Affiliates.

   The Directors, the Advisor and its Affiliates will also be subject to the various conflicts of interest described below. As described below, certain policies and procedures will be implemented to eliminate or ameliorate the effect of potential conflicts of interest. By way of illustration, the Bylaws place certain limitations on the terms of contracts between the Company and the Advisor or its Affiliates designed to ensure that such contracts are not less favorable to the Company than would be available from an unaffiliated party. However, certain potential conflicts of interest (such as the potential conflict of interest experienced by an individual who has executive or management responsibilities with respect to multiple entities) are not easily susceptible to resolution. Prospective Shareholders are entitled to rely on the general fiduciary duties of the Directors and the Advisor, as well as the specific policies and procedures designed to eliminate or ameliorate potential conflicts of interest described below. The Advisor and its Affiliates believe that general legal principles dealing with fiduciary and similar duties of corporate officers and directors, combined with specific contractual provisions in the agreements between the Company, on the one hand, and the Advisor and its Affiliates, on the other hand, will provide substantial protection for the interests of the Shareholders. Thus, the Advisor and its Affiliates do not believe that the potential conflicts of interest described herein will have a material adverse effect upon the Company's ability to realize its investment objectives.

TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

   At the time of Initial Closing, the Board of Directors will consist of five members, three of whom are Independent Directors and two of whom are not Independent Directors. At all times on and after Initial Closing, a majority of the Board of Directors must be Independent Directors. The Directors who are not Independent Directors are Affiliated with the Advisor. Under the Company's Bylaws, any transaction (whether a sale or acquisition of assets, any borrowing or lending, any agreement for the provision of property or services, or otherwise) between the Company, on the one hand, and the Advisor or any Affiliate of the Advisor, on the other hand (excluding only the entering into, and the initial term under, the Advisory Agreement, the Property Acquisition/Disposition Agreement, and the Property Management Agreement for each property, each of which agreement is described in this Prospectus) is permitted only if such transaction has been approved by the affirmative vote of a majority in number of all of the Independent Directors. In addition, under the Bylaws, any such transaction must meet certain conditions, including that the transaction be in all respects fair and reasonable to the Shareholders of the Company. If any such proposed transaction involves the purchase of property, the purchase must be on terms not less favorable to the Company than those prevailing for arm's-length transactions concerning comparable property, and at a price to the Company no greater than the cost of the asset to the seller unless a majority of the Independent Directors determines that substantial justification for such excess exists. Examples of substantial justification might include, without limitation, an extended holding period or capital improvements by the seller which would support a higher purchase price.

   The Advisor and its Affiliates will receive compensation from the Company for providing many different services. The fees payable and expenses reimbursable are subject to the general limitation on Operating Expenses. See "Compensation." The Board of Directors will have oversight responsibility with respect to any such relationships and will attempt to ensure that they are structured to be no less favorable to the Company than the Company's relationships with unrelated persons or entities and are consistent with the Company's objectives and policies.

COMPETITION BY THE COMPANY WITH AFFILIATES

   Affiliates of the Advisor may form additional REITs, limited partnerships and other entities to engage in activities similar to those of the Company, although the Advisor and its Affiliates have no present intention of organizing any additional REITs. However, until such time as more than 95% of the proceeds of this offering are invested, the Advisor and its Affiliates shall present to the Company any suitable investment opportunity before offering it to any other Affiliated entity. The competing activities of the Advisor and its Affiliates may involve certain conflicts of interest. For example, Affiliates of the Advisor are interested in the continuing success of previously formed ventures because they have fiduciary responsibilities to investors in those ventures, they may be personally liable on certain obligations of those ventures and they have equity and incentive interests in those ventures. Conflicts of interest would also exist if properties acquired by the Company compete with properties owned or managed by Affiliates of the Advisor. Conflicts of interest may also arise in the future if the Company and other ventures developed by Affiliates of the Advisor seek to sell, finance or refinance properties at the same time.

COMPETITION FOR MANAGEMENT SERVICES

   Certain officers and directors of the Advisor are also officers or directors of one or more entities Affiliated with the Advisor which engage in the brokerage, sale, operation, or management of real estate. Affiliates of the Advisor presently are acting as general partners in a number of limited partnerships engaged in real estate investments. Accordingly, certain Directors and the officers and directors of the Advisor may have conflicts of interest in allocating management time and services between the Company and other entities. Also, employees of Cornerstone Realty Income Trust, Inc., some of whom may assist officers of the Advisor and Apple Residential Management Group, Inc., may have conflicts in allocating their time.

LACK OF SEPARATE REPRESENTATION

   The Company may retain the same independent accountants as are retained by the Advisor and Affiliates of the Advisor. The law firm of McGuire, Woods, Battle & Boothe, L.L.P., which is passing on the legality of the Shares for the Company and is advising it as to the Company's status as a REIT for federal income tax purposes, may act as counsel to the Company in other matters. McGuire, Woods, Battle & Boothe, L.L.P. also renders and may continue to render legal services to the Advisor and its Affiliates; however, such counsel would recommend the engagement of independent counsel for the Company, the Advisor or such Affiliates in circumstances in which the applicable canons of ethics would so require.

                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

   The Company intends to invest in existing residential apartment communities in Texas and the southwestern region of the United States. Pending such investment, the proceeds of this offering may be invested in U.S. Government securities, certificates of deposit from banks located in the United States having a net worth of at least $50,000,000, bank repurchase agreements covering the securities of the U.S. Government or U.S. governmental agencies issued by banks located in the U.S. having a net worth of at least $50,000,000, bankers' acceptances, prime commercial paper or similar highly liquid investments (such as money market funds selected by the Company) or evidences of indebtedness. In addition, to the extent the proceeds are not invested in real estate as described herein, the Company has the ability to invest in such securities. All proceeds of this offering received by the Company must be invested or committed for investment in properties or allocated to working capital reserves or used for other proper Company purposes within the later of two years after commencement of the offering or one year after termination of the offering; any proceeds not invested or committed for investment or allocated to working capital reserves or used for other proper Company purposes by the end of such time period shall be returned to investors, within 30 days after the expiration of such period, but the Company may elect to return such proceeds earlier if, and to the extent, required by applicable law (including to the extent necessary to avoid characterization as an "investment company").

   The principal investment objectives of the Company are:

     (i) to preserve and protect the capital of the Company;

    (ii) to provide quarterly distributions to Shareholders, a portion of which may constitute a nontaxable return of capital (rather than current taxable income); and

   (iii) to provide long-term capital appreciation in the value of the Company's investments.

   The Company anticipates that achievement of such objectives will enable it to provide the Shareholders with appreciation in the value of their Shares. There can be no assurance that the Company will achieve such objectives. Attainment of the objectives is contingent in part upon the Company's ability to acquire suitable properties. To the extent such objectives cannot simultaneously be pursued or achieved, the Company plans to pursue the objective of regular quarterly distributions to Shareholders in preference to the objective of long-term capital appreciation in the value of Company investments and in the value of Shares.

   The Company's primary business objectives are to increase distributions per Share and the value of its properties by:

     (i) increasing occupancy rates and rental income at properties;

    (ii) implementing expense controls; and

   (iii) emphasizing regular maintenance and periodic renovations, including additions to amenities.

   The Company may make acquisitions of established apartment communities involved in foreclosure proceedings when the Advisor and the Company believe the property may have below market-rate leases, correctable vacancy problems or other cash flow growth potential. In suitable situations, the Company also may make acquisitions of properties from over-leveraged owners of such properties and from governmental regulatory authorities and lending institutions which have taken control of such properties, as well as mortgagees-in-possession and, possibly, through bankruptcy reorganization proceedings.

   In connection with the acquisition of Properties, the Company sets aside an amount determined by it to be necessary to fund repairs and improvements which the Company believes should be made at the Property, to make it competitive in its market and, where appropriate, to permit rental increases.

   The Company will seek to assure that its Properties remain attractive residences for their tenants and are desirable locations for prospective tenants. The maintenance, custodial and groundskeeping staff of Apple Residential Management Group, Inc. performs regular maintenance and upkeep on the properties to preserve and enhance their practical and aesthetic attributes. The physical appearance of, and tenant satisfaction with, each Property are evaluated on a regular basis by the Company's executive officers.

   The Company's management places strong emphasis on the marketing and promotion of its Properties. Marketing plans focus on each Property's specific needs for maximizing occupancy. Marketing programs include television, radio and newspaper advertising, all designed to attract tenants in each market.

   The Board of Directors may, in its sole discretion, issue Shares, or other equity or debt securities of the Company, to sellers of properties, as part or all of the purchase price of the property. Shares or such other equity or debt securities of the Company may also be issued, at the election of the Board of Directors, to the Advisor or its Affiliates in lieu of cash payments required under the Advisory Agreement or other contract or obligation. See "Summary of Organizational Documents -- Issuance of Securities."

   The Company will not issue any equity securities senior to the Shares unless the holders of a majority of the outstanding Shares authorize such issuance by an appropriate amendment to the Company's Articles of Incorporation.

   The Company has no present intention of making any loans to other persons or investing in the securities of other issuers for the purpose of exercising control of such issuers. As described below, under "Types of Investments," the Company is subject to certain limitations on its ability to make mortgage loans or invest its assets in the securities of other issuers. Such limitations can only be changed with the consent of the holders of a majority of the outstanding Shares. Within such limitations, however, the Board of Directors, acting without Shareholder approval, may set and change the Company's policy regarding the making of loans and the investment in securities of other issuers.


   Except with respect to the permitted temporary investment of proceeds from the sales of Shares pending investments in properties (see "General" above), the Company has no present intention of investing in the securities of or interests in other persons, or engaging in the purchase and sale (or turnover) of investments other than its real property investments. The Company may engage in certain joint venture investments (see "Joint Venture Investments" below) and may invest up to 20% of its total assets in the equity securities of other issuers, although the Company has no present intention to engage in any such activities. The Company has no plans to invest in the securities of other issuers for the purpose of exercising control.

   Although the Company has no present intention to do so, the Board of Directors might cause the Company to invest a portion of its assets (subject to the limitations set forth in the By-Laws, as described below under "Types of Investments") in common stock or other equity securities of other REITs or limited partnerships holding real estate. Such an investment, if undertaken, would be based on a determination by the Board of Directors that investment in such common stock or equity securities furthered the overall investment objectives and policies of the Company in a way not furthered by the Company's direct investment in real property. For example, although not presently anticipated, the Company could decide to further its diversification objective by acquiring an equity interest in a REIT owning properties in other regions of the United States, rather than seeking to invest directly in real properties located in such other region. Any such decision would be based upon the perceived best interests of the Company and the Shareholders at the time. Furthermore, any such investment would be based upon a determination by the Board of Directors, based upon advice of counsel to the Company, that such investment would not adversely impact the Company's continued qualification as a REIT for Federal income tax purposes. If the Company undertook any such investment, such investment could be made in listed or publicly-traded equity securities or, alternatively, in securities of a private issuer.

   If undertaken at all, the Company would expect to invest only in a Company engaged principally in the ownership and operation of multi-family apartment communities. Subject to that limitation, the Company would not necessarily limit itself to investments in other companies of any specific size or with any specific period of prior operations.

INVESTMENT CRITERIA

   The Advisor is charged with identifying and recommending to the Company suitable investments. The Advisor will make such recommendations based upon such relevant factors as (i) the potential for realizing capital appreciation; (ii) current and projected cash flow and the ability to increase rental income through capable management; (iii) neighborhood location, condition and design of the property; (iv) historical and projected occupancy rates; (v) prospects for liquidity through sale, financing or refinancing; (vi) economic conditions in the community; (vii) geographic location and type of property in light of the Company's diversification objectives; and (viii) the purchase price of the property as it relates to prices of comparable properties in comparable locations.


   The Company's management believes there is substantial opportunity for growth from acquisitions of multi-family properties in Texas and the southwestern region of the United States. Management believes that the current real estate environment is conducive to advantageous acquisitions of existing multi-family properties that meet the Company's investment criteria. In many instances, such acquisitions may be made for less than the cost of new construction.

   Generally, the Advisor is not required to, and will not, advise the Company on investments in securities, i.e., the temporary investment of offering proceeds pending investment of such proceeds in real property, as described in "Investment Objectives and Policies -- General." It is expected that the Company will make its own decisions with respect to such temporary securities investments.

   Apple Realty Group, Inc., an Affiliate of the Advisor, will receive a 2% real estate commission upon each purchase by the Company of a property. See "The Advisor and Affiliates -- Apple Realty Group, Inc."

   Any property acquisition made with proceeds representing the Minimum Offering amount ($15 million) will require the approval of the Executive Committee of the Board of Directors. Otherwise the acquisition of any property with a contract purchase price not greater than $15,000,000 may be undertaken by the President acting alone (unless it is an acquisition from an Affiliate of the Advisor). Any property acquisition with a contract purchase price exceeding $15,000,000 will require the consent of the Executive Committee of the Board of Directors. Any acquisition from an Affiliate of the Advisor will require the consent of a majority of all Independent Directors and of the entire Board.

TYPES OF INVESTMENTS


   The Company intends to invest in existing residential apartment communities in Texas and the southwestern region of the United States. The Company does not intend to invest in undeveloped land except in connection with the acquisition of an existing apartment community. The Company does not intend to make or invest in any mortgage loans (except that the Company may hold purchase money obligations secured by mortgages on properties sold by it). Except in connection with permitted joint venture investments (see "Joint Venture Investments," below) and except with respect to permitted temporary investments (see "General" above), the Company will not invest more than 20 percent of its total assets in equity securities of or interests in other issuers for a period in excess of 18 months. Within certain limitations, the Board of Directors can change the investment objectives and policies of the Company. See "Changes in Objectives and Policies," below.

   In addition, the Company's Bylaws prohibit it from engaging in certain investment and other activities, including: (i) investing more than 10 percent of the total assets of the Company in unimproved real property or mortgage loans on unimproved real property; (ii) investing in commodities or commodity future contracts or effecting short sales of commodities or securities, except when done solely for hedging purposes; (iii) investing in or making mortgage loans on property unless the Company obtains a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title; (iv) investing in contracts for the sale of real estate unless they are recordable in the chain of title; (v) making or investing in mortgage loans, including construction loans, on any property if the aggregate amount of all mortgage loans outstanding on the property (at the time the Company makes or invests in its mortgage loan), including the loans of the Company, would exceed 85 percent of the appraised value of the property; (vi) investing in junior mortgage loans (provided that this and the foregoing limitations shall not apply to the Company taking back secured debt in connection with the sale of any property); (vii) issuing securities that are redeemable; (viii) issuing debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient properly to service the higher level of debt or unless the cash flow of the Company (for the last fiscal year) excluding extraordinary, nonrecurring items, is sufficient to cover the debt service on all debt securities to be outstanding; (ix) investing more than 20% of its total assets in the equity securities of any non-governmental issuers, including other REITs or limited partnerships, for a period in excess of 18 months; (x) issuing equity securities on a deferred payment basis or other similar arrangement; (xi) incurring any indebtedness, secured or unsecured, if such indebtedness would result in an aggregate amount of indebtedness in excess of 100 percent of Net Assets, before subtracting liabilities (unless the excess borrowing is approved by a majority of the Independent Directors and disclosed to the Shareholders as required by the Bylaws); (xii) allowing aggregate borrowings of the Company to exceed 50 percent of the Adjusted Net Asset Value (before subtracting any liabilities) of the Company unless the excess borrowing is similarly approved by the Independent Directors and disclosed to the Shareholders; (xiii) engaging in any short sale of or underwriting or distributing, as an agent, securities issued by others, or engaging in trading, as compared with investment activities; and (xiv) acquiring securities in any company engaging in activities or holding investments prohibited by the above prohibitions, the Code or Virginia law.

DIVERSIFICATION

   One of the Company's investment objectives is to own properties in various geographic locations within Texas and the southwestern United States, thereby minimizing the effects of changes in specific industries, local economic conditions or similar risks. The extent of geographic diversification depends upon the number of separate properties which can be purchased. There can be no assurance that the Company will achieve significant diversification. There is no limit on the amount or percentage of net proceeds from the sale of Shares which may be invested in any single property.

JOINT VENTURE INVESTMENTS

   Some of the Company's investments may be made through partnerships or joint ventures. The Company's partner or joint venturer could be an Affiliate of the Advisor. While each such partnership or joint venture agreement may vary in form, depending on negotiations, in no case will the co-venturer have any legal right to take action which would prevent the Company from carrying on its business as described in this Prospectus. Any joint venture investment of the Company would be subject to the same conditions, limitations and restrictions applicable to a Company investment not undertaken as a joint venture, and the use of a joint venture structure would not itself be designed to alter or expand the investment objectives and policies of the Company. Investment through a joint venture could, for example, permit the Company to invest in a property which is too large for the Company to acquire by itself.

   The Company anticipates that any joint venture investment it might undertake would involve only the ownership and operation of apartment communities of the same general type sought to be acquired directly by the Company. The Company could, for example, use a joint venture investment to acquire one or more apartment communities located outside of the regions in which the Company normally operates with a view toward minimizing risks otherwise associated entering new markets. Although the

Board of Directors would seek to contract only with a joint venture partner which is competent and financially secure, the Company has not set any other specific criteria which it would follow in connection with the identification of joint venturers.

   Joint venture arrangements may under certain circumstances involve risks not otherwise present in investments directly in properties themselves, including, for example, the risk of impasse and risks associated with the possibility that the co-venturer may at any time experience adverse business developments or have economic or business interests or goals which are inconsistent with the economic or business interests or goals of the Company.

   There is no limitation on the percentage of the proceeds of the offering that can be invested in joint ventures.

BORROWING POLICIES

   To maximize potential cash flow and minimize risk to the Company, the Company intends to purchase its properties either on an "all-cash" or unleveraged basis, or using the limited interim borrowing described under "Business and Properties-Properties Owned by the Company." The Company will endeavor to repay any interim borrowings with proceeds from the sale of Shares and thereafter to hold its properties on an unleveraged basis. However, for the purpose of flexibility in operations, the Company will have the right, subject to the approval of the Board of Directors, to borrow.

   One purpose of borrowing could be to permit the Company's acquisition of additional properties through the "leveraging" of Shareholders' equity contributions. Alternatively, the Company might find it necessary to borrow to permit the payment of operating deficits at properties already owned. Furthermore, although not anticipated, properties may be financed or refinanced if the Board of Directors deems it in the best interests of Shareholders because, for example, indebtedness can be incurred on favorable terms and the incurring of indebtedness is expected to improve the Shareholders' after-tax cash return on invested capital. See "Sale and Refinancing Policies" below. See "Risk Factors -- Real Property Investment Risks -- Possible Borrowing; Debt Financing May Reduce Cash Flow and Increase Risk of Default."

   Loans obtained by the Company may be evidenced by promissory notes secured by mortgages on the Company's properties. In addition, the Company may grant other forms of security to a lender, including a conditional assignment of leases and rents of the Company's properties. As a general policy, the Company would seek to obtain mortgages securing indebtedness which encumber only the particular property to which the indebtedness relates, but recourse on such loans may include all of the Company's assets. If recourse on any loan incurred by the Company to acquire or refinance any particular property includes all of the Company's assets, the equity of the Company in its other properties could be reduced or eliminated through foreclosure on that loan.

   Subject to the approval of the Board of Directors, the Company may borrow from the Advisor or its Affiliates or establish a line of credit with a bank or other lender. The Advisor and its Affiliates are under no obligation to make any such loans, however. Any loans made by the Advisor or its Affiliates must be approved by a majority of the Independent Directors as being fair, competitive and commercially reasonable and no less favorable to the Company than loans between unaffiliated lenders and borrowers under the same circumstances.

   The Company's Bylaws prohibit the Company from incurring debt (secured or unsecured) if such debt would result in aggregate debt exceeding 100% of "Net Assets" (defined generally to mean assets at cost), before subtracting liabilities, unless the excess borrowing is approved by a majority of the Independent Directors and disclosed to the Shareholders as required by the Bylaws. The Bylaws also prohibit the Company from allowing aggregate borrowings to exceed 50% of the Company's "Adjusted Net Asset Value" (defined generally to mean assets at fair market value), before subtracting liabilities, subject to the same exception. In addition, the Bylaws provide that the aggregate borrowings of the Company must be reasonable in relation to the Net Assets of the Company and must be reviewed quarterly by the Directors. Subject to the foregoing limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust which may be placed against any particular property.

MANAGEMENT OF PROPERTIES

   Day-to-day property management services for the Company's residential properties will be provided by Apple Residential Management Group, Inc., an Affiliate of the Advisor, subject to review by the Board of Directors. For such services, Apple Residential Management Group, Inc. will receive a monthly Property Management Fee equal to 5% of the monthly gross revenues of the properties. The Company intends that Apple Residential Management Group, Inc. will also be responsible for the accounting and financial reporting responsibilities for each of the properties the Company acquires. Apple Residential Management Group, Inc. will be reimbursed for expenses, including salaries and related overhead expenses, associated with such accounting and financial reporting responsibilities. The Company believes that the monthly 5% property management fee it pays to Apple Residential Management Group, Inc. is commercially reasonable. However, such fee may represent an expense which is greater than the management expenses of self-administered REITs, which do not use an outside property management company.

   The Company will enter into a property management agreement (the "Property Management Agreement") with Apple Residential Management Group, Inc. with respect to each of the Company's residential properties at the time the Company acquires each such property. The agreement will have an initial term of two years and thereafter will be renewed automatically for successive two-year terms until terminated as provided therein or until the property is sold. A copy of the form of that agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part; reference is made to the agreement itself for a complete statement of its provisions. See "Conflicts of Interest" and "Compensation."

   Depending  on  the  location  of the  Company's  real  property  investments, unaffiliated, independent property management companies may also render day-to-day property management services pursuant to contracts with the Company. Such contracts with the Company may provide for unaffiliated property managers to receive either fixed or performance-based incentive fees for property management services, subject to the condition that compensation to such property managers must be fair, competitive and commercially reasonable. It is intended that the management capabilities of the property managers will maximize rental revenues of specific properties through renewing leases at higher market rates; renovating and retenanting under-performing properties; and constructing additional rental space on the sites of existing properties, where appropriate.

   Apple Residential Management Group, Inc. currently manages no apartment complexes.

RESERVES

   A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with the Company's operations. The Company will initially allocate to its working capital reserve not less than 0.5% of the proceeds of the offering. As long as the Company owns any properties, the Company will retain as working capital reserves an amount equal to at least 0.5% of the proceeds of the offering, subject to review and re-evaluation by the Board of Directors. If such reserves and any other available income of the Company become insufficient to cover the Company's operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating the Company's investment in one or more properties.

SALE AND REFINANCING POLICIES

   The Company is under no obligation to sell its investment properties, and currently anticipates that it will hold its investment properties for an indefinite length of time. However, sale may occur at any time if the Advisor deems it advisable for the Company based upon current economic considerations, and the Board of Directors concurs with such decision. In deciding whether to sell a property, the Advisor will also take into consideration such factors as the amount of appreciation in value, if any, to be realized, federal, state and local tax consequences, the possible risks of continued ownership and the anticipated advantages to be gained for the Shareholders from sale of a property versus continuing to hold such property.

   Currently, the Company expects that within approximately three (3) years from Initial Closing, it will use its best efforts either (i) to cause the Shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or (ii) to cause the Company to dispose of substantially all of its properties in a manner which will permit distributions to Shareholders of cash or marketable securities. The taking of either type of action would be conditioned on the Board of Directors determining such action to be prudent and in the best interests of the Shareholders, and would be intended to provide Shareholders with liquidity either by initiating the development of a market for the Shares or by disposing of properties and distributing to Shareholders cash or other securities then being actively traded. However, the Company is under no obligation to take any of the foregoing actions, and any such action, if taken, might be taken after the referenced three-year period.

   At such time as the Company, acting through its Board of Directors, determines that sale of a property is in the best interests of the Company, the Company must first offer such property for sale to Cornerstone Realty Income Trust, Inc. Cornerstone Realty Income Trust, Inc. is a Virginia corporation which is a public real estate investment trust. Cornerstone Realty Income Trust, Inc. was founded by Glade M. Knight, who currently serves as the Chairman of the Board, President and a Director of that entity. Mr. Knight also serves as
Chairman of the Board, President and a Director of the Company. See "Management-Directors and Officers." Any such sale of a property by the Company to Cornerstone Realty Income Trust, Inc. would require the consent of a majority of both the entire Board of Directors of the Company and a majority of the Independent Directors of the Company.

   The Company has also agreed with Cornerstone Realty Income Trust, Inc. that if the Company proposes the sale or disposition of the Company or substantially all of its assets, business or stock (whether such transaction is structured as a sale, exchange, merger, consolidation, lease, share exchange or otherwise) (any such transaction, a "Sale of the Company"), it will first offer Cornerstone Realty Income Trust, Inc. the right to become the acquiring party in any such proposed transaction before concluding the proposed Sale of the Company to a third party. As in the case of a sale of an individual property by the Company to Cornerstone Realty Income Trust, Inc., any such Sale of the Company to Cornerstone Realty Income Trust, Inc. would require the consent of a majority of both the entire Board of Directors of the Company and a majority of the Independent Directors of the Company. Depending upon the form of any such transaction, it might also require the consent of Shareholders owning a majority of the outstanding Shares.

   If the third party offers cash for the property, assets, stock or business of the Company, Cornerstone Realty Income Trust, Inc. must offer cash if it wishes to exercise its right of first refusal. If the third party offers property other than cash, Cornerstone Realty Income Trust, Inc. will be permitted to offer property of a like character with the same value. The value of the property offered by the third party and Cornerstone Realty Income Trust, Inc. will be the market value if the property has a readily ascertainable market value (such as listed stock), and otherwise will be determined in good faith by agreement of the boards of directors of the Company and Cornerstone Realty Income Trust, Inc., or if such boards are unable to agree, by the average of two appraisals undertaken by two qualified independent appraisers, one selected by each board of directors.

   If the Company defaults in its obligation to grant to Cornerstone Realty Income Trust, Inc. a first right to acquire a property or to become the acquiring party in a proposed Sale of the Company, the Company will be obligated to pay Cornerstone Realty Income Trust, Inc. as liquidated and agreed-upon damages cash in the amount of 3% of the aggregate consideration agreed to be paid for the property, assets, stock or business by any third party in the transaction with respect to which there is a breach. The presence of this liquidated damages provision is intended, in part, to cause the Company to comply with its agreements with Cornerstone Realty Income Trust, Inc. rather than breach such agreements in an effort to conclude a transaction with a third party at a higher price. However, the presence of the right of first refusal held by Cornerstone Realty Income Trust, Inc. with respect to the various sale or disposition transactions which may be sought or proposed by the Company may materially hamper the Company's ability to obtain the highest possible price for its properties, assets, stock or business from a third party. A third party may be reluctant to engage in negotiations and due diligence with respect to a possible purchase or acquisition transaction knowing that Cornerstone Realty Income Trust, Inc. can substitute itself as purchaser or acquiror at the same purchase or acquisition price simply by exercising its right of first refusal. Thus, the presence of the right of first refusal may make it difficult for the Company to sell its assets to anyone other than Cornerstone Realty Income Trust, Inc. The absence of competing prospective purchasers could tend to decrease the price the Company is able to obtain for its assets. Although the requirement for the approval of a majority of the Independent Directors of the Company is intended to overcome any potential conflict of interest which might be involved in any such sale to Cornerstone Realty Income Trust, Inc., there can be no assurance that a sale by the Company to Cornerstone Realty Income Trust, Inc. would be on terms as favorable as a sale by the Company to a third party, since there may be no alternative to selling assets to Cornerstone Realty Income Trust, Inc.

   Unless required to maintain REIT status, the Company does not intend to borrow or refinance to make distributions. Although not anticipated, in some cases it might be advantageous for the Company to incur mortgage indebtedness on, or finance or refinance, a property to further the Company's investment objectives. If the original mortgage indebtedness, if any, on a property has been significantly reduced and/or if a particular property has increased substantially in value, then financing (or refinancing of existing indebtedness), if achievable, may permit the Company to realize a portion of the appreciation in value of the property and retain the property. See "Risk Factors -- Real Property Investment Risks -- Possible Borrowing; Debt Financing May Reduce Cash Flow and Increase Risk of Default."

   Under its Property Acquisition/Disposition Agreement with the Company, Apple Realty Group, Inc., an Affiliate of the Advisor, may receive a 2% real estate commission upon each sale by the Company of a property. Apple Realty Group, Inc. will not be entitled to any disposition fee in connection with a sale of a property by the Company to Cornerstone Realty Income Trust, Inc. or any Affiliate of Apple Realty Group, Inc., but will be reimbursed for its costs in marketing such property. See "Investment Objectives and Policies -- Sale and Refinancing Policies" for a discussion of the possibility that properties will be sold by the Company to Cornerstone Realty Income Trust, Inc.

   It is also possible that Apple Realty Group, Inc., or an Affiliate, will render services, and receive compensation, in connection with Company financings and refinancings, although there are no specific agreements for such services as of the date of this Prospectus. See "The Advisor and Affiliates -- Apple Realty Group, Inc."

CHANGES IN OBJECTIVES AND POLICIES

   Subject to the limitations in the Articles of Incorporation, the Bylaws and the Virginia Stock Corporation Act, the powers of the Company will be exercised by or under the authority of, and the business and affairs of the Company will be controlled by, the Board of Directors. The Board of Directors also has the right and power to establish policies concerning investments and the right, power and obligation to monitor the procedures, investment operations and performance of the Company.

   In general, the Articles of Incorporation and the Bylaws can be amended only with the affirmative vote of a majority of the outstanding Common Shares, except that the Bylaws may be amended by the Directors if necessary to comply with the REIT provisions of the Code or with other applicable laws and regulations. The Bylaws contain certain restrictions on the activities of the Company and prohibit the Company from engaging in certain activities. See "Types of Investments."

   Within the express restrictions and prohibitions of the Bylaws, the Articles of Incorporation and applicable law, however, the Board of Directors has significant discretion to modify the investment objectives and policies of the Company, as stated in this Prospectus. The Company has no present intention to modify any of such investment objectives and policies, and it is anticipated that any such modification would occur only if business and economic factors affecting the Company made the Company's stated investment objectives and policies unworkable or imprudent. By way of illustration only, owing to a significant change in economic conditions, the Board of Directors could elect to acquire apartment communities outside of Texas and the southwestern region of the United States, or to acquire one or more commercial properties in addition to residential properties.

   Thus, while this Prospectus accurately and fully discloses the current investment objectives and policies of the Company, prospective Shareholders must be aware that the Board of Directors, acting consistently with the Company's organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand such objectives and policies from time to time. Any such action by the Board of Directors would be based upon the perceived best interests of the Company and the Shareholders.

                               DISTRIBUTION POLICY

   The Company intends to make regular quarterly distributions to its Shareholders. Federal income tax law requires that a REIT distribute annually at least ninety-five percent (95%) of its REIT taxable income (which does not include net capital gains). Under certain circumstances, the Company may be required to make distributions in excess of cash available for distribution to meet such distribution requirements. See "Federal Income Tax Consequences -- Requirements for Qualification as a REIT -- Annual Distribution Requirements" and "Risk Factors -- Possible Borrowing; Debt Financing May Reduce Cash Flow and Increase Risk of Default."

   The timing and amounts of distributions to Shareholders are within the discretion of the Board of Directors, although the Company will use its best efforts to meet the distribution requirements established by the Code for REITs. The Company's actual results of operations, and therefore the amount of cash available for distribution to Shareholders, will be affected by a number of factors, including the revenues received from the Company's properties, the operating expenses of the Company, and the Company's interest expense, if any. The distribution policy of the Board of Directors from time to time will depend on a number of factors, including the amount of cash available for distribution, the Company's financial condition, any decision by the Board of Directors to reinvest funds rather than to distribute them, the Company's capital and reserve requirements, and such other factors as the Board of Directors deems relevant.

   The Company expects to include within the acquisition budget for each property it proposes to acquire amounts deemed necessary for repairs and improvements required at the property. Such amounts are anticipated to be funded with proceeds from the sale of Shares. Thus, the Company anticipates that all net cash generated from operations of the properties will continue to be available for distribution.

   The Company does not intend to borrow in connection with the acquisition of properties, or to incur debt in connection with the financing or refinancing of properties. Therefore, the Company does not believe that its distributions will be affected by financing activities. However, if the Company elects to incur financing in conjunction with the acquisition of its properties, such financing could have an adverse effect on the Company's ability to maintain its level of distribution. See "Risk Factors -- Possible Borrowing; Debt Financing May Reduce Cash Flow and Increase Risk of Default." The Company currently does not have any debt financing nor does it have any current plans to incur debt.

   The Company anticipates that cash available for distributions before capital expenditures will exceed earnings and profits due to non-cash expenses, primarily depreciation and amortization, to be incurred by the Company. Distributions by the Company to the extent of its current and accumulated earnings and profits for federal income tax purposes will be taxable to shareholders as ordinary dividend income. Distributions in excess of such earnings and profits generally will be treated as a return of capital, resulting in a non-taxable reduction of the Shareholder's basis in his Shares to the extent thereof, and thereafter as taxable gain. Distributions that are treated as non-taxable reduction in basis will have the effect of deferring taxation until the sale of such Shareholder's Shares.

                             BUSINESS AND PROPERTIES

   The Company was incorporated on August 7, 1996. Its principal executive offices are located at 306 East Main Street, Richmond, Virginia 23219 and its telephone number is (804) 643-1761. The Company does not have any employees. Instead, services with respect to property acquisition, property management and company administration will be provided by the Advisor and certain of its Affiliates. See "The Advisor and Affiliates."

BUSINESS

   The Company has been established to provide both taxable and tax-exempt investors with a professionally managed portfolio of real estate equity interests consisting primarily of existing residential apartment communities that have the potential for current cash flow and capital appreciation. The Company may hold its investment properties for an indefinite length of time. The Company does not plan to cause the Shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While the Company, acting through its Board of Directors, may cause the Shares to be so listed or quoted if the Board of Directors determines such action to be prudent, there can be no assurance that such event will ever occur. Prospective Shareholders should view the Shares as illiquid and must be prepared to hold their investment for an indefinite length of time.

   Currently, the Company expects that within approximately three (3) years from Initial Closing, it will use its best efforts either (i) to cause the Shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or (ii) to cause the Company to dispose of substantially all of its properties in a manner which will permit distributions to Shareholders of cash or marketable securities. The taking of either type of action would be conditioned on the Board of Directors determining such action to be prudent and in the best interests of the Shareholders, and would be intended to provide Shareholders with liquidity either by initiating the development of a market for the Shares or by disposing of properties and distributing to Shareholders cash or other securities then being actively traded. However, the Company is under no obligation to take any of the foregoing actions, and any such action, if taken, might be taken after the referenced three-year period.

   Many factors will bear on whether any such actions are prudent and feasible. The feasibility of causing the Shares to be listed or quoted will depend upon many factors, many of which are not presently determinable or are not within the control of the Company. Such factors would include general economic and market conditions, the Company's satisfaction of the legal listing or quotation requirements in effect at such time, the economic performance of the Company during the interim period, and the Company's financial condition at the time listing or quotation is considered. In addition, the size of the Company (in terms of its total assets and the diversification of its property portfolio), which will reflect the number of Shares sold in this offering, will bear upon the feasibility of listing or quoting the Shares for trading. In general, a smaller Company size may make it less feasible to cause the listing or quotation of the Shares.

   The feasibility of disposing of the Company's properties will also depend on many factors, many of which are not presently determinable or are not within control of the Company. General economic and market conditions will affect the demand, if any, for the Company's properties and the prices which might be offered for them. Adverse developments affecting a market or a Company property after the Company's acquisition of a property may materially affect its market value. Even if some properties are attractive to prospective purchasers, the Company may determine that it is imprudent to dispose of only a portion of its portfolio. Conversely, the larger the Company is, the less likely its is that it will be able to dispose of substantially all of its properties within a relatively short period of time. If the Company receives marketable securities or other property, rather than cash, for the sale of its properties, it and any subsequent holders of such property will bear the risk of decrease in the value of such property.

   As described under "Investment Objectives and Policies -- Sale and Refinancing Policies," the Company has granted to Cornerstone Realty Income Trust, Inc. a right of first refusal to acquire assets proposed for sale by the Company. As described therein, the presence of such right of first refusal may hamper the ability of the Company to sell its properties to any party other than Cornerstone Realty Income Trust, Inc. and may tend to decrease the price the Company is able to obtain for its properties.

   The Advisor continually reviews possible investment opportunities on behalf of the Company. When at any time during the offering period the Company believes that there is a reasonable probability that any specific property will be acquired by the Company, this Prospectus will be supplemented to provide a description of the property and the anticipated terms of its purchase, financing and management. Such supplement will be filed pursuant to Rule 424(c) under the Securities Act and all supplements will be consolidated into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Shareholders. If any such expected investment relates to a property that has an operating history, the Company will include in the post-effective amendment the audited financial statements required by Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, and, as required, the Company will also provide the pro forma financial information required by Rule 11-01(a)(5) of Regulation S-X.

   The Company has elected to be taxed as a REIT under the Code and intends to qualify as such on a continuing basis. However, no assurance can be given that it will so qualify. For years in which the Company qualifies as a REIT, it will not be subject to federal income tax on that portion of its taxable income that is distributed annually to Shareholders. See "Risk Factors -- Federal Income Tax Risks -- Failure to Achieve or Maintain REIT Status" and "Federal Income Tax Consequences."

LEGAL PROCEEDINGS

   The Company is not presently subject to any material litigation nor, to the Company's knowledge, is any material litigation threatened against the Company, other than routine litigation arising in the ordinary course of business and which is expected to be covered by liability insurance.

REGULATION

   General.   Apartment  community  properties  are  subject  to  various  laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas.

   Americans with Disabilities Act. The properties and any newly-acquired or developed multi-family properties must comply with Title III of the Americans with Disabilities Act ("ADA") to the extent that such properties are "public accommodations" or "commercial facilities" as defined by the ADA. Compliance with the ADA requirements could require removal of structural barriers to handicapped access in certain public areas of the properties where such removal is readily achievable. The ADA does not, however, consider residential properties, such as multi-family properties, to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as a leasing office, are open to the public. Although the Company intends to take actions to ensure that its properties substantially comply with all requirements under the ADA and applicable state laws, final regulations under the ADA have not yet been promulgated. Noncompliance could result in imposition of fines or an award of damages to private litigants. If required changes involve greater expenditures than the Company currently anticipates, or if the changes must be made on a more accelerated basis than it anticipates, the Company's ability to make expected distributions could be adversely affected. The Company believes that its competitors face similar costs to comply with the requirements of the ADA.

   Fair Housing Amendments Act of 1988. The Fair Housing Amendments Act of 1988 (the "FHA") requires multi-family properties first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the FHA could result in the imposition of fines or an award of damages to private litigants. The Company believes that it is in compliance with such law.

   Rent Control Legislation. State and local rent control laws in certain jurisdictions limit a property owner's ability to increase rents and to recover from tenants increases in operating expenses and the costs of capital improvements. Enactment of such laws has been considered from time to time in other jurisdictions. The Company does not presently intend to develop or acquire multi-family properties in markets that are either subject to rent control or in which rent limiting legislation exists, although the Company is not precluded from doing so.

PROPERTIES OWNED BY THE COMPANY

   The Company owns no Properties as of the date of this Prospectus.

   It is expected that the Company's Board of Directors will authorize the Company's officers to cause the Company to borrow up to a specified principal dollar amount (from time to time outstanding) on prevailing commercial terms from suitable commercial lenders (and on either an unsecured or secured basis), to permit property acquisitions by the Company, as long as the offering and sale of Shares is continuing and it is anticipated by the Company's officers that proceeds from futures sales of Shares will be sufficient to repay the amount of the borrowing. This borrowing authorization, if implemented, would be in addition to any other borrowings authorized in the Company's Bylaws, and should not be construed as limiting any of the Company's rights and powers generally provided for in its Bylaws.

   Such a line of credit would be designed to facilitate the timely acquisition of properties by the Company and improve the regularity with which closings of sales of Shares can be effected, without changing the Company's overall business objective and policy of owning properties on an unleveraged or "debt-free" basis. The rate at which Shares are sold is not necessarily consistent with the manner in which prospective attractive property acquisitions become available to the Company. The use of interim borrowings which are designed to be repaid with subsequent sales of Shares could permit the Company to acquire properties thought by management to be desirable, before Shares representing the full purchase price of a particular property have been sold. Also the use of such interim debt following sale of the Minimum Offering amount could have the effect of reducing the period of time during which investors' funds are held in escrow pending disbursement to the Company, since the Company would no longer be required to match exactly proceeds from Share sales with property purchase prices.

   It is expected that the Company would utilize such interim borrowings only if, and to the extent that, it is anticipated that future sales of Shares would provide funds necessary to repay such borrowings. However, there would be no assurance any such borrowings could, in fact, be repaid from future sales of Shares. To the extent that Share sales are insufficient to repay any such borrowings, the Company would have a remaining outstanding loan, which would entail the types of risks and investment considerations described under "Risk Factors-Possible Borrowing; Debt Financing May Reduce Cash Flow and Increase Risk of Default" and "Investment Objectives and Policies-Borrowing Policies." The Company would have a variety of potential means of addressing any such loan remaining outstanding, including the repayment of such borrowing with cash from operations or refinancing such borrowing with other debt, but such repayment and/or refinancing would entail the types of effects on investors and the risks described in such sections of this Prospectus.

PROPERTY ACQUISITION AND MANAGEMENT COMPENSATION


   Each Property will be managed by Apple Residential Management Group, Inc. under a property management agreement requiring payment by the Company of a monthly management fee equal to five percent (5%) of the gross revenues of the Property. In addition, the Company will reimburse Apple Residential Management Group, Inc. for its expenses, including salaries and related overhead expenses, associated with accounting and financial reporting services rendered by Apple Residential Management Group, Inc. under the property management agreements. Also, in consideration of services rendered to the Company in connection with the selection and acquisition of each Property the Company will pay Apple Realty Group, Inc. a property acquisition fee of two percent (2%) of the purchase prices of the Properties. See "Compensation."


                                   MANAGEMENT

DIRECTORS AND OFFICERS

   The Directors of the Company have ultimate control over the management of the Company and the conduct of its affairs, including the acquisition and disposition of the Company's assets, but the Company has entered into an Advisory Agreement with the Advisor to manage the Company's day-to-day affairs. The Directors are charged with the responsibility of monitoring the relationship between the Company and the Advisor. The Independent Directors are required to make an annual determination that the Advisor's compensation is reasonable, that total fees and expenses of the Company are reasonable and that the Company's borrowings, if any, are appropriate.

   The Directors will spend such time on the affairs of the Company as their duties may require. It is expected that the Directors will meet quarterly or more frequently as required. Financial statements and various other financial reports of the Company will be provided to the Directors quarterly to aid them in the discharge of their duties. It is not contemplated that the Directors will devote a substantial portion of their time to the discharge of their duties as Directors.

   At the time of Initial Closing, the Company will have a total of five Directors, a majority of whom, as required by the Company's Bylaws, are Independent Directors.


   The current Directors of the Company, and the executive officers of the Company, and their primary occupations during the last five years or more are set forth below. The fifth Director, who will be an Independent Director, will be selected before Initial Closing. The initial Directors will serve until the first Annual Meeting of Shareholders, to be held in 1997.

      NAME                  AGE  POSITION
--------------------------  --   ---------------------------------------------
Glade M. Knight ..........  52   Director, Chairman of the Board and President
Ted W. Smith .............  40   Director
Penelope W. Kyle .........  48   Director (Independent)
Bruce H. Matson ..........  39   Director (Independent)


   Glade M. Knight. Mr. Knight is Chairman, Chief Executive Officer and sole shareholder and Director of Apple Residential Advisors, Inc., the Advisor. He also is the chief executive officer, sole Director and sole shareholder of Apple Realty Group, Inc. and Apple Residential Management Group, Inc. Apple Residential Advisors, Inc., Apple Realty Group, Inc. and Apple Residential Management Group, Inc. were all organized in July, 1996.

   Mr. Knight founded, and serves as the Chairman of the Board, President and a Director of, Cornerstone Realty Income Trust, Inc., a Virginia corporation which is a public real estate investment trust. Cornerstone Realty Income Trust, Inc., which began operations in 1993, acquires, owns and operates apartment complexes in the mid-Atlantic and southeastern regions of the United States. During the period December, 1992 through September, 1996, Cornerstone Realty Income Trust, Inc. raised approximately $300 million from the sale of Shares in a best-efforts offering, and the net proceeds from the Share sales were invested in apartment complexes. As of October 1, 1996, Cornerstone Realty Income Trust, Inc. owned 37 apartment complexes.

   Since 1972, Mr. Knight has held executive and/or ownership positions in several corporations (including, beginning in 1978, Knight-Austin Corporation) involved in the management of and investment in real estate. He has served, directly or indirectly, as a general or limited partner of 71 limited partnerships owning 80 properties comprising over 13,000 apartment units. See The Advisor and Affiliates -- Prior Performance of Programs Sponsored by Affiliates of the Advisor," for information on certain prior real estate programs organized by Glade M. Knight.

   Mr. Knight is the Chairman of the Board of Trustees of Southern Virginia College in Buena Vista, Virginia. Mr. Knight is a member of the advisory board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University and the Board of Directors of the Richmond Business Workout Council, and is a former member of the National Housing Roundtable. An alumnus of Brigham Young University, he has served on a National Advisory Council for the University and is a founding member of and active lecturer for the University's Entrepreneurial Department of the Graduate School of Business Management.


   Ted W. Smith. Ted Smith has been employed in various real estate acquisition and management businesses since 1978. For approximately the last 12 years, he has held executive positions with several Texas-based companies, including Johnstown American, Balcor/American Express, Intergroup Proper-ties and Goldquest Properties. During his career, Mr. Smith has directed apartment portfolios in excess of 13,000 units and has overseen the management of over 250 apartment communities throughout theUnited States. He received his Certified Property Manager (CPM) designation in 1983 and has remained actively involved in the Institute of Real Estate Management (IREM) program. Mr. Smith attended the University of Kansas from 1975 to 1978 where he majored in business administration with a real estate minor. He remains an active alumnus of the Delta Upsilon Fraternity.

   Penelope W. Kyle. Ms. Kyle became Director of the Virginia Lottery on September 1, 1994. Ms. Kyle had worked in various capacities for CSX Corporation and its affiliated companies from 1981 until August, 1994. She served as Vice President, Administration and Finance for CSX Realty, Inc. since 1991, as Vice President, Administration for CSX Realty, Inc. from 1989 to 1991, and as Assistant Vice President and Assistant to the President for CSX Realty, Inc. from 1987 to 1989. She received a B.A. from Guilford College in 1969, an M.A. from Southern Methodist University in 1971, a degree in law from the University of Virginia in 1979 and an M.B.A. from The College of William and Mary in 1987.

   Bruce H. Matson. Mr. Matson is a shareholder in the law firm of LeClair Ryan, A Professional Corporation, in Richmond, Virginia. Mr. Matson has practiced law since 1983. He received an A.B. from the College of William and Mary in 1979, and a J.D. from Marshall-Wythe School of Law, College of William and Mary, in 1983.


COMMITTEES OF DIRECTORS

   The Directors will establish an Executive Committee that has the authority of the full Board except for the declaration of distributions and non-delegable matters specified in Virginia law. A majority of the members of the Executive Committee must be Independent Directors.

   At this time, the Executive Committee is responsible for making all of the Company's investment and acquisition decisions, including all decisions to invest in or acquire real property. Depending on the circumstances, certain transactions with the Advisor and its Affiliates will require the additional approval of a majority of the Directors or a majority of the Directors who are not parties to the transaction or Affiliates of any person (other than the Company) who is a party to the transaction.

   The Directors will also establish an Audit Committee which will be responsible for overseeing the relationship between the Company and its independent auditors, including the annual audit of the Company's financial statements, and monitoring the reasonableness of the Company's expenses. A majority of the members of the Audit Committee must be Independent Directors.

   Any property acquisition made with proceeds representing the Minimum Offering amount ($15 million) will require the approval of the Executive Committee of the Board of Directors. Otherwise the acquisition of any property with a contract purchase price not greater than $15,000,000 may be undertaken by the President acting alone (unless it is an acquisition from an Affiliate of the Advisor). Any property acquisition with a contract purchase price exceeding $15,000,000 will require the consent of the Executive Committee of the Board of Directors. Any acquisition from an Affiliate of the Advisor will require the consent of a majority of all Independent Directors and of the entire Board.

DIRECTOR COMPENSATION

   The Company will pay to each Director who is not an Affiliate of the Advisor an annual fee of $5,000 plus $500 for each meeting of the full Board of Directors attended by such person in person ($100 if any are attended by telephonic means). There will be no additional compensation for serving on a Committee or attending a Committee meeting. The Company will, however, reimburse all Directors for their travel and other out-of-pocket expenses incurred in connection with attending any meeting of the Board or any Committee, and for carrying on the business of the Company, including reimbursement for expenses for any on-site review of properties presented for acquisition or of new markets. Directors who are Affiliates of the Advisor receive no compensation from the Company for their service as Directors. These Directors, however, are remunerated indirectly by their relationship to the Advisor and its Affiliated companies and are reimbursed by the Company for their expenses in attending meetings of the Directors or a Committee and in carrying on the business of the Company.

INDEMNIFICATION AND INSURANCE

   See "Summary of Organizational Documents -- Responsibility of Board of Directors, Advisor, Officers and Employees" for a description of the nature of the Company's obligation to indemnify the Company's directors and officers and certain others in certain situations.

   The Company intends to obtain, and pay the cost of, directors' and officers' liability insurance coverage which insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by the directors and officers of the Company in their respective capacities as directors and officers of the Company, and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss.

OFFICER COMPENSATION

   The officers of the Company are not paid salaries by the Company. Such officers are officers of the Advisor and its Affiliates, which entities are entitled to certain fees for services rendered by them to the Company. Thus, the officers of the Company are, in essence, compensated by the Advisor or its Affiliates. See "Compensation" for a description of the fees payable to the Advisor and its Affiliates.

STOCK INCENTIVE PLANS

   The Company has adopted two stock incentive plans which are described below. For purposes of the description below, the term "Offering" means the Initial Offering plus all additional offerings and sales of Shares which may occur during the five-year period beginning November 1, 1996 and ending October 31, 2001. The term "Initial Offering" means the offering of Shares made pursuant to this Prospectus.


   The aggregate number of Shares reserved for issuance under the two stock incentive plans is (1) 80,000 Shares, plus (2) 6.425% of the number of Shares sold in the Initial Offering in excess of the Minimum Offering, plus (3) 6.2% of the number of Shares sold in the Offering above the Initial Offering.


THE INCENTIVE PLAN

   Under one plan (the "Incentive Plan"), incentive awards may be granted to certain employees (including officers and directors who are employees) of the Company, or of Apple Residential Advisors, Inc., Apple Residential Management Group, Inc. or Apple Realty Group, Inc. (the latter three companies being sometimes referred to herein as the "Apple Companies"). Of the Directors of the Company, initially Messrs. Knight and Smith will be participants in the Incentive Plan. Such incentive awards may be in the form of stock options or restricted stock (as described below). Under the Incentive Plan, the number of Shares reserved for issuance is equal to an aggregate of (1) 35,000 Shares, plus
(2) 4.625% of the number of Shares sold in the Initial Offering in excess of the Minimum Offering, plus (3) 4.4% of the number of the Shares sold in the Offering above the Initial Offering. If an option is cancelled, terminates or lapses unexercised, any unissued Shares allocable to such option may be subjected again to an incentive award. The purpose of the Incentive Plan is to attract and retain the services of experienced and qualified employees who are acting on behalf of the Company, either directly or through the Apple Companies, in a way that enhances the identification of such employees' interests with those of the Shareholders.

   The Incentive Plan will be administered by a Compensation Committee of the Board of Directors of the Company (the "Committee"). Notwithstanding anything to the contrary in this Prospectus (including the Company's organizational documents referred to herein), the Committee must have a minimum of two members who are not eligible to participate in the Incentive Plan or any similar plan of the Company other than the Directors' Plan (described below). Subject to the provisions of the Incentive Plan, the Committee has authority to determine (i) when to grant incentive awards, (ii) which eligible employees will receive incentive awards, (iii) whether the award will be an option or restricted stock, and the number of Shares to be allocated to each incentive award. The Committee may impose conditions on the exercise of options and upon the transfer of restricted stock received under the Plan, and may impose such other restrictions and requirements as it may deem appropriate.

STOCK OPTIONS

   An option granted under the Incentive Plan will not be transferrable by the option holder except by will or by the laws of descent and distribution, and will be exercisable only at such times as may be specified by the Committee. During the lifetime of the option holder the option may be exercised only while the option holder is in the employ of the Company or one of the Apple Companies, or within 60 days after termination of employment. In the event the termination is due to death or disability, the option will be exercisable for a 180-day period thereafter.

   The exercise price of the options will be not less than 100% of the fair market value of the Shares as of the date of grant of the option.

   The Committee has discretion to take such actions as it deems appropriate with respect to outstanding options in the event of a sale of substantially all of the stock or assets of the Company, a merger of the Apple Company by which an option holder is employed, or the occurrence of similar events. Adjustments will be made in the terms of options and the number of Shares which may be issued under the Incentive Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding Shares or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of Shares.

   Options granted under the Incentive Plan are non-qualified stock options, not intended to qualify for favorable incentive stock option tax treatment under the Code.

RESTRICTED STOCK

   Restricted stock issued pursuant to the Incentive Plan is subject to the following general restrictions: (i) none of such Shares may be sold,
transferred,   pledged,  or  otherwise  encumbered  or  disposed  of  until  the restrictions on such Shares shall have lapsed or been removed under the provisions of the Incentive Plan, and (ii) if a holder of restricted stock ceases to be employed by the Company or one of the Apple Companies, he will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed.

   The Committee will establish as to each share of restricted stock issued under the Incentive Plan the terms and conditions upon which the restrictions on such Shares shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions at the end of a specified period of time, or as a result of the disability, death or retirement of the participant. In addition, the Committee may, at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any or all such restrictions.

AMENDMENT OF THE INCENTIVE PLAN AND INCENTIVE AWARDS

   The Board of Directors may amend the Incentive Plan in such respects as it deems advisable; provided that the shareholders of the Company must approve any amendment that would (i) materially increase the benefits accruing to participants under the Incentive Plan, (ii) materially increase the number of Shares that may be issued under the Incentive Plan, or (iii) materially modify the requirements of eligibility for participation in the Incentive Plan. Incentive awards granted under the Incentive Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the Plan.

DIRECTORS' PLAN

   The Company has also adopted a stock option plan for Directors of the Company who are not employees of the Company or the Apple Companies (the "Directors' Plan"). Under the Directors' Plan, the number of Shares reserved for issuance is equal to 45,000 Shares plus 1.8% of the number of Shares sold in the Offering in excess of the Minimum Offering.

   A Director is eligible to receive an option under the Directors' Plan if the Director is not otherwise an employee of the Company or any Apple Company or any subsidiary of the Company and was not an employee of any of such entities for a period of at least one year before the date of grant of an option under the Plan. Three members of the Board (all of the Directors except Messrs. Knight and Smith) are expected initially to qualify to receive options under the Directors' Plan.

   The Directors' Plan will be administered by the Board. Grants of stock options to eligible Directors under the Plan will be automatic. However, the Board has certain powers vested in it by the terms of the Plan, including, without limitation, the authority (within the limitations described therein) to prescribe the form of the agreement embodying awards of stock options under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Directors' Plan will be final and conclusive. The Board may act only by a majority of its members in office, except members thereof may authorize any one or more of their number, or any officer of the Company, to execute and deliver documents on behalf of the Board.

   The Directors' Plan provides for the following automatic option awards:

   (1) As of the initial closing of the Shares, each eligible Director will receive an option to purchase 5,500 Shares plus 0.0125% of the number of Shares in excess of the Minimum Offering sold by the initial closing.

   (2) As of each June 1 during the years 1997 through 2001 (inclusive), each eligible Director shall automatically receive an option to purchase 0.02% of the number of Shares issued and outstanding on that date.

   (3) As of the election as a Director of any new person who qualifies as an eligible Director, such eligible Director will automatically receive an option to purchase 5,000 Shares.

   The purpose of the Directors' Plan is to enhance the identification of the participating Directors' interests with those of the Shareholders.

   The exercise price for each option granted under the Directors' Plan will be 100% of the fair market value on the date of grant; no consideration will be paid to the Company for the granting of the option. Options granted under the Directors' Plan will have a term of 10 years and will be fully exercisable six months after the date of grant. If an optionee ceases to serve as a Director of the Company prior to the expiration of the six-month period following the date of grant, the option will terminate on the date of such termination of service as a Director. If an optionee ceases to serve as a Director of the Company after the expiration of the six-month period following the date of grant, the option will terminate three years after the date of termination of service, or on expiration of the option, whichever is earlier.

   Options granted under the Directors' Plan are non-transferable other than by will or the laws of descent and distribution upon the death of the optionee and, during the lifetime of the optionee, are exercisable only by him. Payment upon exercise of an option under the Directors' Plan may be made in cash or with the Company's Shares of equivalent value.

   The Board may suspend or discontinue the Directors' Plan or revise or amend the Plan in any respect; provided, however, that without approval of the Company's shareholders no revision or amendment may increase the number of Shares subject to the Plan or materially increase the benefits accruing under the Plan. In addition, the Directors' Plan may not be amended more than once every six months other than to comply with changes in the Code or ERISA.

STOCK OPTION GRANTS


   As of the date of this Prospectus, there have been no grants under the Incentive Plan or the Directors' Plan.

                           THE ADVISOR AND AFFILIATES

GENERAL


   Pursuant to the Advisory Agreement with the Company, the Advisor, among other things, will seek to obtain, investigate, evaluate and recommend property investment opportunities for the Company, serve as property investment advisor and consultant in connection with investment policy decisions made by the Directors and, subject to the direction of the Directors, supervise the day-to-day operations of the Company. The Advisor is a Virginia corporation all of the common stock of which is owned by Glade M. Knight. Cornerstone Realty Income Trust, Inc., which might be deemed an Affiliate of the Advisor, will own preferred stock in the Advisor. Glade M. Knight is the sole director of the Advisor and also its sole officer (serving as its Chairman, Chief Executive Officer, President and Secretary).


THE ADVISORY AGREEMENT


   The current Advisory Agreement has a one-year term ending October 31, 1997, and is renewable annually by the Directors. The Advisory Agreement provides that it may be terminated at any time by a majority of the Independent Directors or the Advisor upon 60 days' written notice. Under the Advisory Agreement, the Advisor undertakes to use its best efforts (i) to supervise and arrange for the day-to-day management of the Company and (ii) to assist the Company in maintaining a continuing and suitable property investment program consistent with the Company's investment policies and objectives. Under the Advisory Agreement, generally the Advisor is not required to, and will not, advise the Company on investments in securities, i.e., the temporary investment of offering proceeds pending investment of such proceeds in real property, as described in "Investment Objectives and Policies -- General." It is expected that the Company generally will make its own decisions with respect to such temporary securities investments.


   Pursuant to the Advisory Agreement, the Advisor will be entitled to an annual Asset Management Fee. The Asset Management Fee is payable quarterly in arrears. The amount of the Asset Management Fee is a percentage of Total Contributions. The applicable percentage used to calculate the Asset Management Fee is based on the ratio of Funds from Operations to Total Contributions (such ratio being referred to as the "Return Ratio" for the preceding calendar quarter. The per annum Asset Management Fee is initially equal to the following with respect to each calendar quarter: 0.1% of Total Contributions if the Return Ratio for the preceding calendar quarter is 6% or less; 0.15% of Total Contributions if the Return Ratio for the preceding calendar quarter is more than 6% but not more than 8%; and 0.25% of Total Contributions if the Return Ratio for the preceding calendar quarter is above 8%. See "Compensation." The Advisor or an Affiliate thereof will also receive reimbursement for certain direct expenses and allocable overhead incurred in connection with its provision of services to the Company.

   The Bylaws require the Independent Directors to monitor the Advisor's performance of the Advisory Agreement and to determine at least annually that the amount of compensation the Company pays the Advisor is reasonable, based on such factors as they deem appropriate, including the amount of the Asset Management Fee in relation to the size, composition and profitability of the investments of the Company; the success of the Advisor in selecting opportunities that meet the Company's investment objectives; the rates charged by other investment advisors performing comparable services; the amount of additional revenues realized by the Advisor and its Affiliates for other services performed for the Company; the quality and extent of service and advice furnished by the Advisor; the performance of the Company's investments and the quality of the Company's investments in relation to any investments generated by the Advisor for its own account.

   The Company's Bylaws generally prohibit the Operating Expenses of the Company (generally defined as all Company operating, general and administrative expenses, but excluding depreciation and similar non-cash items and expenses of raising capital, interest, taxes and costs related to asset acquisition, operation and disposition) from exceeding in any year the greater of 2% of the total Average Invested Assets of the Company (generally defined as the monthly average of the aggregate book value of Company assets invested in real estate, before deducting depreciation) or 25% of the Net Income of the Company (generally defined as the revenues for any period, less expenses other than depreciation or similar non-cash items) for such year. Unless the Independent Directors conclude that a higher level of expenses is justified based upon unusual and nonrecurring factors which they deem sufficient, the Advisor must reimburse the Company for the amount of any such excess. The Advisor must make such reimbursement within 120 days from the end of the Company's fiscal year. The Advisor will be entitled to be repaid such reimbursements in succeeding fiscal years to the extent actual Operating Expenses are less than the permitted levels. In determining that unusual and nonrecurring factors are present, the Independent Directors will be entitled to consider all relevant factors pertaining to the Company's business and operations, and will be required to explain their conclusion in written disclosure to the Shareholders. The Advisor generally would expect to pay any required reimbursement out of compensation received from the Company in the current or prior years. However, there can be no assurance that the Advisor would have the financial ability to fulfill its reimbursement obligations.

   The Company's Bylaws further prohibit the total Organizational and Offering Expenses (including Selling Commissions) from exceeding 15% of the Total Contributions. Furthermore, the total of all Acquisition Fees and Acquisition Expenses paid by the Company in connection with the purchase of a property by the Company shall be reasonable and shall in no event exceed an amount equal to 6% of the contract price for the property, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction approves the transaction as being commercially competitive, fair and reasonable to the Company. For purposes of the foregoing limitation, the "contract price for the property" means the amount actually paid or allocated to the purchase, development, construction or improvement of the property, exclusive of Acquisition Fees and Acquisition Expenses. Any Organizational and Offering Expenses or Acquisition Fees and Acquisition Expenses incurred by the Company in excess of the permitted limits shall be payable by the Advisor immediately upon demand of the Company.

   The foregoing is only a summary of the Advisory Agreement. A copy of the form of such agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part; reference is made to the agreement for a complete statement of its provisions.

APPLE REALTY GROUP, INC.

   Apple Realty Group, Inc. is a Virginia corporation which was organized on August 5, 1996. Apple Realty Group, Inc. is engaged in the business of management of real property and the solution of financial and marketing problems related to investments in real property.


   Apple Realty Group, Inc. and the Company have entered into a Property Acquisition/Disposition Agreement under which Apple Realty Group, Inc. has agreed to act as a real estate broker in connection with the Company's purchases and sales of properties. Under such agreement, Apple Realty Group, Inc. is entitled to a real estate commission equal to 2% of the gross purchase prices of the Company's properties, payable by the Company in connection with each purchase; provided that if indebtedness is assumed or incurred in connection with the acquisition, the acquisition fee that would have been payable with respect to the portion of the purchase price represented by such indebtedness shall not be payable until such time, if ever, that such indebtedness is repaid with the proceeds of this Offering or other equity financing. Under such agreements, Apple Realty Group, Inc. is also entitled to a real estate commission equal to 2% of the gross sales prices of the Company's properties, payable by the Company in connection with each property sale if, but only if, any such property is sold and the sales price exceeds the sum of (1) the Company's cost basis in the property (consisting of the original purchase price plus any and all capitalized costs and expenditures connected with the property) plus (2) 10% of such cost basis. For purposes of such calculation, the Company's cost basis will not be reduced by depreciation. If the sales price of a particular property does not equal the required amount, no real estate commission is payable, but Apple Realty Group, Inc. is still entitled to payment by the Company of its "direct costs" incurred in marketing such property where "direct costs" refers to a reasonable allocation of all costs, including salaries of personnel, overhead and utilities, allocable to services in marketing such property. If the person from whom the Company purchases or to whom the Company sells a property pays any fee to Apple Realty Group, Inc., such amount will decrease the amount of the Company's obligation to Apple Realty Group, Inc. In addition, Apple Realty Group, Inc. will not be entitled to any disposition fee in connection with a sale of a property by the Company to Cornerstone Realty Income Trust, Inc. or any Affiliate of Apple Realty Group, Inc., but Apple Realty Group, Inc. will, in such case, be entitled to payment by the Company of its direct costs incurred in such regard. The agreement has an initial term of five years ending October 31, 2001, and will renew automatically for successive terms of five years unless either party to the agreement elects not to renew by notice sent to the other party within 60 days before the end of any term.

   A copy of the form of Property Acquisition/Disposition Agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part, and reference is made to the agreement for a complete description of its provisions.

   Subject to the conditions applicable generally to transactions between the Company and Affiliates of the Advisor (see "Conflicts of Interest -- Transactions with Affiliates and Related Parties"), Apple Realty Group, Inc. or an Affiliate may render services to the Company in connection with Company financings or refinancings, and would be entitled to compensation for such services. As of the date of this Prospectus, there are no specific agreements for any such services.


   Glade M. Knight is the sole shareholder and Director of Apple Realty Group, Inc., as well as its sole officer, serving as Chairman, Chief Executive Officer, President and Secretary.


APPLE RESIDENTIAL MANAGEMENT GROUP, INC.

   Property management services for the Company's properties generally will be performed by Apple Residential Management Group, Inc., an Affiliate of the Advisor. See "Investment Objectives and Policies -- Management of Properties." Apple Residential Management Group, Inc. is a Virginia corporation which was organized on August 5, 1996.

   Apple Residential Management Group, Inc. currently manages no apartment complexes.


   All of the common stock of Apple Residential Management Group, Inc. is owned by Glade M. Knight. Cornerstone Realty Income Trust, Inc., which might be deemed on Affiliate of the Advisor, will own preferred stock in Apple Residential Management Group, Inc. The sole Director of Apple Residential Management Group, Inc. is Glade M. Knight, who also serves as its Chairman, Chief Executive
Officer, President and Secretary. Ted W. Smith (who is a Director of the Company) is the President and Chief Operating Officer of Apple Residential Management Group, Inc.


PRIOR PERFORMANCE OF PROGRAMS SPONSORED BY AFFILIATES OF THE ADVISOR

   The following paragraphs contain information on certain prior programs, all of which, except Cornerstone Realty Income Trust, Inc., were organized as partnerships, sponsored by Affiliates of the Advisor to invest in real estate. Except as otherwise indicated in this section, the information set forth is current as of October 1, 1996. Such information should not be considered to be indicative of the capitalization or operations of the Company. Purchasers of the Shares will not have any interest in the entities referred to in this Section or in any of the properties owned by such entities.

   Affiliates of Apple Realty Group, Inc. or its predecessors previously organized 40 partnerships for the purpose of investing in real estate. Interests in 38 of these partnerships, in which Mr. Knight served as a general partner and all but one of which were limited partnerships, were sold to investors in privately offered transactions. The 38 privately offered partnerships collectively owned and operated 40 apartment complexes with a total of 5,972 apartment units and one motel with 144 rooms. A total of 733 investors in these partnerships contributed an aggregate of approximately $47,788,965 to the capital of the partnerships. The aggregate cost of the 41 properties purchased by these 38 privately offered partnerships was approximately $129,088,000. All of the partnerships were formed before, and have investment objectives dissimilar to those of, the Company.

   Seven of the dissimilar partnerships filed for reorganization under Chapter 11 of the United States Bankruptcy Code. Five of these partnerships subsequently reached agreements with their lenders to allow foreclosure on their properties on terms which were more favorable to the partnerships than were available before the filing of the petition for reorganization. Two of the partnerships emerged from their

Chapter 11 reorganizations and in one of those partnerships, an unaffiliated entity became the new general partner as part of a partnership recapitalization. Two other partnerships in which Mr. Knight formerly served as a general partner filed for reorganization under Chapter 11 of the United States Bankruptcy Code within two years after Mr. Knight ceased to serve as general partner. Six of the dissimilar partnerships acquiesced to negotiated foreclosures on their properties upon terms which were more favorable to the partners than would have been available in the absence of negotiation. Each of the partnerships described in this paragraph owned a single property, and the adverse business development affecting the partnership therefore resulted in the partnership ceasing all cash distributions to investors.

   The dissimilar partnerships used leverage (debt) which varied from substantial to 100% in the acquisition of their properties. In addition, a significant objective of the dissimilar partnerships was the realization of tax losses which could be used to offset some or all of investors' other sources of income. In the opinion of the Advisor, the bankruptcy filings and foreclosures described above which were experienced by various dissimilar partnerships were attributable to a combination of high leverage, a downturn in economic conditions generally and the real estate industry in particular, changes in tax laws (which decreased the perceived value of real estate to potential buyers and lenders) and the unavailability of favorable financing. The Advisor does not expect that this combination of factors will be applicable to the operations of the Company. In particular, the Company expects to acquire its properties on an all-cash basis, or using interim borrowing planned to be repaid with proceeds from the sale of Shares. See "Investment Objectives and Policies -- Borrowing Policies."

   As of October 1, 1996, Mr. Knight had ceased to hold an interest in all but four of the partnerships described above.

   Two partnerships sponsored by an Affiliate of Apple Realty Group, Inc. were issuers in public offerings of assignee units of limited partnership interest. These two publicly offered partnerships had investment objectives similar to those of the Company. One publicly offered partnership, Southeastern Income Properties Limited Partnership ("Southeastern I"), raised $25,000,000 from 2,714 investors. Southeastern I acquired four apartment complexes comprising 833 apartment units. The other publicly offered partnership, Southeastern Income Properties II Limited Partnership ("Southeastern II"), raised $17,883,780 from 1,710 investors. Southeastern II acquired four apartment complexes comprising 794 apartment units. The aggregate cost of the eight properties purchased by Southeastern I and Southeastern II (including capital improvements thereto) was approximately $41,178,606. The Affiliates of Apple Realty Group, Inc. which originally served as the general partners for these two partnerships transferred management control over these partnerships to a third party in February, 1992 by converting to limited partner status. Thus, Affiliates of Apple Realty Group, Inc. ceased to serve as their general partners. The transfer of management control was part of a transaction in which Cornerstone Realty Group, Inc. (which had acted as manager of the two partnerships' properties) sold its property management rights to an unaffiliated property management company.

   Mr. Knight was also principally responsible for the organization of Cornerstone Realty Income Trust, Inc. ("Cornerstone"), a real estate investment trust organized to acquire and own apartment complexes in the mid-Atlantic and southeastern regions of the country. The investment objectives of the Company are generally the same as those of Cornerstone. Between December, 1992 and October, 1996, Cornerstone sold approximately $300 million in common shares to approximately 11,000 investors. The net proceeds of the Cornerstone public offering were used to acquire 37 apartment communities in Virginia, North and South Carolina, and Georgia. All but one of the apartment communities were built and in service before acquisition by Cornerstone. The aggregate cost of the 37 properties (including capital improvements thereto) was approximately $295,607,707. The purchase prices of all such properties were paid in cash using the proceeds from the sale of the common shares or using the proceeds from an unsecured line of credit which was subsequently repaid using proceeds from the sale of common shares, except that at October 1, 1996, approximately $36.6 million remained unpaid on such line of credit. Cornerstone expects to repay this outstanding balance within six months using proceeds from the sale of additional common shares. None of these properties has been sold. The Advisor will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on

Form 10-K filed by Cornerstone with the Securities and Exchange Commission. For a reasonable fee, the Advisor will also provide copies of the exhibits to the Report on Form 10-K.

   Part II of the Company's Registration Statement (which is not a part of this Prospectus) contains a more detailed summary of the 37 property acquisitions by Cornerstone. The Advisor will provide a copy of such summary without charge upon request of any investor or prospective investor.

   Reference is also made to the additional information on prior performance appearing under "Experience of Prior Programs" in this Prospectus.

                    PRINCIPAL AND MANAGEMENT STOCKHOLDERS

   Beneficial ownership of Shares of the Company's common stock, and options to purchase Shares of the Company's common stock (exercisable currently or within 60 days), held by directors and officers of the Company as of the date of this Prospectus, are indicated in the table below. Each person named in the table has sole voting and investment powers as to such Shares, or shares such powers with his spouse and minor children, if any.


                                       PERCENT OF
                                    NUMBER OF SHARES     AGGREGATE
                                      BENEFICIALLY      OUTSTANDING
               NAME                       OWNED        SHARES OWNED
---------------------------------  ------------------ --------------
Apple Residential Advisors, Inc.          10               100%


   In addition to the foregoing, Glade M. Knight, who is a Director, Chairman of the Board and President of the Company, owns 200,000 "Class B Convertible Shares." The Class B Convertible Shares are convertible into Common Shares pursuant to the formula and on the terms and conditions set forth below. The Class B Convertible Shares were issued by the Company to Mr. Knight on November 14, 1996, in exchange for the payment by Mr. Knight of $0.10 per Class B Convertible Share, or an aggregate of $20,000.

   There are no dividends payable on the Class B Convertible Shares. On liquidation of the Company, the holder of the Class B Convertible Shares is entitled to a liquidation payment of $0.10 per Class B Convertible Share before any distribution of liquidation proceeds to the holders of the Common Shares. Holders of more than two-thirds of the Class B Convertible Shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Class B Convertible Shares or create a new class of stock senior to or on a parity with the Class B Convertible Shares. The Class B Convertible Shares are convertible into Common Shares upon and for 180 days following the occurrence of either of the following events: (1) substantially all of the Company's assets, stock or business is sold or otherwise transferred, whether through sale, exchange, merger, consolidation, lease, share exchange or otherwise, or (2) the Advisory Agreement with the Advisor is terminated or not renewed, and the Company ceases to use Apple Residential Management Group, Inc. to provide substantially all of its property management services (the events described in this clause (2), a "Self-Administration Conversion"). Upon the occurrence of either triggering event, each Class B Convertible Share is convertible into a number of Common Shares based upon the gross proceeds raised through the date of conversion in the offering made by this Prospectus according to the following formula:

                                     NUMBER OF COMMON
                                          SHARES
  GROSS PROCEEDS RAISED FROM        THROUGH CONVERSION
SALES OF COMMON SHARES THROUGH        OF ONE CLASS B
       DATE OF CONVERSION           CONVERTIBLE SHARE
-------------------------------  -----------------------
$50 million....................            1.0
$100 million...................            2.4
$150 million...................            4.2
$200 million...................            6.4
$250 million...................            8.0


   No additional consideration is due upon the conversion of the Class B Convertible Shares.

   The conversion into Common Shares of the Class B Convertible Shares will result in dilution of the Shareholders' interests. However, if the Company elects to issue Shares to the Advisor or Apple Residential Management Group, Inc. in connection with a Self-Administration Conversion, the number of such Shares otherwise issuable by the Company will be reduced by the number of Shares which can then be acquired upon conversion of the Class B Convertible Shares.


                         FEDERAL INCOME TAX CONSEQUENCES

   The following summary of all material United States federal income tax consequences applicable to the Company and its shareholders is based upon current law, which is subject to change. Any such change could be retroactively applied and alter significantly the tax considerations described herein. The following discussion is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective Shareholder in light of his or her particular circumstances or to certain types of Shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

   EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH PURCHASER OF THE PURCHASE, OWNERSHIP, AND SALE OF SHARES OF THE COMPANY, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE, AND WITH RESPECT TO POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

FEDERAL INCOME TAXATION OF THE COMPANY

   The Company will elect to be treated for federal income tax purposes as a REIT and intends to conduct its operations in a manner that will permit it to continue so to qualify. While the Board of Directors and the Advisor intend to cause the Company to operate in a manner that will enable it to comply with the REIT requirements, there can be no certainty that such intention will be realized. Moreover, relevant law may change so as to make compliance with one or more of the REIT requirements difficult or impracticable. Failure to meet any of the REIT requirements with respect to a particular taxable year could result in termination of the Company's election to be a REIT, effective for the year of such failure and all succeeding years.

   The Company has not requested, and does not intend to request, a ruling from the Service that it will qualify as a REIT. However, the Company has received an opinion of its counsel, McGuire, Woods, Battle & Boothe, L.L.P., that, based upon various assumptions and certain representations made by the Company as to factual matters, the Company currently qualifies as a REIT, and will continue so to qualify if it conducts its operations in the manner assumed therein. However, investors should be aware that opinions of counsel are not binding upon the Service. Furthermore, both the validity of the opinion and the continued qualification of the Company for treatment as a REIT will depend on its continuing to meet various requirements concerning, among other things, the ownership of its Shares, the nature of its assets, the sources of its income and the amount of its distributions to Shareholders. McGuire,

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
Woods, Battle & Boothe, L.L.P. will not review the actual annual operating results of the Company. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy the REIT requirements.

   As long as the Company qualifies as a REIT for federal income tax purposes, it generally will not be subject to federal income tax on any income or gain that is distributed currently to Shareholders. However, any undistributed income or gain will be taxed to the Company at regular corporate rates. In addition, the Company may be subject to (i) a 100% tax on certain income from any "prohibited transactions" (i.e., sales or other dispositions of property (other than certain real estate assets held not less than four years) that is stock in trade, inventory, or held primarily for sale to customers in the ordinary course of business), (ii) a 100% tax on the greater of the amount, if any, by which it fails the 75% income test or the 95% income test described below, multiplied by a fraction intended to reflect the REIT's profitability, (iii) a tax at the highest corporate rate on any net income relating to "dealer" activities with respect to foreclosure property, (iv) a 4% excise tax on a portion of any undistributed income, and (v) a minimum tax on any items of tax preference.

REQUIREMENTS FOR QUALIFICATION AS A REIT

   In order to qualify as a REIT, the Company must satisfy a variety of complex tests relating to its organization, Share ownership, assets, income and distributions. Those tests are summarized below.

   Organizational Requirements. A REIT is defined in the Code as: (1) a corporation, trust or association; (2) which is managed by one or more directors or trustees; (3) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest; (4) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (5) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (6) the beneficial ownership of which is held by 100 or more persons; and (7) not more than 50% in value of the outstanding stock of which is owned during the last half of each taxable year, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities). In addition, the organization must meet certain income and asset tests described below. Conditions (1) to (5), inclusive, must be met during the entire taxable year and condition (6) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. However, conditions
(6) and (7) will not apply until after the first taxable year for which an election is made to be taxed as a REIT.

   In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. The Company's taxable year will be the calendar year.

   As a Virginia corporation, the Company satisfies the first and fourth requirements. The Company also will be managed by a board of directors. The Company has transferable shares and does not intend to operate as a financial institution or insurance company. Additionally, the Company has more than 100 shareholders. To assure continued compliance with the 50% diversity of ownership requirement, the Company's Bylaws prohibit any individual investor from acquiring, directly or indirectly, more than 9.8% (by value) of the outstanding Shares and provide restrictions regarding the transfer of Shares. Treasury Regulations require the Company to maintain records of the actual ownership of its Shares. In accordance with those regulations, the Company must demand from record Shareholders written statements which disclose information concerning the actual ownership of the Shares. Any record Shareholder who does not provide the Company with required information concerning actual ownership of the Shares is required to include certain specified information relating thereto in his income tax return.

   Income Tests. To maintain qualification as a REIT for any taxable year, three gross income requirements must be met annually: the "75% income test," the "95% income test," and the "30% income test." The 75% income test requires that the Company derive, directly or indirectly, at least 75% of its gross income (excluding gross income from prohibited transactions) from certain real estate related sources, which include, but are not limited to: (i) certain types of "rents from real property," (ii) "interest" on obligations secured by mortgages on real property or interests in real property, (iii) income or gain from real property  acquired  through  foreclosure or similar  proceedings,
(iv) gains from the sale or other disposition of certain real property or interests in real property that are not "dealer property" (i.e., property that is stock in trade, inventory, or held primarily for sale to customers in the ordinary course of business), (v) commitment fees with respect to mortgage loans, (vi) income from stock or debt instruments that were acquired as a temporary investment of new capital, if such income is received or accrued during the first year after the Company receives the new capital ("qualified temporary investment income"), (vii) dividends or other dividends on shares of other qualified REITs, (viii) abatements and refunds of taxes on real property, and (ix) gains from the sale or disposition of real estate assets which are not prohibited transactions solely by reason of Section 857(b)(6) of the Code. The 95% income test requires that at least an additional 20% of the Company's gross income for the taxable year consist either of income that qualifies under the 75% income test or certain types of passive income, which include, but are not limited to: (i) dividends from companies other than REITs, (ii) interest on obligations that are not secured by interests in real property, and (iii) gains from the sale or other disposition of stock, securities, or real property, if such assets are not dealer property. The 30% income test, unlike the other income tests, prescribes a ceiling for certain types of income. The Company may not derive more than 30% of its gross income from the sale or other disposition of (i) stock or securities held for less than one year, (ii) property in a transaction which is a prohibited transaction, and (iii) real property (including interests in real property and interests in real property mortgages) held for less than four years other than property compulsorily or involuntarily converted within the meaning of Section 1033 of the Code or foreclosure property.

   In the case of a REIT that is a partner in a partnership, the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income of the partnership attributed to the REIT retain the same character as in the hands of the partnership.

   The Company expects that substantially all its gross income from its properties will be considered "rents from real property." Rents received by the Company will qualify as "rents from real property" for purposes of satisfying the income tests described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person although rents generally will not be excluded merely because they are based on a fixed percentage or percentages of receipts or sales. None of the rents from properties that will be held by the Company are based on income or profits of a kind that would disqualify such rents from being treated as rents from real property. Second, rents received from a tenant will not qualify as rents from real property if the REIT, or an owner of 10% or more of the REIT, also directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). The Company does not anticipate receiving any rents from Related Party Tenants. Third, if rent attributable to personal property that is leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. The Company anticipates that any rent attributable to personal property leased in connection with a lease of real property will not be greater than 15% of the total rent received under the lease. Finally, for rents to qualify as rents from real property, the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no income. However, the Company may perform directly certain services customary in the geographic markets in which it operates the property and customary to the type and class of such property, provided that such services are not services which are considered rendered to an occupant of the property. In this regard, the Company presently intends to have Apple Residential Management Group, Inc., a corporation that will qualify as an "independent contractor," manage and operate the Company's real property assets.

   The term "interest" generally does not include any amount determined, in whole or in part, on the income or profits of any person, although an amount generally will not be excluded from the term interest solely by reason of being based on a fixed percentage or percentages of receipts or sales.

   Any gross income derived from a prohibited transaction is taken into account in applying the 30% income test necessary to qualify as a REIT (and the net income from that transaction is subject to a 100% tax). The term "prohibited transaction" generally includes a sale or other disposition of property

(other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The Company believes that none of its assets are held for sale to customers and that sale of any property will not be in the ordinary course of business for the Company. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, the Company will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of business."

   If the Company fails to satisfy one or both of the 75% or 95% income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is eligible for relief under certain provisions of the Code. These relief provisions generally will be available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not now possible to determine the circumstances under which the Company may be entitled to the benefit of these relief provisions. If these provisions apply, a 100% tax is imposed on the net income attributable to the greater of the amount by which the Company failed the 75% income test or the 95% income test. No analogous relief is available should the Company fail to satisfy the 30% income test.

   Asset Tests. At the close of each quarter of its taxable year, the Company also must satisfy several tests relating to the nature and diversification of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets, cash, cash items (including receivables arising in the ordinary course of the Company's operations) and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those includible in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the Company's total assets. Finally, of the investments included in the 25% asset class, the Company may not own more than 10% of any one issuer's outstanding voting securities. The property in which the Company proposes to invest generally will qualify largely or entirely as real estate assets under the 75% requirement described above.

   After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

   Although not anticipated, the Company may organize and hold all of the stock of one or more subsidiary corporations intended to qualify for treatment as a "qualified REIT subsidiary." The Company's ownership of the stock of one or more qualified REIT subsidiaries will not cause the Company to fail to satisfy the asset tests described above. The Code provides that a corporation which is a qualified REIT subsidiary will not be treated as a separate corporation, and, for purposes of the asset and income tests, all assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary will be treated as assets, liabilities, and items of income, deduction and credit (as the case may be) of the Company. Thus, in applying the income and asset tests described above, the separate corporate existence of the Company's qualified REIT subsidiary would be ignored in a manner analogous to an operating division of the Company.

   Annual Distribution Requirement. To qualify as a REIT, the Company is required to make distributions (other than capital gain dividends) to its Shareholders in an amount at least equal to (A) the sum of (i) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (ii) 95% of the after-tax net income, if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be

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
paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular distribution after such declaration. "REIT taxable income" generally is computed in the same manner as taxable income of ordinary corporations, with several adjustments, which include, but are not limited to, the deduction allowed for dividends paid, but not for dividends received. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax thereon at regular corporate tax rates. Finally, as discussed above, the Company may be subject to an excise tax if it fails to meet certain other distribution requirements.

   The Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. Although not anticipated, if such timing differences occur, the Company may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends to meet the distribution requirement.

   The distribution requirement may be determined not to have been met by the Company in a given year if the Service successfully challenges the deductibility of a Company expenditure in an audit of that year. The Service also could challenge the deductibility of the Asset Management Fee and other fees paid by the Company. If a challenge by the Service were successful, the Company may be able to rectify a resulting failure to meet the distribution requirement by paying "deficiency dividends" to Shareholders in a later year, which may be included in the Company's deduction for distributions paid for the earlier year. Although the Company may be able, therefore, to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay interest to the Service based upon the amount of any deduction taken for deficiency dividends.

   Failure to Qualify as a REIT. If the Company fails to qualify as a REIT for any taxable year, and certain relief provisions do not apply, it will be subject to federal income tax (including any applicable minimum tax) at regular corporate rates and will not receive deductions for distributions paid to Shareholders. As a result, the amount of after-tax earnings available for distribution to Shareholders would decrease substantially. All distributions to Shareholders would be taxable as ordinary income to the extent of current and accumulated earnings and profits and distributions received by corporate Shareholders may be eligible for a dividends-received deduction. In addition, the Company would not be eligible to elect REIT status for the four subsequent taxable years, unless its failure to qualify was due to reasonable cause and not to willful neglect, and certain other requirements were satisfied. In order to renew its REIT qualification at the end of such a four-year period, the Company would be required to distribute all of its current and accumulated earnings and profits before the end of the period. Any such distributions would be taxable as ordinary income to Shareholders. In addition, the Company would be subjected to taxation on any unrealized gain inherent in its assets at such time. If the Company were to lose REIT status, however, it expects that it would liquidate over the period and in the manner that the Board of Directors deems to be in the best interest of the Shareholders, and such liquidation likely would be completed before the Company would be eligible to re-elect REIT status.

FEDERAL INCOME TAXATION OF THE SHAREHOLDERS

   While the Company qualifies for taxation as a REIT, distributions made to the Company's Shareholders from current or accumulated earnings and profits (and not designated as capital gain dividends) will be includible by the Shareholders as ordinary income for federal income tax purposes. None of these distributions will be eligible for the dividends-received deduction for corporate Shareholders. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held his or her Shares in the Company. Corporate Shareholders, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

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
   Distributions in excess of current and accumulated earnings and profits will not be taxable to a Shareholder to the extent that they do not exceed the adjusted basis of the Shareholder's Shares. Shareholders will be required to reduce the tax basis of their Shares by the amount of such distributions until such basis has been reduced to zero, after which such distributions will be taxable as capital gain (ordinary income in the case of a Shareholder who holds its Shares as a dealer). The tax basis as so reduced will be used in computing the capital gain or loss, if any, realized upon sale of the Shares. Any loss upon a sale or exchange of Shares by a Shareholder who held such Shares for six months or less (after applying certain holding period rules) generally will be treated as a long-term capital loss to the extent that such Shareholder previously received capital gain distributions with respect to such Shares. All or a portion of any loss realized upon a taxable disposition of Shares of the Company may be disallowed if other Shares of the Company are purchased (under a dividend reinvestment plan or otherwise) within 30 days before or after the disposition.

   Shareholders may not include in their individual federal income tax returns any net operating losses or capital losses of the Company. In addition, any distribution declared by the Company in October, November, or December of any year payable to a Shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the Shareholder on December 31 of such year, provided that the distribution is actually paid by the Company no later than January 31 of the following year. The Company may be required to withhold a portion of capital gain distributions to any Shareholders who fail to certify their non-foreign status to the Company.

   Those Shareholders who avail themselves of the Additional Share Option (described under "Plan of Distribution") or a dividend reinvestment plan, if implemented, will be deemed for federal income tax purposes to have received the gross amount distributed on their behalf notwithstanding its reinvestment in Shares. Such Shareholders will thus be taxed as if they had received such distributions despite the fact that their distributions have been reinvested and, as a result, they will not receive any cash with which to pay the resulting tax liability associated with the distribution. Shares received pursuant to the Additional Share Option will have a holding period which begins on the day after purchase of the Shares. The tax basis of such Shares will generally be the gross amount of the deemed distribution.

INVESTMENT BY TAX-EXEMPT ENTITIES

   Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has ruled that distributions by a REIT to an exempt employee pension trust do not constitute UBTI. Based on such ruling and assuming the Company conducts its activities as a REIT as described in this Prospectus, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances the acquisition of its Shares, a portion of its income from the Company may constitute UBTI pursuant to the "debt-financed property" rules under Section 514 of the Code.

   For taxable years beginning after December 31, 1993, qualified trusts that hold more than 10% (by value) of the shares of a REIT may be required to treat a percentage of REIT distributions as UBTI. The requirement applies only if (i) the qualification of the REIT depends upon the application of a "look-through" exception to the restriction on the holding of REIT shares by five or fewer individuals, including qualified trusts, (ii) the REIT is "predominantly held" by qualified trusts, and (iii) the REIT assets would have generated significant UBTI if the qualified trust held such assets directly. A REIT would be predominantly held if either (i) a single qualified trust held more than 25% by value of the interests in the REIT or (ii) one or more qualified trusts, each owning more than 10% by value, held in the aggregate more than 50% of the interests in the REIT. The percentage of any distribution paid (or treated as paid) to the qualified trust that will be treated as UBTI is determined by the amount of UBTI earned by the REIT (treating the REIT as if it were a qualified trust, and therefore subject to tax on UBTI) as a percentage of the total gross income of the REIT. A de minimis exception applies where the percentage is less than 5%. For these purposes, a qualified trust is any trust defined under
Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The Company does not anticipate that it will be predominantly held by qualified trusts.

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FOREIGN INVESTORS

   Foreign  Shareholders.  The rules  governing  United  States  federal  income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign Shareholders (collectively, "Non-U.S. Shareholders") are complex. This discussion does not attempt to provide more than a summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws with regard to an investment in the Shares, including any reporting requirements, as well as the tax treatment of such an investment under the laws in their country of residence.

   Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as dividend distributions and as ordinary income to the extent of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a United States trade or business, the Non-U.S. Shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. Shareholders are taxed with respect to such distributions (and may also be subject to the 30% branch profits tax in the case of a Shareholder that is a foreign corporation). The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such distributions paid to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and an appropriate Form 1001 has been filed with the Company or (ii) the Non-U.S.
Shareholder files an Internal Revenue Service Form 4224 with the Company claiming that the distribution is effectively connected income. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a Shareholder to the extent that they do not exceed the adjusted basis of the Shareholder's Shares but rather will reduce the adjusted basis of such Shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's Shares, the excess will give rise to tax liability if the Non-U.S. Shareholder otherwise would be subject to tax on any gain from the sale or disposition of his or her Shares in the Company, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

   For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980
("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States business. Thus, Non-U.S. Shareholders would be taxed at the normal capital gain rates applicable to U.S. Shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate Shareholder not entitled to treaty exemption. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend. This amount is not reduced by any U.S. tax treaty but is, however, creditable against the Non-U.S.
Shareholder's FIRPTA tax liability.

   Gain recognized by a Non-U.S. Shareholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It currently is anticipated that the Company will be a "domestically controlled REIT," and therefore the sale of Shares will not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the Shares is effectively connected with the Non-U.S. Shareholder's United States trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), except that the purchaser of such Shares may be required to withhold a portion of the proceeds against such tax liability. In addition, distributions that are treated as gain from the disposition of Shares and are subject to tax under FIRPTA may also be subject to a 30% branch profits tax when made to a foreign corporate Shareholder that is not entitled to treaty exemptions.

   THE FOREGOING DISCUSSION DOES NOT PURPORT TO DESCRIBE ANY FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY. NON-U.S. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO ALL TAX ASPECTS OF AN INVESTMENT IN THE COMPANY.

   Backup Withholding. The Company will report to its Shareholders and the Service the amount of distributions paid during each calendar year and the amount of tax withheld, if any. Under the backup withholding rules, a Shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(ii) has provided a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A Shareholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the Shareholder's income tax liability.

STATE AND LOCAL TAXES

   Even if the Company qualifies on a continuing basis as a REIT for federal income tax purposes, the Company and its Shareholders may be subject to certain state and local taxes. This Prospectus does not purport to describe any state or local tax consequences of an investment in the Company. State and local tax treatment of the Company and the Shareholders may differ substantially from the federal income tax treatment described in this summary. CONSEQUENTLY, EACH PROSPECTIVE SHAREHOLDER SHOULD CONSULT WITH HIS OR ITS OWN TAX ADVISOR WITH REGARD TO THE STATE AND LOCAL TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

                      INVESTMENT BY TAX-EXEMPT ENTITIES

UNRELATED BUSINESS TAXABLE INCOME

   As discussed above, distributions from the Company will not constitute UBTI to most tax-exempt investors, except to the extent such investors finance the purchase of their Shares. See "Federal Income Tax Consequences -- Federal Income Taxation of the Shareholders -- Investment By Tax-Exempt Entities."

ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary responsibilities and other requirements regarding the assets of an employee benefit plan ("Plan Assets"). For example, ERISA requires that all Plan Assets shall be held in trust, that the plan shall avoid certain prohibited transactions involving Plan Assets, and that investment management responsibilities with respect to Plan Assets may be delegated only in certain permitted manners. Although the matter is not entirely free from doubt, under the relevant Department of Labor Regulations, the assets of the Company are not expected to constitute Plan Assets because, subject to certain factual determinations, the Shares should be treated as "publicly offered securities," i.e., securities that are widely held, freely transferable, and registered under certain federal securities laws. In addition, the Company's assets would not constitute Plan Assets to the extent that at least 75% of the Shares are held, at all times, by investors other than "benefit plan investors." The term "benefit plan investors" generally includes qualified employee pension or profit sharing trusts and Keogh Plan trusts ("Employee Trusts"), individual retirement accounts ("IRAs"), and certain other entities.

   The assets of the Company are expected to be exempt from the Plan Asset rules for the reasons set forth above. However, this determination is based, in part, on facts that cannot be ascertained at the present time. Consequently, there can be no assurance that the Company's assets will not be treated as Plan Assets at any given time. Nevertheless, the Advisor will use its best efforts to qualify the Company's assets for exemption from the Plan Asset rules.

   In considering the purchase of Shares and the number of Shares to be purchased, a fiduciary with respect to an Employee Trust or other entity subject to ERISA should consider, in addition to the foregoing, whether the investment will satisfy: (i) the prudence requirement of Section 404(a)(1)(B) of ERISA, considering the nature of an investment in, and the compensation structure of, the Company, the fact that the Company has no history of operations and the fact that the investments to be made by the Company have not been selected as of the date of this Prospectus; (ii) the diversification requirement of Section
404(a)(1)(C) of ERISA; and (iii) the requirements that the fiduciary provide benefits for the Plan participants and beneficiaries and value Plan Assets annually.

   In considering the purchase of Shares, a fiduciary with respect to an Employee Trust should consider the trust requirement of ERISA. In addition, a custodian or trustee of an IRA should consider the Code's prohibition against the commingling of IRA assets with other property. Section 403(a) of ERISA generally provides that the assets of employee benefit plans must be held in trust. Section 408(a)(5) of the Code provides that an IRA must prohibit the commingling of IRA assets with other property. The Department of the Treasury and the Service have not issued any rulings or regulations that provide guidance on the identification of the assets of an IRA for purposes of Section 408(a)(5) of the Code.

   If an IRA currently has insufficient funds to satisfy the minimum 200 Share purchase requirement for an investment in the Company, it may be possible to satisfy those requirements through contributions to the IRA by its owner (concurrent with the investment in the Company) with respect to his prior and/or current taxable year. In this regard, the owner of an IRA which is a prospective investor should consult with his or her tax advisor.

   Shares may not be purchased with Plan Assets by an Employee Trust or IRA with respect to which the Board of Directors, the Advisor, or any of their Affiliates
(i) regularly gives investment advice, (ii) provides management services on a discretionary basis, (iii) has an agreement, either written or unwritten, under which information, recommendations, and advice used as a primary basis for investment decisions is provided, (iv) has an agreement or understanding, either written or unwritten, under which individualized investment advice is given, or
(v) is otherwise a fiduciary within the meaning of Section 3(21) of ERISA.

                                 CAPITALIZATION

   The capitalization of the Company as of August 7, 1996, and as adjusted to reflect the issuance and sale of the Shares offered hereby assuming the Minimum Offering and Maximum Offering is as follows:


                                                          AS ADJUSTED
                                                  ----------------------------
                                                     MINIMUM        MAXIMUM
                                          ACTUAL     OFFERING      OFFERING
                                         -------- ------------- --------------
Common Shares; no par value; 10 shares
issued, 1,666,666.67 and 25,166,666.67
shares issued as adjusted,
respectively...........................  $100     $15,000,100   $250,000,100


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

   The Company was organized on August 7, 1996 and has had no operations to date. The Company intends to invest primarily in existing residential apartment communities located in Texas and the southwestern United States and to qualify as a REIT under the Code.

   The proceeds of this offering and the cash flow generated from properties the Company acquires and short-term investments will be the Company's principal sources of liquidity. In addition, although the Company has no current intention to borrow funds, it reserves the right to do so, subject to approval of the Board of Directors. See "Investment Objectives and Policies -- Borrowing Policies." The Company generally will be obligated to distribute annually at least 95% of its taxable income to its Shareholders to qualify as a REIT under the Code. The Company anticipates that its cash flow will be adequate to cover Operating Expenses and to permit the Company to meet its anticipated liquidity requirements, including distribution requirements.

   The effects of future inflation on the Company's operations may increase the Company's operating costs, including interest costs on bank borrowings, if any.

   The Company intends to establish initial working capital reserves of at least 0.5% of the proceeds of this offering. The Company also intends to maintain ongoing working capital reserves in an amount equal to at least 0.5% of the proceeds of the offering, subject to review and re-evaluation by the Board of Directors. Such funds, in combination with income from investment properties and short-term investments, are anticipated to be sufficient to satisfy its liquidity requirements.

                              PLAN OF DISTRIBUTION

   The Company is offering to sell the Shares using the service of David Lerner Associates, Inc. as the Managing Dealer, and other broker-dealers selected by the Managing Dealer ("Selected Dealers"). The Shares are being offered on a "best efforts" basis, meaning that the Managing Dealer and Selected Dealers are not obligated to purchase any Shares. No Shares will be sold unless at least the Minimum Offering of $15,000,000 in Shares has been sold no later than one year after the date of this Prospectus. If the Minimum Offering of Shares is not sold by that date, the offering will terminate and all funds theretofore deposited by investors into the Escrow Account will be promptly refunded in full, together with each investor's share of any interest earned thereon (less withholding of taxes in respect to payment of interest, if applicable). First Union National Bank of North Carolina will act as escrow agent for the Escrow Account until the Minimum Offering of Shares is sold.

   The Shares are offered at $9 per Share until the Minimum Offering of $15,000,000 in Shares is achieved. Thereafter, the Shares will be offered at $10 per Share.

   The offering of Shares is expected to terminate when all Shares offered hereby have been sold or one year from the date hereof, unless extended by the Company for up to an additional year. In some states, extension of the offering may not be allowed, or may be allowed only upon certain conditions.

   Purchasers will be sold Shares at one or more closings. Following the sale of the Minimum Offering, additional closings will be held from time to time during the offering period as orders are received. The final closing will be held shortly after the termination of the offering period or, if earlier, upon the sale of all the Shares. It is expected that after the closing of the sale of the Minimum Offering, purchasers will be sold Shares no later than the last day of the calendar month following the month in which their orders are received. Funds received during the offering but after the initial disbursement of funds may be held in escrow for the benefit of purchasers until the next closing, and then disbursed to the Company.

   In no event is the Company required to accept the proffered subscription of any prospective investor, and no such proffered subscription shall become binding on the Company until a properly completed Subscription Agreement prepared and executed by the prospective investor has been accepted by a duly authorized representative of the Company. The Company will either accept or reject each subscription within four business days from the receipt of the subscription by the Managing Dealer or a Selected Dealer. The Company intends to cause to be paid from any escrow account each investor's share of net interest on escrowed funds, whether or not the investor's subscription for Shares is accepted. The Company reserves the right to adopt reasonable simplifying conventions or assumptions in determining each investor's share of such net interest. Investors' subscriptions will be revocable by written notice delivered to the escrow agent at least five days before the applicable closing. Subject to the foregoing, an investor's subscription funds may remain in escrow for an indefinite period of time.

   It is expected that Shareholders will be able to elect to reinvest any distributions from the Company in additional Shares available in this offering, for as long as this offering continues. This option is referred to herein as the "Additional Share Option." Any purchase by reinvestment of distributions would be at the same price per Share and on the same terms applicable generally to subscriptions in this offering effective at the time of reinvestment. The Company reserves the right to establish rules governing such reinvestment, as well as the right to modify or terminate such Additional Share Option at any time. The Company estimates that approximately 400,000 Shares ($4,000,000 at $10 per Share) offered through this Prospectus will be purchased through Shareholders' reinvestment of distributions in Shares pursuant to the Additional Share Option described in this paragraph, but the number of Shares which will be so purchased cannot be determined at this time.

   Subject to the Additional Share Option being available through the broker-dealer which initially sells a Shareholder his Shares, a Shareholder will be able to elect the option by directing, on his Subscription Agreement, that cash distributions be reinvested in additional Shares. Distributions attributable to any calendar quarter will then be used to purchase Shares in this offering. As described under "Federal Income Tax Consequences -- Federal Income Taxation of the Shareholders," a Shareholder who elects the Additional Share Option will be taxed as if he had received his distributions which are used to purchase additional Shares. A Shareholder may elect to terminate his participation in the Additional Share Option at any time by written notice sent to the Company or to the broker-dealer through which the Shareholder initially purchased Shares. The notice will be effective with respect to distributions attributable to any calendar quarter if it is sent at least 10 days before the end of such calendar quarter.

   Funds not invested in real properties may be invested by the Company in United States Government securities, certificates of deposit of banks located in the United States having a net worth of at least $50,000,000, bank repurchase agreements covering the securities of the United States Government or United States governmental agencies issued by banks located in the United States having a net worth of at least $50,000,000, bankers' acceptances, prime commercial paper or similar highly liquid investments (such as money market funds selected by the Company) or evidences of indebtedness.

   The Company will pay to the Managing Dealer Selling Commissions on all sales made in an amount equal to 7.5% of the purchase price of the Shares ($0.675 per Share purchased at $9 per Share and $0.75 per Share purchased at $10 per Share). The Company will also pay to the Managing Dealer a Marketing Expense Allowance equal to 2.5% of the purchase price of the Shares, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the Shares. The Marketing Expense Allowance will equal $0.225 per Share purchased at $9 per Share and $0.25 per Share purchased at $10 per Share. The Selling Commissions and Marketing Expense Allowance are payable to the Managing Dealer at the times of the issuance of Shares to purchasers.

   Prospective investors are advised that David Lerner Associates, Inc., and other broker-dealers participating in this offering, reserve the right to purchase Shares, on the same terms applicable generally to sales pursuant to this Prospectus, for their own accounts, at any time and in any amounts, to the extent not prohibited by relevant law.

   The Agency Agreement among the Company, the Advisor, Apple Realty Group, Inc. and the Managing Dealer permits the Managing Dealer to use the services of other broker-dealers in offering and selling the Shares, subject to the Company's approval. The Managing Dealer will pay the compensation owing to such broker-dealers out of the Selling Commissions or Marketing Expense Allowance payable to it. Sales by such broker-dealers would be carried on in accordance with customary securities distribution procedures. The Managing Dealer may be deemed to be an "underwriter" for purposes of the Securities Act in connection with this offering. Purchasers' checks are to be made payable to "First Union National Bank, Escrow Agent" or as otherwise directed by the Managing Dealer.

   Purchasers are required to purchase a minimum of $5,000 in Shares ($2,000 in Shares for Qualified Plans). The Advisor and Affiliates of the Advisor may purchase in this offering up to 2.5% of the total number of Shares sold in the offering, on the same terms and conditions as the public. If the Advisor or Affiliates purchase any Shares, they will be permitted to vote on any matters submitted to a vote of holders of the Shares. Any purchase of Shares in this offering by the Advisor or Affiliates must be for investment, and not for resale or distribution. The Shares described in this paragraph are exclusive of the Shares which may be issued under the Company's stock incentive plans. See "Management -- Stock Incentive Plans."

   There has been no previous market for any of the Company's Shares. The initial offering price for the Shares is arbitrary and was determined on the basis of the proposed capitalization of the Company, market conditions and other relevant factors.

   The Company, the Advisor and Apple Realty Group, Inc. have agreed to indemnify the Managing Dealer and other broker-dealers against certain liabilities, including liabilities under the Securities Act. No indemnification is provided for willful misfeasance, bad faith, gross negligence or reckless disregard of duties under the Securities Act by any of such persons.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL


   The authorized capital stock of the Company consists of 50,000,000 Common Shares, no par value and 200,000 Class B Convertible Shares, no par value. Each Common Share will be fully paid and nonassessable upon issuance and payment therefor. As of the date of this Prospectus, there were 10 Common Shares of the Company issued and outstanding. All 200,000 authorized Class B Convertible Shares are held by Glade M. Knight. See "Principal and Management Stockholders."


   The Common Shares will have the sole voting power to elect Directors and holders of the outstanding Common Shares will be entitled to one vote per Share on all matters submitted to a vote of the Shareholders. Common Shares of the Company have no preference, conversion, exchange, preemptive or cumulative voting rights. No equity securities of the Company shall have greater voting rights per share than those attributable to the Common Shares that will be sold in this offering. Holders of Common Shares will be entitled to participate on a per-Share basis in distributions paid in respect of the Shares if, when and as declared by the Board of Directors and in the distribution of net assets of the Company upon its liquidation, dissolution or winding up.

REPURCHASE OF SHARES AND RESTRICTIONS ON TRANSFER

   Two of the requirements for qualification for the tax benefits accorded a REIT under the Code are that (i) at no time during the last half of each taxable year may more than 50% in value of the outstanding Shares be owned, directly or indirectly, by or for five or fewer individuals, and (ii) there must be at least 100 Shareholders for at least 335 days in any taxable year, or proportionate part of any shorter taxable year, after its first taxable year. See "Federal Income Tax Consequences."

   In order that the Company may meet these requirements at all times, the Bylaws prohibit any person from acquiring or holding, directly or indirectly, ownership of a number of Shares in excess of 9.8% of all the outstanding Shares. Shares owned by a person in excess of such amounts will be referred to in the Bylaws and herein as "Excess Shares." For this purpose the term "ownership" is defined in accordance with the constructive ownership provisions of Section 544 of the Code (as modified by Section 856(h) of the Code). Accordingly, Shares owned or deemed to be owned by a person who individually owns less than 9.8% of the Shares outstanding nevertheless may be Excess Shares.

   Holders of Excess Shares are not entitled to voting rights, dividends or distributions. If, after the purported transfer or other event resulting in an exchange of Common Shares for Excess Shares and before discovery by the Company of such exchange, dividends or distributions are paid with respect to Common Shares that were exchanged for Excess Shares, then such dividends or distributions are to be repaid to the Company upon demand.

   The Bylaws also provide that in the event any person acquires Excess Shares, such Excess Shares may be redeemed by the Company, at the discretion of the Board of Directors. Except as set forth below, the redemption price for redeemed Excess Shares shall be the lesser of (i) the price paid for the Excess Shares (or if no notice of such purchase price is given, at a price to be determined by the Board of Directors, in its sole discretion, but no lower than the lowest market price for the Common Shares during the year prior to the date the Company exercises its purchase option) and (ii) the fair market value of such Excess Shares, which shall be the fair market value of the Shares as determined in good faith by the Board of Directors or, if the Shares are listed on a national securities exchange, the closing price (average of closing bid and asked prices if the Shares are quoted on the NASDAQ National Market System) on the last business day prior to the redemption date. To redeem Excess Shares, the Board of Directors must give a notice of redemption to the holder of such Excess Shares not less than one week prior to the date fixed by the Board of Directors for redemption. The holder may sell such Excess Shares before the date fixed for redemption. If he does not, the redemption price for such Excess Shares shall be paid on the redemption date fixed by the Board of Directors and included in such notice. From and after the date fixed for redemption of Excess Shares, such Shares shall cease to be entitled to any distributions and other benefits, other than the right to payment of the redemption price for such Shares. Under certain circumstances, the proceeds of redemption might be taxed as a distribution to the recipient.

   The redemption of Excess Shares, at the discretion of the Board of Directors, is the only established Company procedure for the repurchase of Shares. The Company has no other right or intent to repurchase the Shares, nor do the Shareholders have any right to "put" the Shares to, or require redemption of their Shares by, the Company.

   The constructive ownership provisions applicable under Section 544 of the Code (as modified by Section 856(h) of the Code) attribute ownership of securities by a corporation, partnership, estate or trust proportionately to its shareholders, partners or beneficiaries, attribute ownership of securities owned by family members to other members of the same family, treat securities with respect to which a person has an option to purchase as actually owned by that person, and set forth rules as to when securities constructively owned by a person are considered to be actually owned for the application of such attribution provisions (i.e., "reattribution"). Thus, for purposes of determining whether a person holds Excess Shares, a person will be treated as owning not only Shares actually or beneficially owned, but also any Shares attributed to such person under the attribution rules described above. Ownership of Shares through such attribution is generally referred to as constructive ownership.

   Under the Bylaws any acquisition of Shares of the Company that would result in the disqualification of the Company as a REIT under the Code is void to the fullest extent permitted by law, and the Board of Directors is authorized to refuse to transfer Shares to a person if, as a result of the transfer, that person would own Excess Shares. Prior to any transfer or transaction which, if consummated, would cause a shareholder to own Excess Shares, and in any event upon demand by the Board of Directors, a shareholder is required to file with the Company an affidavit setting forth, as to that shareholder, the information required to be reported in returns filed by shareholders under Treasury Regulation Section

1.857-9 and in reports filed under Section 13(d) of the Exchange Act. Additionally, each proposed transferee of Common Shares, upon demand of the Board of Directors, also may be required to file a statement or affidavit with the Company setting forth the number of Shares already owned by the transferee and any person to or from whom Shares may be attributed by or to the transferee.

   The transfer or sale of Shares also will be subject to compliance with applicable "Blue Sky" laws and federal securities laws.

FACILITIES FOR TRANSFERRING SHARES

   The Managing Dealer may, but is not obligated to, assist Shareholders who desire to transfer their Shares. In the event the Managing Dealer provides assistance, it will be entitled to receive compensation as specified by the Managing Dealer. Any assistance offered by the Managing Dealer may be terminated or modified at any time without notice, and any fee charged for transfer assistance may be modified or terminated at any time and without notice. The Managing Dealer currently has no plans for rendering the type of assistance referred to in this paragraph. Such assistance, if rendered, would likely consist of informally matching isolated potential buyers and sellers, and would not represent the creation of any "market" for the Shares.

   No public market for the Shares currently exists. The Company does not plan to cause the Shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While the Company, acting through its Board of Directors, may cause the Shares to be so listed or quoted if the Board of Directors determines such action to be prudent, there can be no assurance that such event will ever occur. Prospective Shareholders should view the Shares as illiquid and must be prepared to hold their investment for an indefinite length of time. Currently, the Company expects that within approximately three (3) years from Initial Closing, it will use its best efforts either (i) to cause the Shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System or (ii) to cause the Company to dispose of substantially all of its properties in a manner which will permit distributions to Shareholders of cash or marketable securities. The taking of either type of action would be conditioned on the Board of Directors determining such action to be prudent and in the best interests of the Shareholders, and would be intended to provide Shareholders with liquidity either by initiating the development of a market for the Shares or by disposing of properties and distributing to Shareholders cash or other securities then being actively traded. However, the Company is under no obligation to take any of the foregoing actions, and any such action, if taken, might be taken after the referenced three-year period.

TRANSFER AGENT AND REGISTRAR

   The transfer agent and registrar for the Shares will be selected by the Board of Directors.

                       SUMMARY OF ORGANIZATIONAL DOCUMENTS

   The following is a summary of the principal provisions of the Company's Articles of Incorporation and Bylaws, some of which may be described or referred to elsewhere in this Prospectus. Neither this summary nor such descriptions appearing elsewhere in this Prospectus purport to be, or should be considered, a complete statement of the terms and conditions of the Articles of Incorporation or Bylaws or any specific provision thereof, and this summary and all such descriptions are qualified in their entirety by reference to, and the provisions of, the Articles of Incorporation and Bylaws, which have been filed as exhibits to the registration statement of which this Prospectus is a part. The Company's Articles of Incorporation have been reviewed and approved unanimously by the Directors.

BOARD OF DIRECTORS

   The Board of Directors, subject to specific limitations in the Articles of Incorporation and those imposed by law, has full, exclusive, and absolute power, control and authority over the property and business of the Company. The Board of Directors, without approval of the Shareholders, may alter the Company's investment policies in view of changes in economic circumstances and other relevant factors, subject to the investment restrictions set forth in the Bylaws. The Board of Directors named under "Management" will serve until the first annual meeting of Shareholders, to be held in the calendar year 1997. The term of each Director elected by the Shareholders shall continue until the next annual meeting of Shareholders.

     A Director may be removed (i) for cause by the vote or written consent of all Directors other than the Director whose removal is being considered, or (ii) with or without cause at a special meeting of the Shareholders by vote of a majority of the outstanding Shares. "For cause" is defined as willful violations of the Articles of Incorporation or Bylaws, or gross negligence in the performance of a Director's duties. Any vacancies in the office of Director may be filled by a majority of the Directors continuing in office or at a special meeting of Shareholders by vote of a majority of the Shares present at a meeting at which there is a quorum. Any Director so elected shall hold office for the remainder of his predecessor's term. The number of Directors shall not be less than three nor more than 15. At the time of Initial Closing, there will be five Directors, a majority of whom are Independent Directors. See "Management." The holders of the Common Shares are entitled to vote on the election or removal of the Board of Directors, with each Share entitled to one vote.

   The Board of Directors is empowered to fix the compensation of all officers and the Board of Directors. Under the Bylaws, Directors may receive reasonable compensation for their services as Directors and officers of the Company and reimbursement of their expenses, and the Company may pay a Director such compensation for special services, including legal and accounting services, as the Board of Directors deems reasonable. The Board of Directors may delegate certain of its powers to an Executive Committee, which must be comprised of at least three Directors, the majority of whom are Independent Directors. At all times a majority of the Directors and a majority of the members of any Board committee shall be Independent Directors, except that upon the death, removal, or resignation of an Independent Director such requirement shall not be applicable for 60 days.

RESPONSIBILITY OF BOARD OF DIRECTORS, ADVISOR, OFFICERS AND EMPLOYEES

   The Articles of Incorporation of the Company provide that the Directors and officers of the Company shall have no liability to the Company or its Shareholders in actions by or in the right of the Company unless such officer or Director has engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities laws. The Advisory Agreement provides that the Advisor shall have no liability to the Company or its Shareholders unless the Advisor has engaged in gross negligence or willful misconduct. Generally, claimants must look solely to the Company's property for satisfaction of claims arising in connection with the affairs of the Company. The Articles of Incorporation and the Advisory Agreement, respectively, provide that the Company shall indemnify any present or former Director, officer, employee or agent and the Advisor against any expense or liability in an action brought against such person if the Directors (excluding the indemnified party) determine in good faith that the Director, officer, employee or agent or the Advisor was acting in good faith within what he or it reasonably believed to be the scope of his or its employment or authority and for a purpose which he or it reasonably believed to be in the best interests of the Company or its Shareholders, and that the liability was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law. Indemnification is not allowed for any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of federal or state securities laws associated with the public offering of the Common Shares unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee. To the extent that the foregoing indemnification provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and therefore unenforceable.

   In the absence of the special exculpation and indemnification provisions in the Company's Articles of Incorporation, the Directors and officers of the Company would have greater accountability to the Company under Virginia statutory law. In the absence of a special provision in the Articles of Incorporation, a director or officer of a Virginia corporation would have financial liability for misconduct equal to the greater of $100,000 or the amount of cash compensation received by the director or officer from the corporation during the twelve preceding months. Virginia law permits, but does not require, a corporation to indemnify a director if the director conducted himself in good faith and believed that his conduct was in the best interests (or in certain cases at least not opposed to the best interests) of the corporation. As noted above, the Articles of Incorporation of the Company require indemnification under the circumstances indicated, and therefore provide rights more favorable to the Directors and officers than would be afforded by Virginia law alone.

   Although no Virginia court has passed upon the nature of the accountability owed by an entity like the Advisor to an entity like the Company, it is almost certain that the exculpation and indemnification provisions benefiting the Advisor under the Advisory Agreement are more beneficial to the Advisor than would be the result in the absence of such provisions. Since the Advisor has a contractual relationship with the Company, in the absence of special exculpation and indemnification provisions in the Advisory Agreement, a court would likely hold that the Advisor is liable for ordinary negligence and ordinary misconduct, in addition to the more egregious misconduct for which the Advisor is liable under the Advisory Agreement.

   The exculpation and indemnification provisions in the Articles of Incorporation and the Advisory Agreement have been adopted to help induce the beneficiaries of such provisions to agree to serve on behalf of the Company or the Advisor by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. Such exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders' litigation alleging director and officer misconduct. The exculpation and indemnification provisions in the Articles of Incorporation and the Advisory Agreement may result in a Shareholder or the Company having a more limited right of action against a Director, the Advisor or its Affiliates than he or it would otherwise have had in the absence of such provisions. See "Risk Factors -- Responsibilities of Directors, Advisor and Affiliates -- Possible Inadequacy of Remedies." Conversely, the presence of such provisions may have the effect of conferring greater discretion upon the Directors, the Advisor and its Affiliates in making decisions and taking actions with respect to the Company. Subject to the exculpation and indemnification provisions in the Articles of Incorporation, the Advisory Agreement, and as otherwise provided by law, the Advisor and the Directors and officers are accountable to the Company and its Shareholders as fiduciaries and must exercise good faith and integrity in handling the Company's affairs. As noted above, however, the exculpation and indemnification provisions in the Articles of Incorporation and the Advisory Agreement represent a material change from the accountability which would be imposed upon the Directors, officers, Advisor and its Affiliates in the absence of such contractual provisions. Thus, such fiduciary duties will be materially different from such fiduciary duties as they would exist in the absence of the provisions of the Articles of Incorporation and the Advisory Agreement.

ISSUANCE OF SECURITIES

   The Board of Directors may in its discretion issue additional Shares or other equity or debt securities of the Company, including options, warrants, and other rights, on such terms and for such consideration as it may deem advisable. See "Risk Factors -- Potential Dilution." Without limiting the generality of the foregoing, the Board of Directors may, in its sole discretion, issue Shares or other equity or debt securities of the Company, (1) to persons from whom the Company purchases property, as part or all of the purchase price of the property, or (2) to the Advisor or its Affiliates in lieu of cash payments required under the Advisory Agreement or other contract or obligation. The Board of Directors, in its sole discretion, may determine the value of any Shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to the Company, except that while Shares are offered by the Company to the public, the public offering price of such Shares shall be deemed their value.

   The Company has adopted two stock incentive plans for the benefit of the Directors of the Company and certain employees of the Company and of the Advisor and its Affiliates. See "Management -- Stock Incentive Plans."

REDEMPTION AND RESTRICTIONS ON TRANSFER

   For the Company to qualify as a REIT under the Code, not more than 50% of its outstanding Shares may be owned directly or indirectly by five or fewer individuals during the last half of any year other than the first year, and after the first year all Shares of the Company must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. As a means of attempting to ensure compliance with these requirements, the Bylaws provide that the Company may prohibit any person from directly or indirectly acquiring ownership (beneficial or otherwise) of Excess Shares. See "Description of Capital Stock -- Repurchase of Shares and Restrictions on Transfer."

AMENDMENT


   The Articles of Incorporation and the Bylaws may be amended or altered or the Company may be dissolved by the affirmative vote of the holders of a majority of the outstanding Common Shares, with each Shareholder entitled to cast one vote per Share held. The Company's Articles and Bylaws may not be amended unless approved by the vote of the holders of a majority of the Common Shares of the Company (except that the Directors may amend the Bylaws if they determine such amendment to be necessary to comply with the REIT provisions of the Code or other applicable laws and regulations or the requirements of any state securities regulator or similar official). No amendment that would change any rights with respect to any outstanding Common Shares of the Company, or diminish or eliminate any voting rights pertaining thereto, may be made unless approved by the vote of the holders of two-thirds of the outstanding Common Shares so affected.

SHAREHOLDER LIABILITY

   The holders of the Company's Shares shall not be liable personally on account of any obligation of the Company.

                                SALES LITERATURE

   The Company may use certain sales or marketing literature in connection with the offering of the Shares. Sales or marketing materials which may be used include a sales brochure highlighting the Company. The literature may also include a brochure describing Affiliates of the Advisor, and a "tombstone" advertisement, mailer and introductory letter. The Company may, from time to time, also utilize brochures describing completed or proposed property acquisitions, summaries of the Company or of the offering of the Shares, and discussions of REIT investments generally.

   The offering is, however, made only by means of this Prospectus. Except as described herein, the Company has not authorized the use of other supplemental literature in connection with the offering other than marketing bulletins to be used internally by broker-dealers. Although the information contained in such literature does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete, and should not be considered as a part of this Prospectus or the registration statement of which this Prospectus is a part, as incorporated in this Prospectus or the registration statement by reference, or as forming the basis of the offering of the Shares described herein.

                             REPORTS TO SHAREHOLDERS

   Financial information contained in all reports to Shareholders will be prepared in accordance with generally accepted accounting principles. The annual report, which will contain financial statements audited by a nationally recognized accounting firm, will be furnished within 120 days following the close of each fiscal year. The annual report will contain a complete statement of compensation and fees paid or accrued by the Company to the Advisor and its Affiliates, together with a description of any new agreements with Affiliates. Under the Bylaws, the Company is also obligated to send to the Shareholders quarterly reports after the end of the first three calendar quarters of each year. Such quarterly reports will include unaudited financial statements prepared in accordance with generally accepted accounting principles, a statement of fees paid during the quarter to the Advisor and its Affiliates, and a reasonable summary of the activities of the Company during such quarter. The Shareholders also have the right under applicable law to obtain other information about the Company.

   The Company will file a report meeting the requirements of Form 8-K under the Exchange Act if, after the termination of the offering, a commitment is made involving the use of 10 percent or more of the net proceeds of the offering and will provide the information contained in such report to the Shareholders at least once each quarter after the termination of this offering.

                                 LEGAL OPINIONS

   Certain legal matters with respect to the legality of the Shares offered hereby and certain federal income tax matters as set forth under "Risk Factors--Federal Income Tax Risks" and "Federal Income Tax Consequences" will be passed upon by McGuire, Woods, Battle & Boothe, L.L.P., Richmond, Virginia, as counsel to the Company. McGuire, Woods, Battle & Boothe, L.L.P. also acts as counsel to the Advisor and certain of its Affiliates.

                                     EXPERTS

   The balance sheet of Apple Residential Income Trust, Inc. at August 7, 1996, appearing in this Prospectus and Registration Statement has been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         EXPERIENCE OF PRIOR PROGRAMS

   The tables following this introduction set forth information with respect to Cornerstone Realty Income Trust, Inc. ("Cornerstone"), a real estate investment trust which was organized by Affiliates of the Advisor of Apple Residential Income Trust, Inc. ("Apple"). These tables provide information for use in evaluating Cornerstone, the results of the operations of Cornerstone, and compensation paid by Cornerstone and certain other programs. In addition, Table IV contains information on certain other programs organized by Affiliates of the Advisor which completed operations in the last five years. Information in the tables is current as of September 30, 1996. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by Affiliates of the Advisor. Regulatory filings and annual reports of Cornerstone will be provided upon request for no cost (except for exhibits thereto, for which there is a minimal charge). In addition, Part II of Apple's Registration Statement contains detailed information on the property acquisitions of Cornerstone and is available without charge upon request of any investor or prospective investor. Please send all requests to Cornerstone Realty Income Trust, Inc., 306 East Main Street, Richmond, VA 23219; telephone:
804-643-1761.

   In the five years ending September 30, 1996, Affiliates of the Advisor of Apple sponsored only Cornerstone, which has investment objectives similar to those of Apple. Cornerstone was formed to invest in existing residential properties on a substantially debt-free basis for the purpose of providing regular quarterly distributions to shareholders and the possibility of long-term appreciation in the value of properties and shares.

   THE INFORMATION IN THE FOLLOWING TABLES SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE CAPITALIZATION OR OPERATIONS OF THE COMPANY. PURCHASERS OF SHARES OFFERED BY THE OFFERING WILL NOT HAVE ANY INTEREST IN THE ENTITIES REFERRED TO IN THE FOLLOWING TABLES OR IN ANY OF THE PROPERTIES OWNED BY THOSE ENTITIES AS A RESULT OF THE ACQUISITION OF SHARES.


   See "The Advisor and Affiliates -- Prior Performance of Programs Sponsored by Affiliates of Advisor" in the Prospectus for additional information on certain prior real estate programs sponsored by Affiliates of the Advisor and its predecessors, including a description of the investment objectives which are deemed by the Prior Program Sponsor to be similar and dissimilar to those of the Company.

   See the Glossary, beginning at page 71, for definitions of the following terms used in this Section entitled "Experience of Prior Programs": Acquisition Costs, Amount Remaining Invested in Properties at End of Year, Cash Generated from Operations, GAAP, Percent Leverage, Recapture, Reserves, Return of Capital, and Prior Program Sponsor.

               TABLE I: EXPERIENCE IN RAISING AND INVESTING FUNDS

   Table I presents a summary of the funds raised and the use of those funds by Cornerstone, whose investment objectives are similar to those of the Company and whose offering closed within three years ending September 30, 1996.

Dollar Amount Offered...........................  300,000,000
Dollar Amount Raised............................  294,781,000
Less Offering Expenses:
 Selling Commissions and Discounts .............         7.50%
 Organizational Expenses........................         5.50%
 Other..........................................         0.00%
Reserves........................................         3.00%
Percent Available for Investment................        84.00%
Acquisition Costs:
 Prepaid items and fees to purchase property....        82.00%
 Cash downpayment...............................         0.00%
 Acquisition fees...............................         2.00%
 Other..........................................         0.00%
Total Acquisition Costs.........................        84.00%
Percent Leverage (excluding unsecured debt) ....         0.00%
Date offering began.............................     May 1993
Length of offering (in months)..................           40
Months to invest amount available for
 investment.....................................           40

              TABLE II: COMPENSATION TO SPONSOR AND ITS AFFILIATES

   Table II summarizes the compensation paid to the Prior Program Sponsor and its Affiliates (i) by programs organized by it and closed within three years ended September 30, 1996, and (ii) by all other programs during the three years ended September 30, 1996.

                                                                                                        OTHER
                                                                            CORNERSTONE               PROGRAMS
                                                                           --------------          -------------
Date offering commenced .......................................                May 1993                 Various
Dollar amount raised ..........................................            $294,781,000            $ 35,483,175
Amounts paid to Prior Program Sponsor form proceeds of offering:
 Acquisition fees
  Real Estate commission ......................................            $  4,241,237            $          0
  Advisory fees ...............................................            $          0            $          0
  Other .......................................................            $          0            $          0
Cash generated from operations before deducting payments
 to Prior Program Sponsor......................................            $ 25,764,282            $  7,521,808
Aggregate compensation to Prior Program Sponsor
  Management fees .............................................            $  3,063,590            $    786,540
  Accounting fees .............................................            $          0            $    161,496
  Reimbursements ..............................................            $  2,717,655            $          0
  Leasing fees ................................................            $          0            $          0
  Other fees ..................................................            $    659,930            $          0
There have been no fees from property sales or refinancings


                 TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS

   Table III presents a summary of the annual operating results for Cornerstone, the only offering closed in the five years ending September 30, 1996. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.

                                         NINE MONTHS
                                        --------------
                                             1996           1995          1994          1993
                                        -------------- ------------- ------------- -------------
Capital contributions by year.........  $171,666,206   $71,771,027   $23,496,784   $27,846,983
Gross revenue.........................  $ 26,714,877   $16,300,821   $ 8,177,576   $ 1,784,868
 Operating expenses...................  $ 13,001,236   $ 8,260,723   $ 4,690,941   $ 1,079,517
 Interest income (expense)............  $   (316,997)  $   (21,565)  $   110,486   $    46,633
 Depreciation.........................  $  4,056,108   $ 2,788,818   $ 1,210,818   $   255,338
Net income (loss) GAAP basis..........  $  9,340,536   $ 5,229,715   $ 2,386,303   $   496,646
Taxable income........................  $          0   $         0   $         0   $         0
Cash generated from operations .......  $ 14,501,763   $ 9,618,956   $ 3,718,086   $ 1,670,406

Less cash distributed to investors ...  $ 10,313,604   $ 6,316,185   $ 2,977,136   $   359,427
Cash generated after cash
 distribution.........................  $  4,188,159   $ 3,302,771   $   740,950   $ 1,310,979
Special items
 Capital contributions, net ..........  $171,666,206   $71,771,027   $23,496,784   $27,846,983
 Fixed asset additions................  $194,557,133   $75,589,089   $28,557,568   $25,549,790
 Line of credit.......................  $ 18,300,000   $ 3,300,000   $ 5,000,000
Cash generated........................  $   (402,768)  $ 2,784,709   $   680,168   $ 3,608,172
End of period cash....................  $  6,670,279   $ 7,073,047   $ 4,288,338   $ 3,608,172
Tax and distribution data per $1000
 invested
Federal income tax results
 Cornerstone Realty Income Trust is a
  REIT and thus is not taxed at the
  corporate level
Cash distributions to investors
 Source (on GAAP basis)
  Investment income...................  $         64   $        72   $        64   $        37
  Return of capital...................  $         14   $        15   $        16   $         0
 Source (on Cash basis)
  Sales...............................  $          0   $         0   $         0   $         0
  Refinancings........................  $          0   $         0   $         0   $         0
  Operations..........................  $         68   $        87   $        80   $        37
  Other ..............................  $          0   $         0   $         0   $         0


                     TABLE IV: RESULTS OF COMPLETED PROGRAMS

   Table IV shows the results of programs sponsored by Affiliates of the Advisor which completed operations in the five years ending September 30, 1996. All of these programs had investment objectives dissimilar to those of the Company.

                                          COUNTY      MOUNTAIN
                                           GREEN        VIEW       WESTFIELD    SUNSTONE     FOXCROFT
                                       ------------ ------------ ------------ ------------ ------------
Program Name
 Dollar amount raised................  $1,595,125   $2,605,800   $1,825,600   $1,890,000   $1,025,500
 Number of properties purchased......           1            1            1            1            1
 Date of closing of offering.........    DEC 1983     OCT 1984     NOV 1984     JULY 1984    JUNE 1982
 Date of first sale of property......    DEC 1993     AUG 1995     APR 1996     NOV 1995     NOV 1993
 Date of final sale of property......    DEC 1993     AUG 1995     APR 1996     NOV 1995     NOV 1993

Tax and Distribution data per $1,000
 investment through .................
 Federal income tax results
 Ordinary income
  From operations....................  $      327   $       68   $       80   $      122   $      172
  From recapture.....................  $    1,165   $    1,200   $    1,302   $      526   $    1,414
 Capital gain .......................  $        0   $        0   $        0   $        0   $        0
 Deferred gain
  Capital............................  $        0   $        0   $        0   $        0   $        0
  Ordinary...........................  $        0   $        0   $        0   $        0   $        0

Cash distributions to investors
 Source (On GAAP basis)
  Investment income..................  $      327   $       68   $       80   $      122   $      172
  Return of capital..................  $      333   $       38   $      233   $        0   $        0
 Source (On cash basis)
  Sales..............................  $      333   $       38   $      233   $      122   $      172
  Refinancing........................  $        0   $        0   $        0   $        0   $        0
  Operations.........................  $      327   $       68   $       80   $        0   $        0
  Other..............................  $        0   $        0   $        0   $        0   $        0
                                       ------------ ------------ ------------ ------------ ------------

Receivable on net purchase money
 financing...........................  $        0   $        0   $        0   $        0   $        0


                    TABLE V: SALES OR DISPOSALS OF PROPERTIES

   Table V is not applicable. Cornerstone and its Affiliates have not sold or disposed of any properties as required for inclusion in the Table (sale or disposals of properties by programs with similar investment objectives within the most recent three years).

                                    GLOSSARY

   The  following  definitions  are  provided  for  information  in reading this
Prospectus:


   ACQUISITION COSTS (USED IN "EXPERIENCE OF PRIOR PROGRAMS"). Prepaid items and fees related to purchase of property, cash down payment, acquisition fees, legal, and other costs related to the acquisition of properties.


   ACQUISITION EXPENSES. The total expenses, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired. Acquisition Expenses shall not include Acquisition Fees.

   ACQUISITION FEES. The total of all fees and commissions paid by any party in connection with the purchase or development of real property by the Company, except a development fee paid to a person not Affiliated with the Sponsor in connection with the actual development of a project after acquisition of the land by the Company. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee, nonrecurring management fee, or any fee of a similar nature, however designated.

   ADDITIONAL SHARE OPTION. The option of Shareholders to reinvest distributions from the Company in additional Shares so long as the registration statement of which this Prospectus is a part remains effective.

   ADJUSTED NET ASSET VALUE. The net assets of the Company (total assets before deducting depreciation or non-cash reserves less total liabilities) valued at fair market value as determined by qualified appraisals or valuations of the assets.

   ADVISOR. The person or entity responsible for directing or performing the day-to-day business affairs of the Company, including a person or entity to which the Advisor subcontracts substantially all such functions. The Company has entered into an Advisory Agreement with Apple Residential Advisors, Inc., which shall serve as the Advisor until it resigns such appointment or is replaced in accordance with the provisions of the Bylaws.

   ADVISORY AGREEMENT. The agreement between the Company and its Advisor, as the same may be in effect from time to time.

   AFFILIATE. Means (i) any person or entity directly or indirectly controlling, controlled by or under common control with another person or entity, (ii) any person or entity owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such other person or entity, (iii) any officer, director, trustee or general partner of such person or entity, and (iv) if such other person or entity is an officer, director, trustee or partner of another entity, then the entity for which that person or entity acts in any such capacity. AFFILIATED means being an Affiliate of a specified person or entity.

   AMG. Apple Residential Management Group, Inc., a Virginia corporation, which is an Affiliate of the Advisor.


   AMOUNT REMAINING INVESTED IN PROPERTIES AT END OF YEAR (USED IN "EXPERIENCE OF PRIOR PROGRAMS"). The ratio that acquisition costs of properties retained bears to the total acquisition costs borne by the program.


   ARG. Apple Realty Group, Inc., a Virginia corporation, which is an Affiliate of the Advisor.

   ARTICLES OF INCORPORATION. The Articles of Incorporation of the Company, including all amendments, restatements or modifications thereof.

   ASSET MANAGEMENT FEE. The fee payable to Apple Residential Advisors, Inc. as the Advisor, pursuant to the Advisory Agreement.

   AVERAGE INVESTED ASSETS. The average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during any period.

   BOARD OF DIRECTORS. The Directors of the Company as of any particular time, under the Articles of Incorporation, whether they be the Directors named therein or additional or successor Directors.

   BYLAWS. The Bylaws of the Company, including all amendments, restatements or modifications thereof.


   CASH GENERATED  FROM  OPERATIONS  (USED IN  "EXPERIENCE OF PRIOR  PROGRAMS").
Excess  or  deficiency  of  operating  cash  receipts,   including  interest  on
investments, over operating cash expenditures, including debt service.


   CODE. The Internal Revenue Code of 1986, as amended from time to time, including successor statutes thereto.

   COMPANY. Apple Residential Income Trust, Inc., a Virginia corporation.

   CORNERSTONE. Cornerstone Realty Income Trust, Inc., a Virginia corporation.

   DIRECTORS. The persons holding such office, as of any particular time, whether they be the directors named under the Articles of Incorporation or additional or successor directors.

   EMPLOYEE TRUSTS. Qualified employee pension or profit sharing trusts and Keogh Plan trusts.

   ERISA. The Employee Retirement Income Security Act of 1974, as amended.

   ESCROW ACCOUNT. The account into which funds will be deposited and retained prior to the Initial Closing, and may be deposited thereafter pending investment in properties.

   EXCESS SHARES. Shares owned, directly or indirectly (applying the rules of Sections 544 and 856(h) of the Code), by a person in excess of 9.8% of the Company's total outstanding Shares.

   EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

   EXEMPT  ORGANIZATIONS.  Tax-exempt  entities,  including  Employee Trusts and
IRAs.

   FINAL CLOSING. The last closing of the sale of Shares offered by the Prospectus.

   FIRPTA. The Foreign Investment in Real Property Tax Act of 1980, as amended.

   FUNDS FROM OPERATIONS. Net income (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real property, and after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.


   GAAP (USED IN "EXPERIENCE OF PRIOR PROGRAMS"). Generally accepted accounting principles.


   INDEPENDENT DIRECTORS. The Directors of the Company who are not Affiliated, directly or indirectly, with the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or director of, the Advisor or an Affiliated business entity of the Advisor (other than as an Independent Director of up to three other real estate investment trusts advised by the Advisor or an Affiliate of the Advisor). An Independent Director may perform no other services for the Company, except as a Director. Notwithstanding anything to the contrary herein, any member of a law firm whose only material business or professional relationship with the Company, the Advisor and their Affiliates is as legal counsel to any of such entities shall constitute an Independent Director (unless such person serves as a director for more than three REITs organized by the Advisor and its Affiliates). An "indirect" affiliation shall be deemed to refer to circumstances in which a member of the "immediate family" of a Director is Affiliated with the Advisor, and a person's "immediate family" shall mean such person's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law and brothers and sisters-in-law.

   INITIAL CLOSING. The first closing which occurs after the Mimimum Offering is achieved.

   INITIAL OFFERING. The offering of Shares made pursuant to this Prospectus.

   MANAGING DEALER. David Lerner Associates, Inc.

   MARKETING EXPENSE ALLOWANCE. An amount equal to up to 2.5% of the purchase price of the Shares payable by the Company to the Managing Dealer or the Selected Dealers as a non-accountable reimbursement for expenses incurred by them in connection with the offer and sale of the Shares.

   MAXIMUM OFFERING. The sale of $250,000,000 in Shares by the Company in the offering made by this Prospectus. If achieved, the Maximum Offering would be comprised of $15,000,000 in Shares at $9 per Share (1,666,666.67 Shares) and $235,000,000 in Shares at $10 per Share (23,500,000 Shares).

   MINIMUM OFFERING. The sale of $15,000,000 in Shares at $9 per Share (1,666,666.67 Shares) by the Company in the offering made by this Prospectus.

   NET ASSETS OR NET ASSET VALUE. The total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

   NET INCOME. The total revenues of the Company for any period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves.

   OPERATING EXPENSES. All operating, general and administrative expenses of the Company as determined under generally accepted accounting principles (including regular compensation payable to the Advisor), excluding, however, the following:
(i) expenses of raising capital; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures, such as depreciation, amortization and bad debt reserve;
(v) incentive fees paid to the Advisor, if any; and (vi) costs related directly to asset acquisition, operation and disposition.

   ORGANIZATIONAL AND OFFERING EXPENSES. Those expenses incurred in connection with the formation and registration of the Company and in qualifying and marketing the Shares under applicable federal and state law, and any other expenses actually incurred and directly related to the qualification, registration, offer, and sale of the Shares, including such expenses as (i) all marketing expenses and payments made to broker-dealers as compensation or reimbursement for all costs of reviewing the offering, including due diligence investigations and fees and expenses of their attorneys, accountants, and other experts; (ii) registration fees, filing fees, and taxes; (iii) the costs of printing, amending, supplementing and distributing the registration statement and Prospectus; (iv) the costs of obtaining regulatory clearances of, printing, and distributing sales materials used in connection with the offer and sale of the Shares; (v) the costs related to investor and broker-dealer sales meetings concerning the offering; and (vi) accounting and legal fees incurred in connection with any of the foregoing.


   PERCENT LEVERAGE (USED IN "EXPERIENCE OF PRIOR PROGRAMS"). Mortgage financing divided by the total acquisition costs including such mortgage financing.


   PLAN ASSETS. The assets of an employee benefit plan.


   PRIOR PROGRAM SPONSOR (USED IN "EXPERIENCE OF PRIOR PROGRAMS"). Apple Residential Advisors, Inc. and its predecessor and affiliated corporations.


   PROPERTIES. All properties owned by the Company from time to time.

   PROSPECTUS. The final version of this prospectus of the Company in connection with the registration of the Shares by registration statement filed with the Securities and Exchange Commission on Form S-11, as amended and supplemented.

   QUALIFIED PLANS. Employee Trusts and IRAs.


   RECAPTURE (USED IN "EXPERIENCE OF PRIOR PROGRAMS"). The portion of taxable income from property sales or other dispositions taxed as ordinary income.


   REIT. "REIT" and "real estate investment trust" shall mean a real estate investment trust as described in Sections 856 through 860 of the Code, as now enacted or hereafter amended, including successor statutes and regulations promulgated thereunder.


   RESERVES (USED IN "EXPERIENCE OF PRIOR PROGRAMS"). Offering proceeds designated at the time of acquisition of each property for certain repairs and renovations and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.

   RETURN OF CAPITAL (USED IN "EXPERIENCE OF PRIOR PROGRAMS"). Distributions to investors in excess of net income.

   RETURN RATIO. For any period, the ratio of Funds from Operations to Total Contributions.

   SECURITIES ACT. The Securities Act of 1933, as amended.

   SELECTED DEALERS. Broker-dealers (other than the Managing Dealer) which offer and sell Shares on behalf of the Company.

   SELLING COMMISSIONS. Selling Commissions payable to the Managing Dealer or the Selected Dealers in an amount equal to up to 7.5% of the purchase price of the Shares.

   SERVICE. The Internal Revenue Service.

   SHAREHOLDERS. Those persons who, at any particular time, are shown as the holders of record of the Common Shares.

   SHARES OR COMMON SHARES. The Common Shares of the Company, no par value, and all other Common Shares of the Company issued in this or any subsequent offering.
s
   SPONSOR. Any person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will manage or participate in the management of the Company, and any Affiliate of any such person, but not including a person who is an Independent Director or whose only relationship with the Company is as that of an independent property manager, whose only compensation is as such. Sponsor also does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. No Independent Director shall be deemed to be a Sponsor.

   UBTI. Unrelated Business Taxable Income, as defined in the Code.

   TOTAL CONTRIBUTIONS. The gross offering proceeds which have been received by the Company from time to time from the sale or sales of the Shares.

                  INDEX TO FINANCIAL STATEMENTS OF THE COMPANY


                                                                            PAGE
                                                                            ----
 Report of Independent Auditors ..........................................   F-2
 Balance Sheet at August 7, 1996 .........................................   F-3
 Notes to the Balance Sheet ..............................................   F-4

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholder of
Apple Residential Income Trust, Inc.

We have audited the accompanying balance sheet of Apple Residential Income Trust, Inc., as of August 7, 1996. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Apple Residential Income Trust Inc., at August 7, 1996, in conformity with generally accepted accounting principles.


                                                              Ernst & Young LLP



Richmond, Virginia
August 12, 1996
except for Note 5, as to which
the date is November 14, 1996

                      APPLE RESIDENTIAL INCOME TRUST, INC.
                                  BALANCE SHEET
                                 AUGUST 7, 1996


Assets
Cash..............................................  $100
                                                    ======

Stockholder's Equity
Common stock, no par value, Authorized 50,000,000
shares; issued and outstanding 10 shares .........  $100
                                                    ======



                    See accompanying notes to balance sheet.

                      APPLE RESIDENTIAL INCOME TRUST, INC.

                           NOTES TO THE BALANCE SHEET

                                 AUGUST 7, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Apple Residential Income Trust, Inc. (the "Company") is a Virginia corporation that intends to qualify as a real estate investment trust ("REIT") for federal income tax purposes. The Company, which has no operating history, was formed to invest primarily in existing residential apartment communities in Texas and southwestern regions of the United States. Initial capitalization occurred on August 7, 1996.

Apple Residential Advisors, Inc. (the "Advisor"), which owns 100% of the outstanding common stock of Apple Residential Income Trust, Inc., is the advisor to the Company and will provide its day-to-day management under a proposed agreement between the Company and the Advisor.

SIGNIFICANT ACCOUNTING POLICIES

INCOME TAXES

The Company intends to make an election to be treated, and expects to qualify as, a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company will be allowed a deduction for the amount of dividends paid to its shareholders, thereby subjecting the distributed net income of the Company to taxation only at the shareholder level. The Company's continued qualification as a REIT will depend on its compliance with numerous requirements, including requirements as to the nature of its income and assets and distribution of dividends.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. OFFERING OF SHARES

The Company intends to raise capital through a "best-efforts" offering of shares by David Lerner Associates, Inc. (the "Managing Dealer"), which will receive selling commissions and a marketing expense allowance based on proceeds of the shares sold.

A minimum offering of 1,666,667 shares ($15,000,000) must be sold no later than one year after the date of the Prospectus, or the offering will terminate and investors' subscription payments, with interest, will be refunded to investors. Pending sale of such minimum offering amount, investors' subscription payments will be placed in an escrow account.

3. RELATED PARTIES

The Company has negotiated, but not signed, a Property Management Agreement with Apple Residential Management Group, Inc. to manage property to be acquired by the Company for a management fee equal to 5% of gross rental collections, plus reimbursement of certain expenses.

The Company has negotiated, but not signed, a Property Acquisition and Disposition Agreement with Apple Realty Group, Inc. to acquire and dispose of real estate assets for the Company. A fee of 2% of the purchase or sale price of the property will be payable for this service.

The Company has negotiated, but not signed, an Advisory Agreement with the Advisor to provide management of the Company and its assets. An annual fee of
 .1% -- .25% of total contributions received by the Company, as defined, will be payable for this service.

                      APPLE RESIDENTIAL INCOME TRUST, INC.
                    Notes to the Balance Sheet - (Continued)

Apple Residential Management Group, Inc., Apple Realty Group, Inc. and ApplE Residential Advisors, Inc. are all 100% owned by Glade M. Knight, Chairman and President of Apple Residential Income Trust, Inc.

Affiliates of the Company have incurred organization and offering costs on behalf of the Company. Upon successful completion of the offering, the Company will reimburse the affiliates for these organizational and offering costs. The Company is not responsible for these costs in the event that the offering is not successfully completed.

4. STOCK INCENTIVE PLANS

The Company intends to adopt two stock incentive plans (the "Incentive Plan" and "Directors' Plan") to provide incentives to attract and retain directors, officers and key employees. The plans provide for the grants of options to purchase a specified number of shares of common stock ("Options") or grants of restricted shares of common stock ("Restricted Stock") to selected employees and directors of the Company and certain affiliates. Following consummation of the offering, a Compensation Committee ("Committee") will be established to implement and administer the plans. The Committee will be responsible for granting Options and shares of Restricted Stock and for establishing the exercise price of Options and the terms and conditions of Restricted Stock.

5. SUBSEQUENT EVENTS

On November 14, 1996, the Company issued 200,000 shares of Class B Convertible Shares to Mr. Knight for $.10 per share or $20,000 in aggregate.


   There are no dividends payable on the Class B Convertible Shares. On liquidation of the Company, the holder of the Class B Convertible Shares is entitled to a liquidation payment of $0.1 per Class B Convertible Share before any distribution of liquidation proceeds to the holders of the Common Shares. Holders of more than two-thirds of the Class B Convertible Shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Class B Convertible Shares or create a new class of stock senior to or on a parity with the Class B Convertible Shares. The Class B Convertible Shares are convertible into Common Shares upon and for 180 days following the occurrence of either of the following events: (1) substantially all of the Company's assets, stock or business is sold or otherwise transferred, whether through sale, exchange, merger, consolidation, lease, share exchange or otherwise, or (2) the Advisory Agreement with the Advisor is terminated or not renewed, and the Company ceases to use Apple Residential Management Group, Inc. to provide substantially all of its property management services (the events described in this clause (2), a "Self-Administration Conversion"). Upon the occurrence of either triggering event, each Class B Convertible Share is convertible into a number of Common Shares based upon the gross proceeds raised through the date of conversion in the offering made by this Prospectus according to the following formula:


                                     NUMBER OF COMMON
                                          SHARES
  GROSS PROCEEDS RAISED FROM        THROUGH CONVERSION
SALES OF COMMON SHARES THROUGH        OF ONE CLASS B
       DATE OF CONVERSION           CONVERTIBLE SHARE
-------------------------------  -----------------------
$50 million....................            1.0
$100 million...................            2.4
$150 million...................            4.2
$200 million...................            6.4
$250 million...................            8.0


   No additional consideration is due upon the conversion of the Class B Convertible Shares.

                                   [SPECIMEN]

                                                                     EXHIBIT A
                             SUBSCRIPTION AGREEMENT

To: Apple Residential Income Trust, Inc.
306 East Main Street
Richmond, VA 23219

Gentlemen:

   By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of shares of stock set forth on the reverse hereof in Apple Residential Income Trust, Inc. ("REIT") at a purchase price of and 00/100 Dollars ($ .00) per Share. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

   (a) acknowledge receipt of a copy of the Prospectus of Apple Residential Income Trust, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;

   (b) represent that I am (we are) of majority age;

   (c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;

   (d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $50,000 and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $50,000, or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $100,000 ($150,000 in the case of Kentucky and North Carolina purchasers); and, in either event, further represent that the purchase amount is 10% or less of my (our) net worth as defined above;

   (e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

   (f) certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me
(us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or (b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding; and

   (g) represent that I (we) have due authority to execute (or cause to be executed on my (or our) behalf) the signature page hereto and to thereby legally bind myself (ourselves) or the entity of which I am (we are) authorized agent(s).

   It is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer. To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

   It is understood that until the Minimum Offering of $15 million in Shares is sold, subscription payments will be held in an Escrow Account with First Union National Bank of North Carolina as escrow agent. After the Minimum Offering amount is sold, there is no requirement for an Escrow Account, and if there is an Escrow Account, there is no limitation on the party which may act as escrow agent.

   (h) PRE-DISPUTE ARBITRATION CLAUSE. REGULATORY AUTHORITIES REQUIRE THAT ANY BROKERAGE AGREEMENT CONTAINING A PRE-DISPUTE ARBITRATION AGREEMENT DISCLOSE THE
FOLLOWING:

   1. ARBITRATION IS FINAL AND BINDING BETWEEN THE PARTIES.

   2. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

   3. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

   4. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR SEEK MODIFICATION OR RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

   5. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

   6. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION, OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (1) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

   THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNTS(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (NASD) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER'S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER'S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

                                   [SPECIMEN]

                      APPLE RESIDENTIAL INCOME TRUST, INC.
                  SIGNATURE PAGE OF THE SUBSCRIPTION AGREEMENT

 1. Social Security Number(s)___________________________________________________
    Tax ID Number(s)____________________________________________________________
    Account # (If applicable)___________________________________________________

 2. Name(s) in which shares are to be registered:

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

 3. Manner in which title is to be held (Please check one).
    []Individual        []Joint Tenants WROS []Corporation  []Community Property
    []Tenants in Common []Partnership        []Trust
    []As Custodian for _________________________________________________________
    []For Estate of ____________________________________________________________
    []Other ____________________________________________________________________

 4. Address for correspondence _________________________________________________

 5. Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8 Form. [ ] Yes [ ] No

 6. Amount of Investment $___________ for _____________ Shares (Investment must be for a minimum of $5,000 in Shares or $2,000 in Shares for qualified plans). Make check payable to: First Union National Bank, Escrow Agent (or as otherwise instructed). |B* Liquidate funds from money market |B* Check enclosed

 7. Instructions for cash distributions [ ] Deposit to money market [ ] Reinvest in additional Shares

 8. I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (h).

 9. Signature(s) of Investor(s) (Please sign in same manner in which Shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)

 x _____________________________________________________________________________
   Signature                                      Date

 x _____________________________________________________________________________
   Signature                                      Date

10. Broker/Dealer Information:

___________________________________   __________________________________________
Registered Representative's Name      Second Registered Representative's Name

___________________________________   __________________________________________
Broker/Dealer Firm                    Registered Representative's Office Address

___________________________________   __________________________________________
City/State/Zip                        Telephone Number

11. To substantiate compliance with Appendix F to Article III, Section 34 of the NASD's Rules of Fair Practice, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained from the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial
position,   net  worth  and  other   suitability   characteristics.

--------------------------------------------------------------------------------
Registered Representative                                   Date

--------------------------------------------------------------------------------
General Securities Principal                                Date

--------------------------------------------------------------------------------
Apple Use Only

This   Subscription   Agreement  and      Agreed and accepted by:
Signature   page   will  not  be  an      Apple Residential Income Trust, Inc.
effective   agreement  until  it  is      By ___________________________________
signed by a duly authorized agent of      Date _________________________________
Apple Residential Income Trust, Inc.

                            SUBSCRIPTION AGREEMENT

To: Apple Residential Income Trust, Inc.
306 East Main Street
Richmond, VA 23219

Gentlemen:

   By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of shares of stock set forth on the reverse hereof in Apple Residential Income Trust, Inc. ("REIT") at a purchase price of and 00/100 Dollars ($ .00) per Share. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

   (a) acknowledge receipt of a copy of the Prospectus of Apple Residential Income Trust, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;

   (b) represent that I am (we are) of majority age;

   (c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;

   (d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $50,000 and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $50,000, or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $100,000 ($150,000 in the case of Kentucky or North Carolina purchasers); and, in either event, further represent that the purchase amount is 10% or less of my (our) net worth as defined above;

   (e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

   (f) certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me
(us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or (b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding; and

   (g) represent that I (we) have due authority to execute (or cause to be executed on my (or our) behalf) the signature page hereto and to thereby legally bind myself (ourselves) or the entity of which I am (we are) authorized agent(s).

   It is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer. To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

   It is understood that until the Minimum Offering of $15 million in Shares is sold, subscription payments will be held in an Escrow Account with First Union National Bank of North Carolina as escrow agent. After the Minimum Offering amount is sold, there is no requirement for an Escrow Account, and if there is an Escrow Account, there is no limitation on the party which may act as escrow agent.

   (h) PRE-DISPUTE ARBITRATION CLAUSE. REGULATORY AUTHORITIES REQUIRE THAT ANY BROKERAGE AGREEMENT CONTAINING A PRE-DISPUTE ARBITRATION AGREEMENT DISCLOSE THE FOLLOWING:

   1. ARBITRATION IS FINAL AND BINDING BETWEEN THE PARTIES.


   2. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

   3. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

   4. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR SEEK MODIFICATION OR RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

   5. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

   6. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION, OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (1) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

   THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNTS(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (NASD) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER'S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER'S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

                      APPLE RESIDENTIAL INCOME TRUST, INC.
                  SIGNATURE PAGE OF THE SUBSCRIPTION AGREEMENT

  1. Social Security Number(s)__________________________________________________
    Tax ID Number(s)____________________________________________________________
    Account # (If applicable)___________________________________________________

 2. Name(s) in which shares are to be registered:

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

 3. Manner in which title is to be held (Please check one).
    []Individual        []Joint Tenants WROS []Corporation  []Community Property
    []Tenants in Common []Partnership        []Trust
    []As Custodian for _________________________________________________________
    []For Estate of ____________________________________________________________
    []Other ____________________________________________________________________

 4. Address for correspondence _________________________________________________

 5. Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8 Form. [ ] Yes [ ] No

 6. Amount of Investment $___________ for _____________ Shares (Investment must be for a minimum of $5,000 in Shares or $2,000 in Shares for qualified plans). Make check payable to: First Union National Bank, Escrow Agent (or as otherwise instructed). |B* Liquidate funds from money market |B* Check enclosed

 7. Instructions for cash distributions [ ] Deposit to money market [ ] Reinvest in additional Shares

 8. I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (h).

 9. Signature(s) of Investor(s) (Please sign in same manner in which Shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)

 x _____________________________________________________________________________
   Signature                                      Date

 x _____________________________________________________________________________
   Signature                                      Date

10. Broker/Dealer Information:

___________________________________   __________________________________________
Registered Representative's Name      Second Registered Representative's Name

___________________________________   __________________________________________
Broker/Dealer Firm                    Registered Representative's Office Address

___________________________________   __________________________________________
City/State/Zip                        Telephone Number

11. To substantiate compliance with Appendix F to Article III, Section 34 of the NASD's Rules of Fair Practice, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained from the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial
position,   net  worth  and  other   suitability   characteristics.

--------------------------------------------------------------------------------
Registered Representative                                   Date

--------------------------------------------------------------------------------
General Securities Principal                                Date

--------------------------------------------------------------------------------
Apple Use Only

This   Subscription   Agreement  and      Agreed and accepted by:
Signature   page   will  not  be  an      Apple Residential Income Trust, Inc.
effective   agreement  until  it  is      By ___________________________________
signed by a duly authorized agent of      Date _________________________________
Apple Residential Income Trust, Inc.

================================================================================
 No dealer, salesman or other person
has  been  authorized  to  give  any
information    or   to   make    any
representations   other  than  those
contained  in  this   Prospectus  in
connection with the offering made by
this  Prospectus,  and,  if given or
made,  such  other   information  or
representations  must not be  relied
upon.   This   Prospectus  does  not
constitute  an offer in any state in
which such offer may not  legally be
made.    The    delivery   of   this
Prospectus  at  any  time  does  not
imply  that  information  herein has
not   changed   as   of   any   time
subsequent to its date.

         ------------------

         TABLE OF CONTENTS

                                PAGE
                                ----
Available Information..............i
Summary of the Offering ...........1            APPLE RESIDENTIAL
Risk Factors .....................10            INCOME TRUST, INC.
Estimated Use of Proceeds ........20
Compensation .....................21
Conflicts of Interest ............24
Investment Objectives and
  Policies........................26
Distribution Policy ..............34
Business and Properties ..........34
Management .......................37
The Advisor and Affiliates .......43
Principal and Management
  Stockholders ...................47                PROSPECTUS
Federal Income Tax Consequences ..48
Investment by Tax-Exempt Entities 55
Capitalization ...................57
Management's Discussion and
  Analysis of Financial Condition.57
Plan of Distribution .............57
Description of Capital Stock .....59
Summary of Organizational
  Documents ......................61
Sales Literature .................64
Reports to Shareholders ..........64
Legal Opinions ...................65
Experts ..........................65
Experience of Prior Programs .....66
Glossary .........................71        DAVID LERNER ASSOCIATES, INC.
Index to Financial Statements of
  the Company ...................F-1
Subscription Agreement ....Exhibit A

   Until   February  17,  1997,  all
dealers  effecting  transactions  in
the    Shares,    whether   or   not
participating in this  distribution,
may be required to deliver a copy of
this Prospectus. This is in addition
to the  obligations  of  dealers  to              November 19, 1996
deliver a Prospectus  when acting as
underwriters  and  with  respect  to
their    unsold     allotments    or
subscriptions.

================================================================================

                     SUPPLEMENT NO. 4 DATED JULY 30, 1997
                     TO PROSPECTUS DATED NOVEMBER 19, 1996
              (INCORPORATING SUPPLEMENTS NO. 1, NO. 2 AND NO. 3)

                     APPLE RESIDENTIAL INCOME TRUST, INC.

     THE FOLLOWING INFORMATION SUPPLEMENTS THE PROSPECTUS OF APPLE RESIDENTIAL INCOME TRUST, INC. dated November 19, 1996 and is part of such Prospectus. Prospective investors should carefully review the Prospectus and this Supplement. THIS SUPPLEMENT NO. 4 INCORPORATES AND THEREBY REPLACES SUPPLEMENT NO. 1 DATED FEBRUARY 10, 1997, SUPPLEMENT NO. 2 DATED APRIL 28, 1997 AND SUPPLEMENT NO. 3 DATED JUNE 24, 1997.


                     TABLE OF CONTENTS TO SUPPLEMENT NO. 4


                                                                                          PAGE
                                                                                          -----
Status of the Offering  ...............................................................   S-2
Developments Involving Cornerstone Realty Income Trust, Inc ...........................   S-2
Additional Director; Committee Members.   .............................................   S-3
Unsecured Line of Credit   ............................................................   S-3
Property Acquisitions   ...............................................................   S-4
Prospective Property Acquisitions   ...................................................   S-22
Security Ownership of Certain Beneficial Owners and Management    .....................   S-23
Management's Discussion and Analysis of Financial Condition and Results of Operations     S-24
Experts  ..............................................................................   S-25
Update on Experience of Prior Programs ................................................   S-26
Index to Financial Statements .........................................................   F-1

     The Prospectus and Supplements thereto contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements include, without limitation, statements as to anticipated renovations to Company properties and anticipated improvements in property operations from completed and planned property renovations, and the possible acquisition by Cornerstone Realty Income Trust, Inc. of Shares in the Company or the business or assets of the Company. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Such factors include, among other things, unanticipated adverse business developments affecting the Company, the properties or Cornerstone Realty Income Trust, Inc., as the case may be, adverse changes in the real estate markets and general and local economic and business conditions. Investors should review the more detailed risks and uncertainties set forth under the caption "Risk Factors" in the Prospectus. Although the Company believes that the assumptions underlying the forward-looking statements contained in the Prospectus or the Supplements are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that the forward-looking statements included in the Prospectus and Supplements will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included in the Prospectus or the Supplements, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such forward-looking statements or the objectives and plans of the Company will be achieved.

                            STATUS OF THE OFFERING


     As of July 15, 1997, the Company had closed the sale to investors of 2,084,444 shares at $9 per Share, and 4,453,812 Shares at $10 per Share, representing aggregate gross proceeds to the Company of $63,298,115, and proceeds net of selling commissions and marketing expenses of $57,344,303. These totals include 417,777 Shares purchased by Cornerstone Realty Income Trust, Inc., as described below under "Developments Involving Cornerstone Realty Income Trust, Inc. -- Authorization For Additional Share Issuance."

         DEVELOPMENTS INVOLVING CORNERSTONE REALTY INCOME TRUST, INC.

     AUTHORIZATION FOR ADDITIONAL SHARE ISSUANCE. On February 10, 1997, in response to a request from Cornerstone Realty Income Trust, Inc.
("Cornerstone"), the Company's Board of Directors authorized the grant to Cornerstone of a continuing right to purchase such number of Shares of the Company as would, following any such purchase, be up to but not in excess of 9.8% of the total number of Shares of the Company then outstanding. This right will continue for so long as the Company's Initial Offering continues, and the purchase price for such Shares under such right will be the current public offering price less the Selling Commissions and Marketing Expense Allowance payable with respect thereto. Shares sold to Cornerstone pursuant to this right would be in addition to, and not part of, the offering made by the Prospectus.

     The Company elected to grant to Cornerstone this ongoing right because it determined that the issuance of Shares in this manner would represent an appropriate and financially prudent method of raising additional equity for the Company. Glade M. Knight, who is a Director and the Chairman and President of the Company, also serves as a Director, and the Chairman and Chief Executive Officer of Cornerstone. To the extent that Cornerstone exercises its right to acquire up to 9.8% of the outstanding Shares of the Company, Cornerstone may become one of the largest, or perhaps the largest, shareholder of the Company, with commensurate voting power.


     On April 25, 1997, Cornerstone exercised the right described above and purchased 417,777 Shares of the Company for approximately $3.76 million. Cornerstone owns approximately 6.39% of the Shares of the Company outstanding on July 15, 1997.

     POSSIBLE ACQUISITION OF THE COMPANY BY CORNERSTONE. As described in the Prospectus, under "Investment Objectives and Policies-Sale and Refinancing Policies," the Company has granted to Cornerstone a right of first refusal to purchase the properties and business of the Company. Cornerstone has stated its intention, by the end of 1997, to evaluate the acquisition of the Company and, if the Board of Directors of Cornerstone determines it is in the best interests of Cornerstone and its shareholders, to offer to acquire the Company or its assets. Any decision to combine the Company and Cornerstone can only be made by the respective Boards of Directors, and depending on the structure of the transaction, the respective shareholders, of the two companies. Accordingly, there can be no assurance that Cornerstone will seek to acquire the Company or its assets or that any proposal by Cornerstone to acquire the Company or its assets would be consummated. Nevertheless, prospective investors in the Company should consider and evaluate the possibility of Cornerstone acquiring the Company or its assets in making an investment decision relative to the Company.

     PROVIDING OF CERTAIN SERVICES BY CORNERSTONE. As described in the Prospectus under "The Advisor and Affiliates," the Company has entered into contracts with Apple Residential Advisors, Inc. ("ARA"), Apple Residential Management Group, Inc. ("ARMG"), and Apple Realty Group, Inc. ("ARG"), pursuant to which ARA, ARMG and ARG, respectively, have agreed to provide certain Company management, property management and property acquisition and disposition services to the Company in exchange for certain compensation described therein. ARA and ARMG have entered into subcontracts with Cornerstone, each of which subcontracts has been approved by the Company, pursuant to which Cornerstone has agreed to provide to the Company the services previously agreed to be provided by ARA and ARMG in exchange for the compensation previously agreed to be paid by the Company to ARA and ARMG. Further, Cornerstone has acquired all the assets of ARG (consisting principally of

ARG's contract with the Company) for consideration totalling $2 million, and pursuant to such acquisition has assumed the obligations of ARG to the Company in exchange for the compensation previously agreed to be paid by the Company to ARG.

     The effect of the foregoing transactions is that Cornerstone will now render to the Company services previously agreed to be rendered by ARA, ARMG and ARG, in exchange for the compensation previously agreed to be paid by the Company. It is not expected that any of these transactions will have any material effect on the Company.


     CORNERSTONE OPERATIONS. Through July 15, 1997, Cornerstone had sold approximately $354 million in common shares to approximately 14,000 investors, and had acquired 47 apartment communities in Virginia, North Carolina, South Carolina and Georgia. The aggregate cost of the 47 properties (including capital improvements thereto) was approximately $412 million. The purchase price of all such properties was paid either using the proceeds from the sale of common shares or using the proceeds from an unsecured line of credit which was subsequently repaid using proceeds from the sale of common shares, except that at July 15, 1997, approximately $81 million remained unpaid on such line of credit. See also "Update on Experience of Prior Programs" herein.

                     ADDITIONAL DIRECTOR; COMMITTEE MEMBERS

     As referenced in the Prospectus under "Management," a fifth Director of the Company has been elected. The fifth Director is Lisa B. Kern. Information on Ms. Kern is set forth below.

     LISA B. KERN. Ms. Kern, age 36, is a portfolio manager with Davenport & Co. of Virginia, Inc., in Richmond, Virginia. Before joining Davenport as Vice President in 1996, Ms. Kern advised clients in the areas of investments and estate planning. She began her investment career in 1982 as a financial planner and later District Manager with IDS/American Express Advisory. In 1985, Ms. Kern received her CFP designation. In 1989, Ms. Kern joined Crestar Bank's Trust and Investment Management Group as a Vice President. Ms. Kern is a graduate of Randolph Macon College and received her MBA from Virginia Commonwealth University in 1991.

     The current members of the Company's Executive Committee are Glade M. Knight, Penelope W. Kyle and Bruce H. Matson. The current members of the Audit Committee are Penelope W. Kyle, Ted W. Smith and Lisa B. Kern. The current members of the Compensation Committee are Bruce H. Matson, Penelope W. Kyle and Lisa B. Kern. For a description of the functions of the Executive, Audit and Compensation Committees, see the Prospectus under the headings "Management-Committees of Directors," and "Management-The Incentive Plan."

                            UNSECURED LINE OF CREDIT


     AS  CONTEMPLATED  BY THE  DISCUSSION  IN THE  PROSPECTUS  UNDER THE HEADING
"BUSINESS AND PROPERTIES - Properties Owned by the Company" the Board of Directors has authorized, and the Company has obtained, an unsecured line of credit, which is designed to facilitate the timely acquisition of properties deemed attractive by management. The unsecured line of credit the ("Unsecured Line of Credit") is from First Union National Bank of Virginia. The borrowing is a revolving loan for a principal amount not to exceed at any time $10 million. The loan bears interest at a floating rate equal to the one month London interbank offered rate ("LIBOR") plus 2%, requires monthly payments of interest and has a due date of March 31, 1998. Although the Unsecured Line of Credit is currently unsecured, the lender may require the securing of the loan with first mortgages on the Company's properties if the principal amount of any advance is not repaid within six months of the date of funding. As of July 15, 1997, the unpaid balance on the Unsecured Line of Credit was approximately $10 million and the interest rate on the Unsecured Line of Credit was 7.6805%.

     The Company has also obtained a line of credit from First Union National Bank of Virginia in the amount of $1 million for general corporate purposes. The terms of such borrowing are the same of those under the Unsecured Line of Credit.

     As the size of the Company grows, it is possible that the size of the Unsecured Line of Credit will be increased or that the Company will obtain another unsecured line of credit to facilitate the timely acquisition of properties.

                             PROPERTY ACQUISITIONS

     As of the date of this Supplement, the Company owns the following properties:

                                             NUMBER OF      DATE OF
        NAME                 LOCATION         UNITS        ACQUISITION
------------------------   ---------------   -----------   ------------
Brookfield                 Dallas, TX          232          1-28-97
Eagle Crest                Irving, TX          484          1-30-97
Tahoe                      Arlington, TX       240          1-31-97
Mill Crossing              Arlington, TX       184          2-21-97
Polo Run                   Arlington, TX       224          3-31-97
Wildwood                   Euless, TX          120          3-31-97
Toscana                    Dallas, TX          192          3-31-97
Arbors on Forest Ridge     Bedford, TX         210          4-25-97
Pace's Cove                Dallas, TX          328          6-24-97


         Additional information on these properties is provided below.

                              BROOKFIELD APARTMENTS
                                  DALLAS, TEXAS

     On January 28, 1997, the Company purchased the Brookfield Apartments, a 232-unit apartment complex having an address of 4060 Preferred Place, Dallas, Texas (the "Property").

     The seller was unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $5,458,485, which was paid entirely in cash using proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. The following information is based in part upon information provided by the Dallas Chamber of Commerce.

     The Property is located in south Dallas, within the Dallas/Fort Worth Consolidated Metropolitan Statistical area, or as it is called locally, "The Metroplex." The Dallas/Fort Worth Metroplex is in the north-central part of Texas and is composed of nine counties. The 1996 population of The Metroplex was approximately 4,400,000. Dallas is the second largest city in the state, behind Houston.

     The economy of the Dallas/Fort Worth area is complex and diversified. Key economic factors include a large manufacturing base (including as products military hardware, electronics, automobiles, industrial equipment, oil-field parts, food products and chemicals), banking, insurance services, communications, oil and gas production and air transportation. Major employers in the area include Texas Instruments, Southwestern Bell, General Motors, J. C. Penney, NationsBank and Vought Aircraft Company.

     The Metroplex is also an established transportation center for the nation. The Dallas/Fort Worth International Airport occupies approximately 17,800 acres of land between the two cities. It is the largest commercial airport in the United States in terms of land area, and is the fourth busiest airport in the world, with 1,700 daily arrivals and departures.

     The area also has a well-established system of interstate highways and supporting secondary routes. The Metroplex is located at the hub of Interstates 35, 45, 20 and 30. Two outer loops, Interstate 635 in Dallas and Interstate 820 in Fort Worth, surround the respective cities.

     The many institutions of higher learning in the area include Southern Methodist University, the University of Texas at Dallas, the University of Texas at Arlington, the University of North Texas, and Texas Christian University.

     The Property is located in a well-established area of Dallas near the Red Bird Mall. The area is characterized by various retail centers, restaurants and businesses. Downtown Dallas is an approximately 15-minute drive from the Property. The Property is an approximately 25-minute drive from Dallas/Fort Worth International Airport.

     DESCRIPTION OF THE PROPERTY. The Property consists of 232 garden-style apartments located in 15 two- and three-story buildings on approximately seven acres of land. The Property was completed in 1984.

     The Company believes that the Property has generally been well maintained and is generally in good condition. However, the Company has budgeted approximately $232,000 (and as of June 1, 1997 had expended approximately
$180,000) for repairs and improvements, including clubhouse renovation, painting, wood replacement, and parking lot repair.

     The Property offers seven different unit types. The unit mix and rents currently being charged new tenants as of July, 1997 are as follows:

                                                          APPROXIMATE
                                                           INTERIOR
                                                             SQUARE      MONTHLY
QUANTITY                      TYPE                          FOOTAGE      RENTAL
----------   ------------------------------------------   -----------   --------
   39        One bedroom, one bath                           578          $400
    9        One bedroom, one bath (view)                    578           410
   36        One bedroom, one bath w/sunroom                 658           435
   12        One bedroom, one bath w/sunroom (view)          658           455
   24        One bedroom, one bath w/WD connections          669           465
   48        One bedroom, one bath w/WD connections,
             FP, bookshelves                                 661           475
   64        Two bedrooms, two baths w/WD connections,
             FP, bookshelves                                 913           610



     The apartments provide a combined total of approximately 165,000 square feet of net rentable area.

     Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased gradually. As an example, a two-bedroom, two-bath apartment rented for $520 in 1992, $520 in 1993, $530 in 1994, $545 in 1995, and $565 in 1996. The average effective annual rental per square foot at the Property for 1992, 1993, 1994, 1995 and 1996 was $7.11, $7.11, $7.24, $7.45 and $7.72, respectively.

     The buildings are wood frame construction with a combination of brick veneer and masonite hardboard exteriors on reinforced concrete slab foundations. Roofs are sloped fiberglass shingles on plywood.

     The Property has an outdoor swimming pool with a large deck, a hot tub, a controlled access entrance and exit gate, and covered parking for approximately 232 vehicles. The Property also includes a clubhouse with a leasing office. There is also uncovered paved parking for residents.

     Apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a television hook-up, mini-blinds, drapes on sliding glass doors and individually controlled heating and air-conditioning unit. Each kitchen is equipped with a refrigerator/ freezer with ice maker, electric range and oven, dishwasher and garbage disposal. Also, as indicated in the table above, some units have a woodburning fireplace, a utility area with washer/dryer connections, bookshelves, ceiling fans or a sunroom. The owner of the Property pays for cold water, sewer service, gas usage for hot water and trash removal. Tenants pay for their electricity service, which includes cooking, lighting, heating and air-conditioning.

     There are at least 10 apartment properties which compete with the Property. All offer similar amenities and generally have rents that are higher when compared with those of the Property. Based on a recent market survey, the Advisor estimates that occupancy in nearby competing properties now averages approximately 95%.

     According to information provided by the seller, physical occupancy at the Property averaged approximately 92% in 1992, 93% in 1993, 93% in 1994, 94% in 1995 and 97% in 1996. On July 1, 1997, the Property was 98% occupied. The residents are a mix of blue-collar and white-collar workers, students and retired persons.

     The following  table sets forth the 1996 real estate tax information on the
Property:

                                 ASSESSED
          JURISDICTION             VALUE         RATE           TAX
     -------------------------   ------------   ----------   ------------
     County of Dallas   ......     $5,038,370   $0.46255     $ 23,304.98
     City of Dallas  .........      5,038,370    2.13063      107,349.02
                                                             ------------
      Total    ...............                               $130,654.00


     The basis of the depreciable residential real property portion of the Property (currently estimated at about $4,180,480) will be depreciated over a
27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property is and will be continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Apple Realty Group, Inc. a property acquisition fee equal to 2% of the purchase price of the Property, or $109,170. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                         EAGLE CREST I & II APARTMENTS
                                 IRVING, TEXAS

     On January 30, 1997, the Company purchased the Eagle Crest I & II Apartments, a 484-unit apartment complex having an address of 4013 West Northgate, Irving, Texas (the "Property").


     The seller was unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $15,650,000, which the Company paid entirely in cash using proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. See above under "Brookfield Apartments" for a description of the greater Dallas/Fort Worth Consolidated Metropolitan Statistical Area, which includes Irving, Texas.

     Irving is approximately eight miles west of the Dallas central business district and approximately 25 miles east of downtown Fort Worth. Irving is a relatively young city with a majority of its development occurring during the latter half of this century. The location of Irving between Dallas and Fort Worth, and near Dallas/Fort Worth International Airport, has enabled it to
garner  a  large  portion  of  the  area's  recent   commercial  and  industrial
development.

     Irving is the site of Las Colinas, one of the nation's largest master-planned real estate developments. The development occupies approximately 12,500 acres and includes residential developments, office space, research, distribution and light industrial facilities, four golf courses, the Las Colinas Sports Club and an equestrian center.

     Las Colinas is targeted to large employers and is the home of numerous regional and national businesses. The Irving employment sector is primarily white-collar. Significant employers in Las Colinas include Exxon, GTE, Aetna, Abbott Laboratories, Boeing, US Sprint, Computer Associates, Allstate

Insurance, Zale Jewelers and the Federal Home Loan Bank Board. In addition, Columbia/HCA Health Care Corporation recently signed an agreement to buy approximately 28 acres in the development. The plans for the land include a community hospital with medical office complex and a full-service acute-care facility.

     Irving has a well-defined highway system. The city is connected to Dallas by State Highway 114 on the northeast, State Highway 183 in its central portion and Interstate 30 on the south.

     The Property is located off of Belt Line Road in Irving. The immediate neighborhood includes other multi-family communities, and residential, commercial and retail development. The Property is conveniently located near restaurants, businesses, schools, and churches, and is readily accessible from Highways 161 and 183. The Property is an approximately 5-minute drive from Dallas/Fort Worth International Airport.

     DESCRIPTION OF THE PROPERTY. The Property consists of 484 apartment units in 31 two- and three-story buildings on approximately 18 acres of land. There are 296 apartment units in Phase I, which was built in 1983, and 188 apartment units in Phase II, which was built in 1985.


     The Company believes that the Property has generally been well maintained and is generally in good condition. However, the Company has budgeted approximately $968,000 (and as of June 1, 1997 had expended approximately
$185,000) for repairs and improvements, including clubhouse renovations, structural repair of shrink/swell soil conditions, painting, and wood replacement.

     The Property offers a wide range of units types. The unit mix and rents currently being charged new tenants as of July, 1997 are as follows:

                                                      APPROXIMATE
                                                        INTERIOR
                                                          SQUARE       MONTHLY
QUANTITY                     TYPE                         FOOTAGE       RENTAL
----------   ---------------------------------------   -------------   ---------
   116       One bedroom, one bath                            698      $520-530
   120       One bedroom, one bath                            796       550-560
     4       One bedroom, one bath, sunroom, bar              798           590
    48       One bedroom, one bath                            896       595-605
    24       Two bedrooms, one bath                           912       595-605
    63       Two bedrooms, two baths                         1023       670-690
    80       Two bedrooms, two baths                         1089       695-705
     1       Two bedrooms, two baths, sunroom                1123           740
     4       Two bedrooms, two baths, sunroom, bar           1189           765
    21       Two bedrooms, two baths                         1124       760-770
     3       Two bedrooms, two baths, sunroom                1224           820



     The apartments provide a combined total of approximately 429,000 square feet of net rentable area.

     Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased gradually. As an example, a one-bedroom, one-bath apartment rented for $445 in 1992, $445 in 1993, $445 in 1994, $469 in 1995, and $485 in 1996. The average effective annual rental per square foot at the Property for 1992, 1993, 1994, 1995 and 1996 was $7.17, $7.17, $7.17, $7.56 and $7.81, respectively.

     The buildings are wood frame construction with a combination of brick veneer and masonite hardboard siding on reinforced concrete slab foundations. Roofs are sloped fiberglass shingles over plywood.

     The Property has three outdoor swimming pools, two jacuzzis, three laundry facilities, a fitness building, gas grills and ice machines. The Property also has a clubhouse with a leasing office. There is ample paved parking for residents.

     Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and individually controlled heating and air-conditioning unit. Each kitchen has a refrigerator/freezer, electric range and oven, double stainless steel sink, a dishwasher and garbage disposal. All apartment units include washer/dryer connections for full-sized appliances. Some apartment units feature additional amenities, such as linen closets, a fireplace with mantle, ceiling fans, a pantry closet, a dry bar, an entertainment center, vaulted ceilings, a sunroom and greenhouse windows. The owner of the Property pays for cold water, gas for hot water, sewer service, and trash removal. The tenants pay for their electricity usage, which includes cooking, lighting, heating and air-conditioning.

     There are at least four apartment properties which compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy in nearby competing properties now averages approximately 97%.


     According to information provided by the seller, physical occupancy at the Property averaged approximately 95% in 1992, 94% in 1993, 95% in 1994, 95% in 1995 and 97% in 1996. On July 1, 1997, the Property was 95% occupied. The tenants are a mix of white-collar and blue-collar workers.

     The following  tables set forth the 1996 real estate tax information on the
Property:

PHASE I

                                       ASSESSED
             JURISDICTION                VALUE         RATE           TAX
     -------------------------------   ------------   ----------   ------------
     County of Dallas   ............     $7,900,000   $0.46255     $ 36,541.45
     City of Irving  ...............      7,900,000    0.50860       40,179.40
     Irving School District   ......      7,900,000    1.66340      131,408.60
                                                                   ------------
     Total  ........................                               $208,129.45


PHASE II

                                       ASSESSED
             JURISDICTION                VALUE         RATE           TAX
     -------------------------------   ------------   ----------   ------------
     County of Dallas   ............     $5,119,340   $0.46255     $ 23,679.51
     City of Irving  ...............      5,119,340    0.50860       26,036.96
     Irving School District   ......      5,119,340    1.66340       85,155.10
                                                                   ------------
     Total  ........................                               $134,871.57
     Grand Total  ..................                               $343,001.02


     The basis of the depreciable residential real property portion of the Property (currently estimated at about $12,550,235) will be depreciated over a
27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property is and will be continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Apple Realty Group, Inc. a property acquisition fee equal to 2% of the purchase price of the Property, or $313,000. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                               TAHOE APARTMENTS
                               ARLINGTON, TEXAS

     On January 31, 1997, the Company purchased the Tahoe Apartments, a 240-unit apartment complex having an address of 2308 Fair Oaks Drive, Arlington, Texas (the "Property").


     The seller was unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $5,690,000, which was paid entirely in cash using proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. See above under "Brookfield Apartments" for a description of the greater Dallas/Fort Worth Consolidated Metropolitan Statistical Area, which includes Arlington, Texas.

     The Property is located in the city of Arlington, which is located between Dallas and Fort Worth. Arlington is approximately 13 miles east of the Fort Worth Central Business district and approximately 20 miles west of the Dallas Central Business District.

     Owing in large part to its location between Dallas and Fort Worth, Arlington has become a focus of business development in the area. Major employers include General Motors, National Semiconductor, Johnson & Johnson, Doskocil Manufacturing Company and Arlington Memorial Hospital. The area is also the site of several large warehousing and distribution companies whose primary market is the Metroplex.

     The University of Texas at Arlington has an enrollment of approximately 23,000 students. Arlington also serves as a major medical center for its own population and for residents of outlying communities as well. Arlington Memorial Hospital has a staff of approximately 1,680 and HCA South Arlington Medical Center has approximately 640 employees, making both of them among the largest employers in the city.

     The immediate area surrounding the Property consists of other multifamily housing, residential, commercial and retail development. The Property is conveniently located near restaurants, businesses, schools and churches, and is readily accessible from Interstate 20 and Interstate 30.

     DESCRIPTION OF THE PROPERTY. The Property consists of 240 garden-style apartment units in 18 two- and three-story buildings on approximately 9.8 acres of land. The Property was built in 1979.

     The Company believes that the Property has generally been well maintained and is generally in good condition. However, the Company has budgeted approximately $316,000 (and as of June 1, 1997 had expended approximately $225,000) for repairs and improvements including clubhouse renovation, retaining wall repairs, landscaping, exterior painting and exterior siding replacement.

     The Property offers five different unit types. The unit mix and rents currently being charged new tenants as of July, 1997 are as follows:

                                              APPROXIMATE
                                               INTERIOR
                                                SQUARE        MONTHLY
     QUANTITY              TYPE                 FOOTAGE        RENTAL
     ----------   -------------------------   -------------   --------
        64        One bedroom, one bath             480        $400
        64        One bedroom, one bath             575         430
        48        One bedroom, one bath             634         465
        32        Two bedrooms, two baths           941         640
        32        Two bedrooms, two baths         1,027         695


     The apartments provide a combined total of approximately 161,000 square feet of net rentable area.

     Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a one bedroom, one bath apartment rented for $320 in 1992, $345 in 1993, $365 in 1994, $394 in 1995, and $404 in 1996. The average effective annual rental per square foot at the Property for 1992, 1993, 1994, 1995 and 1996 was $6.41, $6.91, $7.31, $7.89, and $8.09, respectively.

     The buildings are wood frame construction with a combination of brick veneer and masonite hardboard exteriors on reinforced concrete slab foundations. Roofs are sloped fiberglass shingles over plywood.

     The Property has an outdoor swimming pool, a hot tub, two laundry facilities, a fitness center, a sand volleyball court and covered parking for approximately 32 vehicles. The Property also has a clubhouse with a leasing office. There is also uncovered paved parking for residents.

     Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up, miniblinds, vertical blinds and an individually controlled heating and air-conditioning unit. Each kitchen is equipped with a refrigerator/freezer with icemaker, electric range and oven, dishwasher, microwave and garbage disposal. Some units have a woodburning fireplace and washer/dryer connections. The owner of the Property pays for cold water, sewer service, natural gas for hot water and trash removal. Tenants pay for their electricity service, which includes cooking, lighting, heating and air-conditioning.

     There are at least four apartment properties which compete with the Property. All offer similar amenities and generally have rents that are higher when compared with those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy in nearby competing properties now averages approximately 94%.


     According to information provided by the seller, physical occupancy at the Property averaged approximately 94% in 1992, 93% in 1993, 95% in 1994, 89% in 1995 and 94% in 1996. On July 1, 1997, the Property was 95% occupied. The tenants are a mix of white-collar and blue-collar workers.

     The following  table sets forth the 1996 real estate tax information on the
Property:

                                  ASSESSED
          JURISDICTION              VALUE         RATE           TAX
     --------------------------   ------------   ----------   ------------
     County of Tarrant   ......     $4,500,000   $1.90619     $ 85,778.37
     City of Arlington   ......      4,500,000    0.64000       28,800.00
                                                              ------------
      Total  ..................                               $114,578.37


     The basis of the depreciable residential real property portion of the Property (currently estimated at about $4,553,689) will be depreciated over a
27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.


     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Apple Realty Group, Inc. a property acquisition fee equal to 2% of the purchase price of the Property, or $113,800. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                           MILL CROSSING APARTMENTS
                               ARLINGTON, TEXAS

     On February 21, 1997, the Company purchased the Mill Crossing Apartments, a 184-unit apartment complex having an address of 2713 North Collins, Arlington, Texas (the "Property").

     The seller was unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $4,544,121, which was paid entirely in cash using proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. The Property is located in the city of Arlington, Texas, which is part of "The Metroplex." For information on The Metroplex, see "Brookfield Apartments" herein. For information on Arlington, see "Tahoe Apartments" herein.

     The immediate area surrounding the Property consists of other multifamily housing, residential, commercial and retail development. The Property is conveniently located near restaurants, businesses, schools and churches, and is readily accessible from Interstate 20 and Interstate 30.

     DESCRIPTION OF THE PROPERTY. The Property consists of 184 garden-style apartment units in 14 two-story buildings on approximately eight acres of land. The Property was built in 1979.


     The Company believes that the Property has generally been well maintained and is generally in good condition. However, the Company has budgeted approximately $234,000 (and as of June 1, 1997 had expended approximately $192,000) for repairs and improvements, including painting, clubhouse renovations and parking lot repair.

     The Property offers several different unit types. The unit mix and rents currently being charged new tenants as of July, 1997 are as follows:

                                                        APPROXIMATE
                                                          INTERIOR
                                                           SQUARE       MONTHLY
     QUANTITY                   TYPE                       FOOTAGE       RENTAL
     ----------   -----------------------------------   -------------   --------
        24        Efficiency                                 452        $400
        48        One bedroom/one bath                       553         425
        24        One bedroom/one bath downstairs            652         450
        24        One bedroom/one bath upstairs              652         465
        24        Two bedrooms/two baths downstairs          860         600
        24        Two bedrooms/two baths upstairs            860         610
         8        Two bedrooms/two baths                   1,075         750
         8        Two bedrooms/two baths/view              1,075         760


     The apartments provide a combined total of approximately 127,000 square feet of net rentable area.

     Leases at the Property are generally for terms of one year or less. Average rental rates of the past five years have generally increased. As an example, a one bedroom, one bath apartment rented for $351 in 1992, $360 in 1993, $380 in 1994, $385 in 1995, and $395 in 1996. The average effective annual rental per square foot at the Property for 1992, 1993, 1994, 1995 and 1996 was $6.77, $6.95, $7.33, $7.43 and $7.62, respectively.

     The buildings are wood frame construction with a combination of brick veneer and masonite hardboard exteriors on reinforced concrete slab foundations. Roofs are sloped fiberglass shingles over plywood.

     The Property has an outdoor swimming pool, clubhouse with leasing office, and two laundry facilities. There is ample paved parking for the tenants.

     Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up, miniblinds and an individually controlled heating and air conditioning unit. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, dishwasher, microwave and garbage disposal. Certain units also feature a woodburning fireplace, bookshelves or vaulted ceilings, and all two-bedroom units have washer/dryer connections for full-sized appliances. The owner of the Property pays for cold water, natural gas for hot water, sewer service and trash removal. Tenants pay for their electricity usage, which includes cooking, lighting, heating and air conditioning.

     There are at least six apartment properties that compete with the Property. All offer similar amenities and generally have rents that are higher when compared with those at the Property. Based on a recent telephone survey, the Advisor estimates that occupancy in nearby competing properties now averages approximately 96%.

     According to information provided by the seller, physical occupancy at the Property averaged approximately 92% in 1992, 93% in 1993, 94% in 1994, 93% in 1995 and 94% in 1996. On July 1, 1997, the Property was 94% occupied. The tenants are a mix of white-collar and blue-collar workers.

     The following  table sets forth the 1996 real estate tax information on the
Property:

                                  ASSESSED
          JURISDICTION              VALUE        TAX RATE      TAX
     --------------------------   ------------   ----------   --------
     County of Tarrant   ......     $3,600,000   $1.90619     $68,623
     City of Arlington   ......      3,600,000    0.64000      23,040
                                                              --------
      Total  ..................                               $91,663


     The basis of the depreciable residential real property portion of the Property (currently estimated at about $3,681,329) will be depreciated over a
27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Apple Realty Group, Inc. a property acquisition fee equal to 2% of the purchase price of the Property, or $90,882. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                              POLO RUN APARTMENTS
                               ARLINGTON, TEXAS

     On March 31, 1997, the Company purchased the Polo Run Apartments, a 224-unit apartment complex having an address of 901 Greenway Glen Drive, Arlington, Texas (the "Property").

     The seller was unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $6,858,974, which was paid entirely using the Unsecured Line of Credit. The Company subsequently repaid this borrowed amount using proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. The Property is located off of Road to Six Flags in Arlington, Texas, which is part of "The Metroplex." For information on The Metroplex, see "Brookfield Apartments" herein. For information on Arlington, see "Tahoe Apartments" herein.

     The immediate area surrounding the Property consists of other multi-family housing and residential, commercial and retail development. The Property is located near restaurants, businesses, schools and churches, and is readily accessible from Interstates 20 and 30. The Property is an approximately 20- to 25-minute drive from both downtown Dallas and downtown Fort Worth, as well as the Dallas/Fort Worth International Airport.

     DESCRIPTION OF THE PROPERTY. The Property consists of 224 garden-style apartment units located in 23 two-story buildings on approximately 9.2 acres of land. The Property was completed in 1984.

     The Company believes that the Property has generally been well maintained and is generally in very good condition. However, the Company has budgeted approximately $224,000 (and as of June 1, 1997 had expended approximately $200,000) for repairs and improvements, including painting, siding repairs, pool renovations and clubhouse renovations.

     The Property offers four units types. The unit mix and rents currently being charged new tenants as of July, 1997 are as follows:

                                                                    APPROXIMATE
                                                                     INTERIOR
                                                                    SQUARE          MONTHLY
QUANTITY                           TYPE                              FOOTAGE        RENTAL
----------   ----------------------------------------------------   -------------   --------
   56        One bedroom, one bathroom w/fireplace                       656          $480
   16        One bedroom, one bathroom w/fireplace and dining
              room                                                       720           525
   88        Two bedrooms, two bathrooms w/fireplace and dining
              room                                                       913           599
   64        Two bedrooms, two bathrooms w/fireplace, dining
             room and vanity                                             981           625



     The apartments provide a combined total of approximately 191,000 square feet of net rentable area.

     Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a two-bedroom, two-bath apartment rented for $485 in 1992, $495 in 1993, $510 in 1994, $530 in 1995, and $560 in 1996. The average effective annual rental per square foot at the Property for 1992, 1993, 1994, 1995 and 1996 was $6.42, $6.55, $6.75, $7.01 and $7.41, respectively.

     The buildings are wood frame construction with combination brick veneer and masonite hardboard exteriors on reinforced concrete slab foundations. Roofs are sloped fiberglass shingled on plywood.

     The Property has two outdoor swimming pools and a clubhouse with weight room, party room (with full bar and kitchen), billiards, steam rooms and a leasing office. There is ample paved parking for tenants.

     Apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up, miniblinds and an individually controlled heating and air conditioning unit. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, microwave oven, dishwasher and garbage disposal. Each unit also includes a wood-burning fireplace and a washer and dryer. The owner of the Property pays for cold water, sewer service, gas usage for hot water and trash removal. Tenants pay for their electricity service, which includes cooking, lighting, heating and air conditioning.

     There are at least six apartment properties which compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy in nearby competing properties now averages approximately 93%.


     According to information provided by the seller, physical occupancy at the Property averaged approximately 94% in 1992, 95% in 1993, 93% in 1994, 94% in 1995 and 96% in 1996. On July 1, 1997, the Property was 94% occupied. The residents are a mix of white-collar and blue-collar workers, students and retired persons.

     The following  table sets forth the 1996 real estate tax information on the
Property:

       JURISDICTION            ASSESSED VALUE      RATE           TAX
  --------------------------   ----------------   ----------   ------------
  County of Tarrant   ......       $5,175,000     $1.90619     $ 98,645.13
  City of Arlington   ......        5,175,000      0.64000       33,120.00
                                                               ------------
   Total  ..................                                   $131,765.13


     The basis of the depreciable residential real property portion of the Property (currently estimated at about $5,967,124) will be depreciated over a
27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company will pay Cornerstone Realty Income Trust, Inc. a property acquisition fee equal to 2% of the purchase price of the Property, or $137,179. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                              WILDWOOD APARTMENTS
                                 EULESS, TEXAS

     On March 31, 1997, the Company purchased the Wildwood Apartments, a 120-unit apartment complex having an address of 200 West Bear Creek, Euless, Texas (the "Property").

     The seller was unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $3,963,519, which was paid entirely using the Unsecured Line of Credit. The Company subsequently repaid such borrowing on the Unsecured Line of Credit using proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. The Property is located in Euless, within Tarrant County, which is a part of "The Metroplex." For information on The Metroplex see "Brookfield Apartments" herein.

     The Property is located in the northern portion of Euless. Euless is located between Dallas and Fort Worth, approximately 17 miles east of the Fort Worth central business district and approximately 20 miles west of the Dallas central business district.

     The immediate area surrounding the Property consists of other multi-family housing and residential, commercial and retail development. The Property is located near restaurants, businesses, schools and churches.

     DESCRIPTION OF THE PROPERTY. The Property consists of 120 garden-style apartments located in 10 two-story buildings on approximately 10 acres of land. The Property was built in 1984.

     The Company believes that the Property has generally been well maintained and is generally in very good condition. However, the Company has budgeted approximately $120,000 (and as of June 1, 1997 had expended approximately
$15,000) for certain repairs and improvements, including painting, siding repair, pool renovations and clubhouse renovations.

     The Property offers eight different unit types. The unit mix and rents currently being charged new tenants as of July, 1997 are as follows:


                                                     APPROXIMATE
                                                       INTERIOR
                                                        SQUARE        MONTHLY
QUANTITY                    TYPE                        FOOTAGE        RENTAL
----------   --------------------------------------   -------------   --------
   17        One bedroom, one bathroom                      525        $469
    7        One bedroom, one bathroom (upgraded)           525         499
   13        One bedroom, one bathroom                      650         544
   11        One bedroom, one bathroom (upgraded)           650         564
   16        One bedroom, one bathroom                      750         559
   16        One bedroom, one bathroom (upgraded)           750         589
   16        Two bedrooms, two bathrooms                    900         750
   24        Two bedrooms, two bathrooms                  1,000         780

     The apartments provide a combined total of approximately 90,000 square feet of net rentable area.

     Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example a one-bedroom, one-bath apartment rented for $340 in 1992, $340 in 1993, $355 in 1994, $395 in 1995, and $420 in 1996. The average effective annual rental per square foot at the Property for 1992, 1993, 1994, 1995 and 1996 was $6.96, $6.96, $7.27, $8.09 and $8.60, respectively.

     The buildings are wood frame construction with a combination of brick veneer and wood siding on concrete slab foundations. Roofs are pitched and covered with composition shingles.

     The Property has an outdoor swimming pool with a waterfall, a jacuzzi, covered picnic areas, a playground, a sand volleyball court, basketball courts, a laundry room and a health club. The Property also has a clubhouse. There is ample paved parking for tenants, and there are 124 covered parking spaces.

     Apartments units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment has a cable television hook-up, miniblinds and an individually controlled heating and air conditioning unit. Units also include ceiling fans, intrusion alarms, private balconies and door-to-door trash and recycling service. Each kitchen is equipped with a refrigerator-freezer, electric range and oven, dishwasher, microwave oven and garbage disposal. All but 24 of the units have a fireplace and all of the two-bedroom units include full-sized washer/dryer connections. The Property also has valet laundry service with free delivery for tenants without washers and dryers. The owner of the Property pays for gas usage for hot water and trash removal. Tenants pay for their electricity service, which includes cooking, lighting, heating and air conditioning. Historically, the owner of the Property was responsible for water and sewer charges. However, in February, 1997, the Property was converted to individually-metered water and sewer service. As leases are renewed or replaced, the tenants will become responsible for these charges.

     There are at least six apartment properties which compete with the Property. All offer similar amenities and generally have rents that are comparable when compared with those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy in nearby competing properties now averages approximately 94%.


     According to information provided by the seller, physical occupancy at the Property averaged approximately 93% in 1992, 94% in 1993, 94% in 1994, 95% in 1995 and 96% in 1996. On July 1, 1997, the Property was 90% occupied. The residents are a mix of white-collar and blue-collar workers, students and retired persons.

     The following  table sets forth the 1996 real estate tax information on the
Property:

         JURISDICTION                ASSESSED VALUE      RATE          TAX
----------------------------------   ----------------   ----------   -----------
County of Tarrant  ...............       $3,150,000     $1.10161     $34,700.59
Grapevine School District   ......        3,150,000      1.53779      48,440.39
 Total    ........................                                   $83,140.97


     The basis of the depreciable residential real property portion of the Property (currently estimated at about $3,173,068) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company will pay Cornerstone Realty Income Trust, Inc. a property acquisition fee equal to 2% of the purchase price of the

Property, or $79,270. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                              TOSCANA APARTMENTS
                                 DALLAS, TEXAS

     On March 31, 1997, the Company purchased the Toscana Apartments, a 192-unit apartment complex having an address of 17910 Kelly Boulevard, Dallas, Texas (the "Property").

     The seller was unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $5,854,531. The Company paid all but $125,000 in cash using proceeds from the sale of Shares, and the balance was paid using the Unsecured Line of Credit. The borrowed amount was subsequently repaid using proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. The Property is located near the intersection of Kelly and Frankford in the north section of Dallas, Texas, which is part of "The Metroplex." For information on The Metroplex, see "Brookfield Apartments," herein.

     The area surrounding the Property consists principally of other multi-family housing and residential, commercial and retail development. The Property is approximately a 20-minute drive from downtown Dallas and an approximately 20-minute drive from the Dallas/Fort Worth International Airport.

     DESCRIPTION OF THE PROPERTY. The Property consists of 192 garden-style apartment units in six two-story buildings on approximately four acres of land. The Property was completed in 1986.

     The Company believes that the Property has generally been well maintained and is generally in good condition. However, the Company has budgeted approximately $192,000 (and as of June 1, 1997 had expended approximately $15,000) for repairs and improvements, including painting, clubhouse renovations, and parking area repair.

     The Property offers six different units types. The unit mix and rents currently being charged new tenants as of July, 1997 are as follows:

                                                      APPROXIMATE
                                                        INTERIOR
                                                         SQUARE        MONTHLY
QUANTITY                    TYPE                         FOOTAGE        RENTAL
----------   --------------------------------------   -------------   --------
   64        Efficiency                                   500            $439
   52        One bedroom, one bathroom                    600             520
   12        One bedroom, one bathroom                    650             530
    8        One bedroom, one bathroom                    650             540
   42        One bedroom, one bathroom                    700             550
   14        One bedroom, one bathroom (upgraded)         700             575


     The apartments provide a combined total of approximately 115,000 square feet of net rentable area.

     Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a 650 square-foot apartment rented for $395 in 1992, $395 in 1993, $425 in 1994, $470 in 1995, and $490 in 1996. The average effective annual rental per square foot at the Property for 1992, 1993, 1994, 1995 and 1996 was $7.68, $7.68,
$8.26, $9.13 and $9.52, respectively.

     The buildings are wood frame construction with a combination of brick veneer, stucco and painted wood siding on concrete slab foundations. Roofs are sloped fiberglass shingles on plywood.

     The Property has an outdoor swimming pool with a fountain, a jacuzzi and cabana, a volleyball area, an exercise/weights room, a sauna, three tanning beds, an aerobics room with aerobics classes offered, a billiard room, limited access gates and covered parking. The Property also includes a clubhouse. There is ample paved parking for tenants.

     Each apartment unit has wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up, miniblinds and an individually controlled heating and air conditioning unit. Each kitchen is equipped with a refrigerator/freezer with icemaker, electric range and oven, microwave, dishwasher and garbage disposal. Each unit also includes a wood burning fireplace, a stacked washer/dryer unit, ceiling fans, alarm system and vaulted ceilings. The owner of the Property pays for cold water, sewer service, gas usage for hot water and trash removal. Tenants pay for their electricity usage, which includes cooking, lighting, heating and air conditioning.

     There are at least four apartment properties which compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy in nearby competing properties now averages approximately 95%.


     According to information provided by the seller, physical occupancy at the Property averaged approximately 95% in 1992, 95% in 1993, 94% in 1994, 96% in 1995 and 96% in 1996. On July 1, 1997, the Property was 94% occupied. The residents are primarily white-collar workers.

     The following  table sets forth the 1996 real estate tax information on the
Property:

          JURISDICTION                ASSESSED VALUE      RATE          TAX
-----------------------------------   ----------------   ----------   ----------
County of Denton    ...............       $4,519,210     $0.26690     $12,061.77
City of Dallas   ..................        5,030,870      0.67010      33,711.86
Carrollton-Farmers School District         5,030,870      1.46190      73,546.29
 Total  ...........................                                   119,319.92


     The basis of the depreciable residential real property portion of the Property (currently estimated at about $5,096,574) will be depreciated over a
27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company will pay Cornerstone Realty Income Trust, Inc. a property acquisition fee equal to 2% of the purchase price of the Property, or $117,091. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                     THE ARBORS ON FOREST RIDGE APARTMENTS
                                BEDFORD, TEXAS

     On April 25, 1997, the Company purchased The Arbors on Forest Ridge Apartments, a 210-unit apartment complex having an address of 2200 Forest Ridge Drive, Bedford, Texas (the "Property").

     The seller was unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $7,748,907. The Company borrowed the entire purchase price under the Unsecured Line of Credit. The Company plans to repay this borrowed amount using proceeds from the future sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. The Property is located in Bedford within Tarrant County, which is part of "The Metroplex." For information on The Metroplex see "Brookfield Apartments" herein.

     Bedford is located between Dallas and Fort Worth,  being  approximately  15 miles east of the Fort Worth  central  business  district and  approximately  20 miles west of the Dallas central business district. The immediate area surrounding the Property consists of other multi-family and single-family housing and commercial and retail development. The Property is located near restaurants, businesses, schools and churches, and is readily accessible from Interstates 121 and 183. The Property is an approximately 10-minute drive from the Dallas/Fort Worth International Airport.

     DESCRIPTION OF THE PROPERTY. The Property consists of 210 garden-style apartment units located in 19 two-story buildings on approximately 8.9 acres of land. The Property was completed in 1986.

     The Company believes that the Property has generally been well maintained and is generally in good condition. However the Company had budgeted $210,000 (and as of June 1, 1997 had expended approximately $20,000) for repairs and improvements, including painting, siding repairs, pool renovations and clubhouse renovations.

     The Property offers a variety of unit types. The unit mix and rents currently being charged new tenants as of July, 1997 are as follows:

                                                                       APPROXIMATE
                                                                         INTERIOR
                                                                          SQUARE
QUANTITY                             TYPE                                 FOOTAGE      MONTHLY RENTAL
----------   -------------------------------------------------------   -------------   ---------------
     8       Contemporary One Bedroom/One Bath Basic                          581             $456
    10       Contemporary One Bedroom/One Bath w/Fireplace                    581              466
     2       Contemporary One Bedroom/One Bath large                          604              461
     8       Contemporary One Bedroom/One Bath large w/Fireplace              615              471
     9       Luxury One Bedroom/One Bath Down                                 684              536
     9       Luxury One Bedroom/One Bath Up                                   684              541
    14       Luxury One Bedroom/One Bath Down w/Fireplace                     684              541
    14       Luxury One Bedroom/One Bath Up w/Fireplace                       684              546
     8       Luxury One Bedroom/One Bath w/View                               684              552
    12       Luxury One Bedroom/One Bath w/View w/Fireplace                   684              557
     8       Conventional One Bedroom/One Bath Lofted Study                   716              536
    11       Conventional One Bedroom/One Bath Lofted Study                   716              541
              w/Fireplace
     9       Conventional One Bedroom/One Bath Lofted Study Large             750              550
              w/Fireplace
    12       Executive One Bedroom/One Bath Down                              775              572
    12       Executive One Bedroom/One Bath Up                                775              582
    12       Executive One Bedroom/One Bath Down w/Fireplace                  775              582
    12       Executive One Bedroom/One Bath Up w/Fireplace                    775              593
    10       Executive One Bedroom/One Bath Study Down                        871              640
    10       Executive One Bedroom/One Bath Study Up                          893              651
    4        Executive One Bedroom/One Bath Study Down w/Fireplace            871              651
    4        Executive One Bedroom/One Bath Study Up                          893              661
              w/Fireplace
    6        Executive One Bedroom/One Bath Study                             871              661
              Down w/View
    6        Executive One Bedroom/One Bath Study Up w/View                   893              666

     The apartments provide a combined total of approximately 169,000 square feet of net rentable area.

     Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a one-bedroom, one-bath apartment ("executive-down") rented for $455 in 1992, $460 in 1993, $500 in 1994, $545 in 1995 and $560 in 1996. The average effective annual rental per square foot at the Property for 1992, 1993, 1994, 1995 and 1996 was $6.58, $6.65, $7.52, $7.88 and $8.10, respectively.

     The buildings are wood frame construction with a combination of brick veneer and wood siding on concrete slab foundations. Roofs are pitched composition shingles.

     The Property includes a swimming pool and deck, hot tub/whirlpool, weight room, sand volleyball court, basketball court, gas grills, picnic area, laundry room, curb-side trash pick-up and access gates. The Property also has a clubhouse. There is ample paved parking for tenants, each of whom is assigned one covered parking space and one uncovered parking space.


     Each apartment unit has wall-to-wall carpeting in the living area and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and an individually controlled heating and air conditioning unit. Each apartment has ceiling fans and a private balcony or patio, and maid service is available for an extra charge. Each kitchen has a refrigerator/freezer with ice maker, electric range and oven, dishwasher, microwave and garbage disposal. All the apartment units except the junior one bedroom units have a fireplace. Some units also feature decorator bookcases, pass through bar, vaulted ceilings and washer/dryer connections. Currently, the owner of the Property pays for cold water, sewer service and trash removal. The tenants pay for their electricity service, which includes cooking, lighting, heating, hot water and air conditioning. The apartment units have recently been separately metered for water and sewer charges, and it is expected that tenants will bear these charges as leases are renewed or new leases are entered into.

     There are at least five apartment properties which compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy in nearby competing properties now averages approximately 91%.


     According to information provided by the seller, physical occupancy at the Property averaged approximately 93% in 1992, 94% in 1993, 96% in 1994, 95% in 1995 and 96% in 1996. On July 1, 1997, the Property was 92% occupied. The residents are a mix of white-collar and blue-collar workers and retired persons.


     The following  table sets forth the 1996 real estate tax information on the
Property:

          JURISDICTION           ASSESSED VALUE      RATE           TAX
     -------------------------   ----------------   ----------   ------------
     County of Tarrant  ......    $5,600,000        $2.54706     $142,635.58


     The basis of the depreciable residential real property portion of the Property (currently estimated at about $7,117,532) will be depreciated over a
27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.


     ACQUISITION AND MANAGEMENT SERVICES AND FEES. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company will pay Cornerstone Realty Income Trust, Inc. a property acquisition fee equal to 2% of the purchase price of the Property, or $154,978. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                            PACE'S COVE APARTMENTS
                                 DALLAS, TEXAS

     On June 24, 1997, the Company purchased the Pace's Cove Apartments, a 328-unit apartment complex at 13100 Pandora Drive in Dallas, Texas (the "Property"). The seller was unaffiliated with the Company, the Advisor, and their Affiliates. The purchase price was $9,277,355. The Company borrowed the entire purchase price under the Unsecured Line of Credit and will seek to repay this borrowed amount using proceeds from the future sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

     LOCATION. The Property is located in the northern portion of Dallas within "The Metroplex." For information on The Metroplex see "Brookfield Apartments" herein.

     The neighborhood surrounding the Property consists of other multi-family and single-family housing and commercial and retail development. The Property is an approximately 20-minute drive from Dallas/Fort Worth International Airport and an approximately 15-minute drive from downtown Dallas.

     DESCRIPTION OF THE PROPERTY. The Property consists of 328 garden-style apartment units located in 19 two- and three-story buildings on approximately 13 acres of land. The Property was constructed in 1982.

     The Company believes that the Property has generally been well maintained and is generally in good condition. However, the Company has budgeted approximately $75,000 for certain repairs and improvements, including clubhouse renovations.

     The Property offers a variety of unit types. The unit mix and rents currently being charged new tenants as of July, 1997 are as follows:


                                     APPROXIMATE INTERIOR
QUANTITY            TYPE               SQUARE FOOTAGE        MONTHLY RENTAL
----------   ---------------------   ---------------------   ---------------
   42        One bedroom/                      504                $420
             one bath
   42        One bedroom/                      504                 430
             one bath upstairs
   40        One bedroom/                      572                 440
             one bath
   40        One bedroom/                      572                 450
             one bath upstairs
   42        One bedroom/one                   690                 520
             bath w/fireplace
   42        One bedroom/one                   690                 530
             bath w/fireplace
             upstairs
   20        One bedroom/one                   757                 605
             bath/den w/fireplace
   30        Two bedrooms/two                  925                 645
             baths w/fireplace
   30        Two bedrooms/two                1,026                 680
             baths w/fireplace

     The apartments provide a combined total of approximately 220,000 square feet of net rentable area.

     Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a downstairs one-bedroom, one-bath apartment (504 square feet) rented for $330 in 1992, $330 in 1993, $370 in 1994, $390 in 1995, and $420 in 1996. The average effective annual rental per square foot at the Property for 1992, 1993, 1994, 1995, and 1996 was $7.14, $7.14, $8.01, $8.44, and $9.09, respectively.

     The buildings are wood-frame construction with a combination of brick veneer and stucco with painted trim on concrete slab foundations. Roofs are pitched and covered with asphalt shingles on plywood sheathing.

     The Property has two outdoor swimming pools, a hot tub and jacuzzi, volleyball area, fitness center, laundry facility and covered parking for approximately 328 vehicles. The Property also includes a clubhouse with a leasing office. There is also ample uncovered paved parking for residents.

     Each apartment unit has wall-to-wall carpeting in the living area and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up, miniblinds, and an individual heating and air-conditioning unit. Each kitchen has a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. Each unit has full-sized washer/dryer connections and a security alarm. The owner of the Property pays for cold water, sewer charges and trash removal. The tenants pay for electricity service, which includes cooking, lighting, heating, hot water and air-conditioning.

     There are at least seven apartment properties that compete with the Property. All offer similar amenities and generally have rents that are lower when compared with those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy at nearby competing properties now averages approximately 95%.

     According to information provided by the Seller, physical occupancy at the Property averaged approximately 92% in 1992, 91% in 1993, 93% in 1994, 94% in 1995, and 93% in 1996. As of July 1, 1997, the Property was 91% occupied. The residents are a mix of white-collar and blue-collar workers.

     The following table sets forth the 1996 real estate tax information on the Property.

        JURISDICTION         ASSESSED VALUE      RATE           TAX
     ---------------------   ----------------   ----------   ------------
        City of Dallas           $7,895,980     $0.46255     $ 36,522.86
        County of Dallas          7,895,980      2.13063      168,234.12
        Total                                                $204,756.98


     The basis of the depreciable residential real property portion of the Property (currently estimated at about $7,335,885) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

     The Advisor and the Company believe that the Property will be adequately covered by property and liability insurance.

     ACQUISITION AND MANAGEMENT SERVICES AND FEES. The Company will pay Cornerstone Realty Income Trust, Inc. a property acquisition fee equal to 2% of the purchase price of the Property, or $185,547. Cornerstone Realty Income Trust, Inc. will also serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

                       PROSPECTIVE PROPERTY ACQUISITIONS

     As of the date of this Supplement, the Company is considering the acquisition of two additional properties, information on which is provided below. In addition, the Company is seeking to increase the borrowing limit on its Unsecured Line of Credit to $20 million principal amount at any time outstanding. Assuming the Company is able to increase the borrowing limit on the Unsecured Line of Credit, the Company would expect to use the additional borrowing capacity to fund a portion of the purchase price of the properties described below.

     While the Company is considering the acquisition of the two additional properties described below, as of the date of this Supplement there is no assurance that such properties will be acquired by the Company.

     The Company is evaluating the acquisition of the Chaparosa and Riverhill Apartments ("Chaparosa" and "Riverhill," respectively, and, collectively, the "Property") located at 1201 Meadow Creek Drive and 1101 Meadow Creek Drive, respectively, in Irving, Texas. The Property comprises 362 apartment units. The purchase price for the Property is $13,100,000, and the prospective sellers are unaffiliated with the Company, the Advisor and their Affiliates.

     LOCATION. The Property is located off of MacArthur Boulevard in Irving, Texas. See above under "Brookfield Apartments" for a description of the greater Dallas/Fort Worth Consolidated Metropolitan Statistical Area, which includes Irving. See above under "Eagle Crest I & II Apartments" for a description of Irving.

     The immediate area surrounding the Property consists of other multi-family and single-family housing, and commercial and retail development. The Property is an approximately 15-minute drive from downtown Dallas.

     DESCRIPTION OF THE PROPERTY. The Property consists of 362 garden- and townhouse-style apartment units in 38 two- and three-story buildings on approximately 16.8 acres of land. Chaparosa was built in 1984 and Riverhill was built in 1985. Chaparosa and Riverhill are adjacent to each other.

     Chaparosa offers five different unit types. The unit mix and rents currently being charged new tenants as of July, 1997 are as follows:

                                                 APPROXIMATE
                                                  INTERIOR
                                                   SQUARE        MONTHLY
     QUANTITY               TYPE                   FOOTAGE        RENTAL
     ----------   ----------------------------   -------------   --------
        42        One bedroom, one bath                713         $575
        32        One bedroom, one bath                830          630
        42        Two bedrooms, two baths             1077          790
        34        Two bedrooms, two baths             1148          825
        20        Two bedrooms, two baths TH          1222          840

     Riverhill offers six different unit types. The unit mix and rents currently being charged new tenants as of July, 1997 are as follows:


                                                   APPROXIMATE
                                                     INTERIOR
                                                      SQUARE        MONTHLY
     QUANTITY               TYPE                      FOOTAGE        RENTAL
     ----------   ----------------------------     -------------   --------
        32        One bedroom, one bath                  665         $585
        36        One bedroom, one bath                  773          610
        16        One bedroom, 1.5 baths TH w/den        928          740
        24        Two bedrooms, two baths                974          760
        48        Two bedrooms, two baths               1062          785
        36        Two bedrooms, 2.5 baths TH            1176          825


     The apartments collectively provide a total of approximately 346,000 square feet of net rentable area.

     Buildings are wood-frame construction with crawl spaces. Roofs are pitched and covered with red tiles. Exteriors are stucco and brick veneer.

     Chaparosa features an outdoor swimming pool and hot tub, a lighted tennis court, a central laundry facility, and a clubhouse with a rental office and lounge. Chaparosa also has access to Canal Park, which is located across from Chaparosa. There is ample paved parking for tenants. Riverhill features an outdoor swimming pool and enclosed whirlpool spa, a lighted tennis court, and a clubhouse with a kitchen, lounge, game room and rental office. Riverhill also has access to Canal Park and ample paved parking for tenants.

     All apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and baths, as well as cable television hook-ups and individually controlled heating and air-conditioning units. Each apartment unit has washer/dryer connections, a woodburning fireplace and outside storage. Each kitchen is equipped with a refrigerator/freezer with icemaker, electric range and oven, microwave, dishwasher and garbage disposal. The owner of the property pays for cold water, sewer service, cable television, alarm service and trash removal. The tenants pay for their electricity service, which includes heat, hot water, air-conditioning, cooking and lights.

     As of July 29, 1997, occupancy at Chaparosa was 98% and at Riverhill was 99%. Tenants at both Chaparosa and Riverhill are principally white-collar workers.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As described above under "Developments Involving Cornerstone Realty Income Trust - Authorization for Additional Share Issuance," on July 15, 1997, Cornerstone owned approximately 6.39% of the Company's outstanding Shares. Cornerstone's address is 306 East Main Street, Richmond, Virginia 23219. As of July 1, 1997, no other person was the beneficial owner of more than five percent of any class of the registrant's voting securities.

     The following table shows the beneficial ownership of the Company's Shares by the Company's directors and executive officers as of July 1, 1997.

                                         AMOUNT AND NATURE OF
     NAME OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP     PERCENT OF CLASS
--------------------------------------   ----------------------   -----------------
Glade M. Knight  .....................         5,555.56                   *
Ted W. Smith  ........................                0                   0
Penelope W. Kyle .....................                0                   0
Bruce H. Matson  .....................                0                   0
Lisa B. Kern  ........................                0                   0
All Directors and
 Executive Officers as a Group  ......         5,555.56                   *

----------

* Less than 1% of outstanding Shares

     In addition, at July 1, 1997, Glade M. Knight owned 170,000 Class B Convertible Shares of the Company, and each of Debra A. Jones and Stanley J. Olander, Jr. owned 15,000 Class B Convertible Shares, constituting collectively all of the Company's issued and outstanding Class B Convertible Shares. Information on the Class B Convertible Shares of the Company is set forth under the caption "Principal and Management Stockholders" in the Prospectus. Ms. Jones and Mr. Olander are officers of Cornerstone.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion is based upon the unaudited financial statements of the Company as of March 31, 1997 and the financial statements of the Company as of December 31, 1996. The information should be read in conjunction with the Company's financial statements and notes thereto and the pro forma financial statements and notes thereto of the Company included elsewhere in this Supplement. The Company is operated and has elected to be treated as a REIT for federal income tax purposes.

     LIQUIDITY AND CAPITAL RESOURCES. There was a significant change in the Company's liquidity during the quarter ended March 31, 1997. During the quarter, the Company closed the sale to investors of 4,643,239 Shares (1,666,667 at $9 per Share and 2,976,572 at $10 per Share) representing gross proceeds to the Company of $44,765,718 and net proceeds after payment of selling commissions and other costs of $39,893,637. The Company capitalized $210,600 of improvements to its various properties during the quarter. It is anticipated that some $1,874,000 in additional capital improvements will be completed during the next year on the current portfolio. The source to fund these improvements is from equity raised and set aside specifically for the improvements and from the expected sale of additional Shares.

     During  the  quarter   ended  March  31,  1997,   the  Company  made  seven
acquisitions of residential rental properties as follows:

     PROPERTY NAME           DATE ACQUIRED     UNITS     PURCHASE PRICE      LOCATION
--------------------------   ---------------   -------   ----------------   --------------
Brookfield Apartments        January 1997      232           $ 5,458,485    Dallas, TX
Eagle Crest Apartments       January 1997      484           $15,650,000    Irving, TX
Tahoe Apartments             January 1997      240           $ 5,690,560    Arlington, TX
Mill Crossing Apartments     February 1997     184           $ 4,544,121    Arlington, TX
Polo Run Apartments          March 1997        224           $ 6,858,974    Arlington, TX
Wildwood Apartments          March 1997        120           $ 3,963,519    Euless, TX
Toscana Apartments           March 1997        192           $ 5,854,531    Dallas, TX

     Cash and cash equivalents totaled $1,383,740 at March 31, 1997.

     While the Company is always assessing potential acquisitions, no material commitments existed on May 1, 1997 for the purchase of additional properties. The Company's only on-going commitment for capital expenditures is to the renovation of its existing portfolio. Equity funds have been raised in conjunction with the acquisition of properties to fund capital expenditures for currently held properties. In addition, the Company will acquire new properties as funds are available.

     The Company has short-term cash flow needs to conduct the operation of its properties. The rental income generated from the properties supplies sufficient cash to provide for the payment of these operating expenses.

     The Company's capital resources are expected to grow with the continued sale of its Shares and through operations.

     RESULTS OF OPERATIONS. As operations of the Company began in January 1997, a comparison of the quarters ended March 31, 1997 and 1996 cannot be made. The Company's property operations for the three months ended March 31, 1997 reflect the operations of the Company's seven acquisitions from their respective acquisition dates. For the three months ended March 31, 1997, rental income was $1,155,766.

     The economic occupancy levels for the Company's properties averaged 92% at the end of the three months ended March 31, 1997. Overall, the average rental rate for the portfolio was $516 per month for the three months ended March 31, 1997.

     The Company's other source of income is the investment of its cash and cash reserves. Interest income for the three months ended March 31, 1997 was $84,934.

     Total expenses for the first three months of 1997 was $684,445. The operating expense ratio (the ratio of rental expenses, excluding general and administrative, amortization and depreciation expense, to rental income) was 40% for the three months ended March 31, 1997. General and administrative ex-penses totaled 7% of total rental income for the three months ended March 31, 1997. This percentage is expected to decrease as the Company's asset base and rental income grow. These expenses represent the administrative expenses of the Company as distinguished from the operations of the Company's properties. Depreciation expense for the quarter ended March 31, 1997 was $137,689.

     The Company does not believe that inflation had any significant impact on the operation of the Company during the three months ended March 31, 1997. Future inflation, if any, would likely cause increased operating expenses, but the Company believes that increases in expenses would be offset by increases in rental income. Inflation may also cause capital appreciation of the Company's properties over time, as rental rates and replacement costs increase.

                                    EXPERTS


     The balance sheets of Apple Residential Income Trust, Inc. at December 31, 1996 and August 7, 1996 (date of inception), appearing in this Prospectus and Post-Effective Amendment No. 3 to the Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     Certain Statements of Income and Direct Operating Expenses of properties, included herein, have been included herein in reliance on the reports of L.P. Martin & Company, P.C., independent certified public accountants, also included herein, and upon the authority of said firm as experts in accounting and auditing.

                    UPDATE ON EXPERIENCE OF PRIOR PROGRAMS

     The following tables set forth updated information (through December 31, 1996) on Cornerstone Realty Income Trust, Inc., a real estate investment trust which was organized by Affiliates of the Advisor of Apple Residential Income Trust, Inc. Please refer to "Experience of Prior Programs" on pages 66 through 70 of the Prospectus for additional information, including the definition of terms used herein.

              TABLE I: EXPERIENCE IN RAISING AND INVESTING FUNDS

     Table I presents a summary of the funds raised and the use of those funds by Cornerstone, whose investment objectives are similar to those of the Company and whose offering closed within three years ending December 31, 1996.

     Dollar Amount Offered   .................................    300,000,000
     Dollar Amount Raised    .................................    300,000,000
     Less Offering Expenses:
      Selling Commissions and Discounts  .....................           7.50%
      Organizational Expenses   ..............................           5.50%
      Other   ................................................           0.00%
     Reserves    .............................................           3.00%
     Percent Available for Investment    .....................          84.00%
     Acquisition Costs:
      Prepaid items and fees to purchase property    .........          82.00%
      Cash downpayment    ....................................           0.00%
      Acquisition fees    ....................................           2.00%
      Other   ................................................           0.00%
     Total Acquisition Costs .................................          84.00%
     Percent Leverage (excluding unsecured debt)  ............           0.00%
     Date offering began  ....................................        May 1993
     Length of offering (in months)   ........................             42
     Months to invest amount available for investment   ......             42

             TABLE II: COMPENSATION TO SPONSOR AND ITS AFFILIATES

     Table II summarizes the compensation paid to the Prior Program Sponsor and its Affiliates (i) by programs organized by it and closed within three years ended December 31, 1996, and (ii) by all other programs during the three years ended December 31, 1996.

                                                                               OTHER
                                                            CORNERSTONE       PROGRAM
                                                            --------------   -------------
Date offering commenced    ..............................    May 1993         Various
Dollar amount raised    .................................   $300,000,000     $ 35,483,175
Amounts paid to Prior Program Sponsor form proceeds
 of offering:
 Acquisition fees
  Real Estate commission   ..............................   $  3,610,154     $          0
  Advisory fees   .......................................   $          0     $          0
  Other  ................................................   $          0     $          0
Cash generated from operations before deducting
 payments to Prior Program Sponsor ......................   $ 32,791,864     $  7,521,808
Aggregate compensation to Prior Program Sponsor
 Management fees ........................................   $  3,657,580     $    786,540
 Accounting fees   ......................................   $          0     $    161,496
 Reimbursements    ......................................   $  2,717,655     $          0
 Leasing fees   .........................................   $          0     $          0
 Other fees  ............................................   $    515,689     $          0
There have been no fees from property sales or refinanc-
 ings

                TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS

     Table III presents a summary of the annual operating results for Cornerstone, the only offering closed in the five years ending December 31, 1996. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.


                                                       1996               1995             1994           1993
                                                  -----------------   ---------------   -------------   ------------
Capital contributions by year   ...............     $  176,885,206      $ 71,771,027    $23,496,784     $27,846,983
Gross revenue    ..............................     $   40,352,955      $ 16,300,821    $ 8,177,576     $ 1,784,868
Operating expenses  ...........................     $   18,792,291      $  8,216,740    $ 4,690,941     $ 1,079,517
Interest income (expense)    ..................     $   (1,136,438)     $    (65,548)   $   110,486     $    46,633
Depreciation  .................................     $    8,068,063      $  2,788,818    $ 1,210,818     $   255,338
Net income (loss) GAAP basis    ...............     $   (4,169,849)     $  5,229,715    $ 2,386,303     $   496,646
Taxable income   ..............................     $            0      $          0    $         0     $         0
Cash generated from operations  ...............     $   20,162,776      $  9,618,956    $ 3,718,086     $ 1,670,406
Less cash distributed to investors    .........     $   15,934,901      $  6,316,185    $ 2,977,136     $   359,427
Cash generated after cash distribution   ......     $    4,227,875      $  3,302,771    $   740,950     $ 1,310,979
Special items
 Capital contributions, net  ..................     $  144,798,035      $ 71,771,027    $23,496,784     $27,846,983
 Fixed asset additions    .....................     $  194,519,406      $ 75,589,089    $28,557,568     $25,549,790
 Line of credit  ..............................     $   41,603,000      $  3,300,000    $ 5,000,000
Cash generated   ..............................     $   (3,890,496)     $  2,784,709    $   680,166     $ 3,608,172
End of period cash  ...........................     $    3,182,651      $  7,073,147    $ 4,288,438     $ 3,608,272
Tax and distribution data per $1000 invested
Federal income tax results
 Cornerstone Realty Income Trust is a
  REIT and thus is not taxed at the cor-
  porate level
Cash distributions to investors
 Source (on GAAP basis)
  Investment income    ........................     $           78      $         72    $        64     $        37
  Return of capital    ........................     $           12      $         15    $        16     $         0
 Source (on Cash basis)
  Sales    ....................................     $            0      $          0    $         0     $         0
  Refinancings   ..............................     $            0      $          0    $         0     $         0
  Operations  .................................     $           90      $         87    $        80     $        37
  Other    ....................................     $            0      $          0    $         0     $         0

                  INDEX TO FINANCIAL STATEMENTS OF THE COMPANY

                                                                                PAGE
                                                                                -----

COMPANY FINANCIAL STATEMENTS
 Report of Independent Auditors .............................................   F-2
 Balance Sheets at December 31, 1996 and August 7, 1996 (Date of Inception)     F-3
 Notes to the Balance Sheets.   .............................................   F-4
INTERIM FINANCIAL STATEMENTS (UNAUDITED):
 Balance Sheets -- March 31, 1997 and December 31, 1996 .....................   F-7
 Statement of Operations -- Three Months ended March 31, 1997    ............   F-8
 Statement of Shareholders' Equity -- Three Months ended March 31, 1997   ...   F-8
 Statement of Cash Flows -- Three Months ended March 31, 1997    ............   F-9
 Notes to Financial Statements  .............................................   F-10
PROPERTY FINANCIAL STATEMENTS
 Brookfield Apartments:
  Independent Auditors' Report  .............................................   F-13
  Historical Statement of Income and Direct Operating Expenses   ............   F-14
 Eagle Crest I & II Apartments:
  Independent Auditors' Report  .............................................   F-15
  Historical Statement of Income and Direct Operating Expenses   ............   F-16
 Tahoe Apartments:
  Independent Auditors' Report  .............................................   F-17
  Historical Statement of Income and Direct Operating Expenses   ............   F-18
 Mill Crossing Apartments:
  Independent Auditors' Report  .............................................   F-19
  Historical Statement of Income and Direct Operating Expenses   ............   F-20
 Polo Run Apartments:
  Independent Auditors' Report  .............................................   F-21
  Historical Statement of Income and Direct Operating Expenses   ............   F-22
 Wildwood Apartments:
  Independent Auditors' Report  .............................................   F-23
  Historical Statement of Income and Direct Operating Expenses   ............   F-24
 Toscana Apartments:
  Independent Auditors' Report  .............................................   F-25
  Historical Statement of Income and Direct Operating Expenses   ............   F-26
 Arbors on Forest Ridge Apartments:
  Independent Auditors' Report  .............................................   F-27
  Historical Statement of Income and Direct Operating Expenses   ............   F-28

 Pace's Cove Apartments:
  Independent Auditors' Report  .............................................   F-29
  Historical Statement of Income and Direct Operating Expenses   ............   F-30

PRO FORMA FINANCIAL STATEMENTS
 Pro Forma Balance Sheet as of March 31, 1997 (Unaudited)  ..................   F-31
 Pro Forma Statement of Operations for the Year ended December 31, 1996
  (Unaudited) ...............................................................   F-32
 Pro Forma Statement of Operations for the Three Months ended March 31, 1997
  (Unaudited)    ............................................................   F-33

                        REPORT OF INDEPENDENT AUDITORS


The Board of Directors And Shareholders Of
Apple Residential Income Trust, Inc.

We have audited the accompanying balance sheets of Apple Residential Income Trust, Inc., as of December 31, 1996 and August 7, 1996 (date of inception). The balance sheets are the responsibility of the Company's management. Our responsibility is to express an opinion on these balance sheets based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the balance sheets referred to above present fairly, in all material respects, the financial position of Apple Residential Income Trust Inc., at December 31, 1996 and August 7, 1996 (date of inception), in conformity with generally accepted accounting principles.




                                                               Ernst & Young LLP

Richmond, Virginia
March 26, 1997

                     APPLE RESIDENTIAL INCOME TRUST, INC.

                                BALANCE SHEETS


                                                                            (DATE OF INCEPTION)
                                                        DECEMBER 31, 1996     AUGUST 7, 1996
                                                        ------------------- --------------------
     ASSETS
      Cash   ..........................................       $     100               $100
                                                              =========              =====
     LIABILITIES AND SHAREHOLDERS EQUITY
      Shareholder's equity
      Common stock, no par value
        Authorized 50,000,000 shares; Issued and out-
         standing 10 shares (Notes 2 and 5)                         100                100
      Class B Convertible Stock, no par value. Autho-
        rized 200,000 shares; Issued and outstanding
        200,000 shares (Note 3)   .....................          20,000                 --
      Receivable from principal shareholder   .........         (20,000)                --
                                                              ---------              -----
                                                              $     100               $100
                                                              =========              =====



                   See accompanying notes to balance sheets.

                    APPLE RESIDENTIAL INCOME TRUST, INC.
                          NOTES TO THE BALANCE SHEETS
                               DECEMBER 31, 1996

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     Apple Residential Income Trust, Inc. (the "Company") is a Virginia corporation that intends to qualify as a real estate investment trust ("REIT") for federal income tax purposes. The Company, which has no operating history, was formed to invest primarily in existing residential apartment communities in Texas and southwestern regions of the United States. Initial capitalization occurred on August 7, 1996.

Apple Residential Advisors, Inc. (the "Advisor"), which owned 100% of the outstanding common stock of Apple Residential Income Trust, Inc. as of December 31, 1996, is the advisor to the Company and will provide its day-to-day management under a proposed agreement between the Company and the Advisor.

SIGNIFICANT ACCOUNTING POLICIES

INCOME TAXES

The Company intends to make an election to be treated, and expects to qualify, as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company will be allowed a deduction for the amount of dividends paid to its shareholders, thereby subjecting the distributed net income of the Company to taxation only at the shareholder level. The Company's continued qualification as a REIT will depend on its compliance with numerous requirements, including requirements as to the nature of its income and distribution of dividends.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE 2 -- OFFERING OF SHARES

The Company intends to raise capital through a "best-efforts" offering of shares by David Lerner Associates, Inc. (the "Managing Dealer"), which will receive selling commissions and a marketing expense allowance based on proceeds of the shares sold.

A minimum offering of 1,666,667 shares ($15,000,000) must be sold no later than November 19, 1997, or the offering will terminate and investors' subscription payments, with interest, will be refunded to investors. Pending sale of such minimum offering amount, investors' subscription payments will be placed in an escrow account.

NOTE 3 -- CLASS B CONVERTIBLE SHARES


On November 14, 1996, the Company issued 200,000 shares of Class B Convertible Shares to Mr. Glade Knight, President and Chairman of the Board of the Company, for $.10 per share or $20,000 in aggregate.

There are no dividends payable on the Class B Convertible Shares. On liquidation of the Company, the holder of the Class B Convertible Shares is entitled to a liquidation payment of $.10 per Class B Convertible Share before any distribution of liquidation proceeds to the holders of the Common Shares. Holders of more than two-thirds of the Class B Convertible Shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Class B Convertible Shares or create a new class of stock senior to or on a parity with the Class B Convertible Shares. The Class B

                     APPLE RESIDENTIAL INCOME TRUST, INC.
                    NOTES TO THE BALANCE SHEETS -(Continued)

NOTE 3 -- CLASS B CONVERTIBLE SHARES -(Continued)

Convertible Shares are convertible into Common Shares upon and for 180 days following the occurrence of either of the following events: (1) substantially all of the Company's assets, stock or business is sold or otherwise transferred, whether through sale, exchange, merger, consolidation, lease, share exchange or otherwise, or (2) the Advisory Agreement with the Advisor is terminated or not renewed, and the Company ceases to use Apple Residential Management Group, Inc. to provide substantially all of its property management services. Upon the occurrence of either triggering event, each Class B Convertible Share is convertible into a number of Common Shares based upon the gross proceeds raised through the date of conversion in the "best efforts" offering according to the following formula:

     GROSS PROCEEDS RAISED FROM SALES     NUMBER OF COMMON SHARES
        OF COMMON SHARES THROUGH          THROUGH CONVERSION OF ONE
           DATE OF CONVERSION             CLASS B CONVERTIBLE SHARE
     ----------------------------------   --------------------------
             $ 50 million  ............             1.0
             $100 million  ............             2.4
             $150 million  ............             4.2
             $200 million  ............             6.4
             $250 million  ............             8.0

No additional consideration is due upon the conversion of the Class B Convertible Shares. Upon the probable occurrence of a triggering event, the Company will record expense in the statement of operations based on convertibility of the Class B Convertible Shares.


NOTE 4 -- ORGANIZATIONAL AND OFFERING COSTS

As of December 31, 1996, affiliates of the Company have incurred on behalf of the Company organizational and offering costs amounting to approximately $522,000. Upon the sale of 1,666,667 Common Shares, the Company will reimburse the affiliates for these organizational and offering costs.

NOTE 5 -- RELATED PARTIES


The Company has negotiated a Property Management Agreement with Apple Residential Management Group, Inc. ("ARMG") to manage each property to be acquired by the Company for a management fee equal to 5% of gross rental collections, plus reimbursement of certain expenses.

The Company has entered into a Property Acquisition and Disposition Agreement with Apple Realty Group, Inc. ("ARG") to acquire and dispose of real estate assets for the Company. A fee of 2% of the purchase or sale price of the property will be payable for this service.

The Company has entered into an Advisory Agreement with the Apple Residential Advisors, Inc. ("AA") to provide management for the Company and its assets. An annual fee equal to .1% - .25% of total contributions received by the Company will be payable for this service.

Mr. Knight owns 100% of the common stock of ARMG, ARG and AA.

Upon the completion of a public offering of common shares being pursued by Cornerstone Realty Income Trust, Inc., for which Mr. Knight also serves as Chief Executive Officer and Chairman of the Board, Cornerstone will enter into a contract with the Company and subcontracts with Apple Residential Management Group, Inc. and Apple Residential Advisors, Inc. whereby Cornerstone will provide advisory, property management and brokerage services to the Company in exchange for fees and expense reimbursements as described above.

Cornerstone Realty Income Trust, Inc. has a continuing right to own up to 9.8% of the common shares of Apple. In addition, Cornerstone has a right of first refusal to purchase the properties and business of Apple.

                     APPLE RESIDENTIAL INCOME TRUST, INC.
                   NOTES TO THE BALANCE SHEETS -- (Continued)


NOTE 6 -- STOCK INCENTIVE PLANS


The Company has adopted two stock incentive plans (the "Incentive Plan" And "Directors' Plan") to provide incentives to attract and retain directors, officers and key employees. The plans provide for the grant of options to purchase a specified number of shares of common stock ("Options") or grants of restricted shares of common stock ("Restricted Stock") to selected employees and directors of the Company and certain affiliates. A Compensation Committee ("Committee") will be established to implement and administer the plans. The Committee will be responsible for granting Options and shares of Restricted Stock and for establishing the exercise price of Options and the terms and conditions of Restricted Stock.


NOTE 7 - SUBSEQUENT EVENT


For the period January 1, 1997 through March 21, 1997, the Company closed the sale to investors of 4,643,239 shares (1,666,667 at $9 per share and 2,976,572 at $10 per share) representing gross proceeds to the Company of $44,765,718 and net proceeds after payment of selling commissions and other costs of $40,289,146.

During January 1997, effective January 1, 1997, the Company acquired three apartment communities. Brookfield Apartments, a 232- unit apartment community located in Dallas, Texas, was purchased for $5,458,485. Eagle Crest Apartments, a 484-unit apartment community located in Irving, Texas, was purchased for $15,650,000. Tahoe Apartments, a 240-unit apartment community located in Arlington, Texas, was purchased for $5,690,560. During February, 1997, the
Company acquired Mill Crossing Apartments, a 184-unit apartment community located in Arlington, Texas for $4,544,121.

On March 1, 1997 the Company entered into an agreement with a commercial bank to obtain an unsecured revolving line of credit of $10 million. The line of credit expires on March 31, 1998. This agreement allows the Company to finance a portion of the purchase price of property acquisitions. Borrowings under the agreement are evidenced by an unsecured promissory note and bear interest at one-month LIBOR plus 200 basis points. As of March 26, 1997, there have been no borrowings under the agreement.

                     APPLE RESIDENTIAL INCOME TRUST, INC.
                          BALANCE SHEETS (UNAUDITED)


                                                                         MARCH 31,       DECEMBER 31,
                                                                           1997             1996
                                                                        --------------   -------------
ASSETS
 Investment in rental property
 Land ...............................................................    $  8,686,051              --
 Building   .........................................................      40,821,725              --
 Property improvements  .............................................         130,343              --
 Furniture and fixtures .............................................          80,257              --
                                                                          ------------      ---------
                                                                           49,718,376       $       0
 Less accumulated depreciation   ....................................        (137,689)             --
                                                                          ------------      ----------
                                                                           49,580,687               0
                                                                          ------------      ----------
 Cash and cash equivalents ..........................................       1,383,740             100
 Prepaid expenses ...................................................         132,486              --
 Other assets  ......................................................         738,614              --
                                                                          ------------      ----------
                                                                            2,254,840             100
                                                                          ------------      ----------
  Total Assets ......................................................    $ 51,835,527       $     100
                                                                          ============      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
 Liabilities
 Notes payable ......................................................    $ 10,000,000              --
 Accounts payable ...................................................         508,843              --
 Accrued expenses ...................................................         643,364              --
 Rents received in advance ..........................................          19,241              --
 Tenant security deposits  ..........................................         214,087              --
                                                                          ------------      ----------
                                                                           11,385,535       $       0
 Shareholders' equity
 Common stock, no par value, authorized 50,000,000 shares; issued
  and outstanding 4,643,249 shares and 10 shares   ..................      39,893,737             100
 Class B convertible stock, no par value. Authorized 200,000 shares;
  issued and outstanding 200,000 shares   ...........................          20,000          20,000
 Receivable from principal shareholder ..............................         (20,000)        (20,000)
 Retained earnings...................................................         556,255              --
                                                                          ------------      ----------
                                                                           40,449,992             100
                                                                          ------------      ----------
  Total Liabilities and Shareholders' Equity ........................    $ 51,835,527       $     100
                                                                          ============      ==========



                See accompanying notes to financial statements.

                     APPLE RESIDENTIAL INCOME TRUST, INC.
                      STATEMENT OF OPERATIONS (UNAUDITED)


                                                             THREE MONTHS
                                                                ENDED
                                                             MARCH 31, 1997
                                                             ---------------
     REVENUE:
      Rental income   ....................................       $1,155,766
     EXPENSES:
      Utilities ..........................................           98,538
      Repairs and maintenance  ...........................           59,600
      Taxes and insurance   ..............................          106,098
      Property management fee  ...........................           60,663
      Advertising  .......................................           33,475
      Other operating expenses ...........................           92,970
      General and administrative  ........................           77,502
      Depreciation of real estate ........................          137,689
      Amortization .......................................            8,476
      Other  .............................................            9,434
                                                                -----------
        Total expenses   .................................          684,445
                                                                -----------
     Income before interest income   .....................          471,321
      Interest income ....................................           84,934
                                                                -----------
     Net income ..........................................       $  556,255
                                                                ===========
     Net income per share   ..............................       $     0.16
                                                                ===========
     Weighted average number of shares outstanding  ......        3,403,759
                                                                ===========

                     APPLE RESIDENTIAL INCOME TRUST, INC.
                 STATEMENT OF SHAREHOLDERS' EQUITY (UNAUDITED)

                                                   COMMON STOCK         CONVERTIBLE CLASS B STOCK
                                             ------------------------- ----------------------------
                                                                                       NET OF
                                                                                     RECEIVABLE                    TOTAL
                                             NUMBER OF                 NUMBER OF   FROM PRINCIPAL      NET     SHAREHOLDERS'
                                               SHARES       AMOUNT       SHARES      SHAREHOLDER     INCOME       EQUITY
                                             ----------- ------------- ----------- ---------------- ---------- --------------
Balance at December 31, 1996 ...............         10   $       100      200,000          $0       $      0   $       100
Net proceeds from the sale of shares  ......  4,643,239    39,893,637           --          --             --    39,893,637
Net income .................................         --            --           --          --        556,255       556,255
                                              ----------  ------------    --------        -----      ---------  ------------
Balance at March 31, 1997 ..................  4,643,249   $39,893,737      200,000          $0       $556,255   $40,449,992
                                              ==========  ============    ========        =====      =========  ============



                See accompanying notes to financial statements.

                     APPLE RESIDENTIAL INCOME TRUST, INC.
                      STATEMENT OF CASH FLOWS (UNAUDITED)



                                                                      THREE MONTHS
                                                                         ENDED
                                                                      MARCH 31, 1997
                                                                      ---------------
      Cash flow from operating activities:
       Net income  ................................................    $     556,255
       Adjustments to reconcile net income to net cash provided by operating activities
         Depreciation and amortization  ...........................          146,165
         Changes in operating assets and liabilities:
          Prepaid expenses  .......................................         (132,486)
          Other assets   ..........................................         (747,090)
          Accounts payable  .......................................          508,843
          Accrued expenses  .......................................          643,364
          Rent received in advance   ..............................           19,241
          Tenant security deposits   ..............................          214,087
                                                                         -------------
Net cash provided by operating activities  ........................        1,208,379
      Cash flow from investing activities:
       Acquisitions of rental property  ...........................      (49,507,776)
       Capital improvements .......................................         (210,600)
                                                                         -------------
Net cash used in investing activities   ...........................      (49,718,376)
      Cash flow from financing activities:
       Proceeds from short-term borrowings ........................       10,000,000
       Net proceeds from issuance of shares   .....................       39,893,637
                                                                         -------------
Net cash provided by financing activities  ........................       49,893,637
Increase in cash and cash equivalents   ...........................        1,383,640
      Cash and cash equivalents, beginning of year  ...............              100
                                                                         -------------
      Cash and cash equivalents, end of period   ..................    $   1,383,740
                                                                         =============


                See accompanying notes to financial statements.

                    APPLE RESIDENTIAL INCOME TRUST, INC
                   NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

                                 MARCH 31, 1997

NOTE 1 -- GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information required by generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997. These financial statements should be read in conjunction with the Company's December 31, 1996 Annual Report on Form 10-K.

The Company was formed in August, 1996. Operations commenced in January, 1997.


During the first quarter of 1997, the Financial Accounting Standards Board issued a new statement on the calculation of earnings per share which is effective beginning in the 4th quarter of 1997 and early adoption is prohibited. Under the new statement, primary and fully dilutive earnings per share are replaced with basic and diluted earnings per share. The Company's basic earnings per share for the three month period ended March 31, 1997 according to the new statement would not change from the reported amounts.

CASH AND CASH EQUIVALENT


Cash equivalents include highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximates their carrying value.

INVESTMENT IN RENTAL PROPERTY

The Company records impairment losses on rental property used in the operations if indicators of impairment are present and the undiscounted cash flows estimated to be generated by the respective properties are less than their carrying amount. Impairment losses are measured as the difference between the asset's fair value and its carrying value.

The investment in rental property is recorded at the historical cost less depreciation and includes real estate brokerage commissions paid to Apple Realty Group, a related party, for purchases prior to March 1, 1997, and Cornerstone Realty Income Trust, Inc. after March 1, 1997.

INCOME RECOGNITION

Rental, interest and other income are recorded on an accrual basis. The Company's properties are leased under operating leases that, typically, have terms that do not exceed one year.

ADVERTISING COSTS


Costs incurred for advertising are expensed as incurred.


INCOME PER SHARE

Net income per share is computed based upon the weighted average number of shares outstanding during the year. Potentially dilutive securities are not included since their inclusion would not materially dilute net income per share.

                      APPLE RESIDENTIAL INCOME TRUST, INC
            NOTES TO FINANCIAL STATEMENTS (UNAUDITED)-- (Continued)

NOTE 2 -- NOTES PAYABLE

On March 1, 1997, the Company entered into an agreement with a commercial bank to obtain an unsecured revolving line of credit of $10 million. The line of credit expires on March 31, 1998. Borrowings under the agreement are evidenced by an unsecured promissory note and bear interest at one-month LIBOR plus 200 basis points. As of March 31, 1997 the interest rate on the unsecured line of credit was 7.6875%.

The Company borrowed $10,000,000 on March 31, 1997 in conjunction with property acquisitions against the line of credit. In April 1997, the Company repaid $8,500,000 with proceeds from the additional sale of shares.

NOTE 3 -- COMMON STOCK

The Company received gross proceeds of $44,765,718 ($39,893,637 net of selling commissions and other offering expenses) from the sale of 4,643,239 shares for the three months ended March 31, 1997. As of March 31, 1997, David Lerner
Associates, Inc. has earned a total of $4,476,572 in connection with the offering of the Company's shares. The Company provides an Additional Share Option to the shareholders to reinvest distributions in the purchase of additional shares of the Company. As of March 31, 1997, no funds had been reinvested.


No distributions were made or declared during the quarter ended March 31, 1997.


NOTE 4 -- RELATED PARTIES


Prior to February 28, 1997, the Company had contracted with Apple Residential Management Group, Inc. (the "Management Company") to manage the acquired properties, Apple Residential Advisors, Inc. (the "Advisor") to advise and provide the Company with day to day management, and Apple Realty Group, Inc. to acquire and dispose of real estate assets held by the Company. The Company paid the Management Company a management fee equal to 5% of rental income plus reimbursement of certain expenses in the amount of $61,135. The Company paid the Advisor a fee equal to .1% to .25% of total contributions received by the Company in the amount of $13,585. The Company paid Apple Realty Group, Inc. a fee of 2% of the purchase price of the acquired properties in the amount of $624,863.

Effective March 1, 1997, with the approval of the Company, Cornerstone Realty Income Trust Inc. ("Cornerstone"), for which Mr. Knight also serves as Chief Executive Officer and Chairman of the Board, entered into subcontract agreements with the Management Company and the Advisor whereby Cornerstone will provide advisory and property management services to the Company in exchange for fees and expense reimbursement per the same terms described above.


Effective March 1, 1997, with the consent of the Company, Cornerstone acquired all the assets of Apple Realty Group, Inc. The sole material asset of the company was the acquisition/disposition agreement with the Company. Cornerstone paid $350,000 in cash and issued 150,000 common shares in exchange for the assignment of the rights to the acquisition/disposition agreement. Cornerstone will be entitled to a real estate commission equal to 2% of the gross purchase price of the Company's properties. As of March 31, 1997, Cornerstone had earned approximately $102,242 (net of expenses) for all of the subcontracted and acquired services.


During the quarter, the Company granted Cornerstone a continuing right to own up to 9.8% of the common shares of the Company at the market price, net of selling commissions. Cornerstone committed to purchase shares of the Company for approximately $3.8 million which represented approximately 9.5% of the total common shares of the Company outstanding as of March 1, 1997. In April 1997, Cornerstone purchased 417,777 common shares of the Company. Cornerstone intends to make quarterly evaluations to purchase additional common shares of the Company as of the end of each calendar

                      APPLE RESIDENTIAL INCOME TRUST, INC
             NOTES TO FINANCIAL STATEMENTS (UNAUDITED)-(Continued)

NOTE 4 -- RELATED PARTIES -(Continued)

quarter in order to maintain its ownership of approximately 9.5% of the outstanding common shares of the Company, and may make such purchases if the Cornerstone board of directors deems such action to be in the best interests of Cornerstone and its shareholders.

NOTE 5 -- SUBSEQUENT EVENTS

In April 1997, the Company distributed to its shareholders approximately $680,821 (20 cents per share) of which approximately $445,114 was reinvested in the purchase of additional shares through the Additional Share Option. In April 1997, the Company closed the sale to investors of 542,066 shares at $10 per share, representing net proceeds to the Company of $4,878,599.

In April, 1997, the Company purchased The Arbors at Forest Ridge a 210-unit apartment community located in Bedford, Texas for $7,748,907.

NOTE 6 -- ACQUISITIONS


The following unaudited pro forma information for the three months ended March 31, 1997 is presented as if (a) the Company had owned the properties listed below on January 1, 1997, (b) the Company had qualified as a REIT, distributed at least 95% of its taxable income and, therefore incurred no federal income tax expense during the period, and (c) the Company had used proceeds from its best efforts offering to acquire the properties. The Company had no operations prior to December 31, 1996. The pro forma information does not purport to represent what the Company's results of operations would actually have been if such transactions, in fact, had occurred on January 1, 1997, nor does it purport to represent the results of operations for future periods.

                                                    THREE MONTHS
                                                       ENDED
                                                      3/31/97
                                                  --------------
          Rental Income   .....................       $1,231,461
          Net Income   ........................       $  566,772
          Net Income Per Share  ...............       $      .16

The pro forma information reflects adjustments for the actual rental income and rental expenses of Brookfield, Eagle Crest, Tahoe and Mill Crossing Apartments for periods in 1997 prior to their acquisitions by the Company. Net income has been adjusted as follows: (1) property management and advisory expenses have been adjusted based on the Company's contractual arrangements of 5% of revenues from rental income plus reimbursement of certain monthly expenses estimated to be $2.50 per unit; (2) advisory expenses have been adjusted based on the Company's contractual arrangement of .25% of annual gross proceeds of common stock raised; and (3) depreciation has been adjusted based on the Company's allocation of purchase price to buildings over an estimated useful life of 27.5 years.

                         INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Brookfield Apartments located in Dallas, Texas for the twelve month period ended December 31, 1996. This statement is the responsibility of the management of Brookfield Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Brookfield Apartments (as defined above) for the twelve month period ended December 31, 1996, in conformity with generally accepted accounting principles.



                                                       L.P. Martin & Co., P.C.


Richmond, Virginia
March 19, 1997

                             BROOKFIELD APARTMENTS
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                  ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                     TWELVE MONTHS ENDED DECEMBER 31, 1996

     INCOME
       Rental and Other Income  ........................    $1,198,543
                                                            -----------
     DIRECT OPERATING EXPENSES
       Administrative and Other ........................       122,269
       Insurance    ....................................        18,936
       Repairs and Maintenance  ........................       174,233
       Taxes, Property .................................       133,700
       Utilities .......................................        92,664
                                                            -----------
          Total Direct Operating Expenses   ............       541,802
                                                            -----------
          Operating income exclusive of items not com-
           parable to the proposed future operations of
           the property  ...............................    $  656,741
                                                            ===========

         NOTE TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
           EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Brookfield Apartments is a 232 unit residential garden style apartment complex located on 6.936 acres in Dallas, Texas. Living space totals 165,544 square feet.

During the financial statement period, the assets comprising the property were owned by Paragon Group, L.P., an entity non-affiliated with Apple Residential Income Trust, Inc. Apple Residential Income Trust, Inc. purchased the property in January, 1997.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, amortization and management fees.

                         INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Eagle Crest Apartments located in Irving, Texas for the twelve month period ended December 31, 1996. This statement is the responsibility of the management of Eagle Crest Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Eagle Crest Apartments (as defined above) for the twelve month period ended December 31, 1996, in conformity with generally accepted accounting principles.



                                        L.P. Martin & Co., P.C.


Richmond, Virginia
March 27, 1997

                            EAGLE CREST APARTMENTS
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                  ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                     TWELVE MONTHS ENDED DECEMBER 31, 1996

     INCOME
       Rental and Other Income  ........................   $3,196,618
                                                           -----------
     DIRECT OPERATING EXPENSES
       Administrative and Other ........................      212,613
       Insurance .......................................       93,379
       Repairs and Maintenance  ........................      379,120
       Taxes, Property .................................      345,167
       Utilities .......................................      305,101
                                                           -----------
          Total Direct Operating Expenses   ............    1,335,380
                                                           -----------
          Operating income exclusive of items not com-
           parable to the proposed future operations of
           the property  ...............................   $1,861,238
                                                           ===========

         NOTE TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
           EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

Eagle  Crest  Apartments  is  a  residential   garden  style  apartment  complex
consisting of two phases totaling 484 units located on 17.88 acres in Irving, Texas. Living space totals 429,300 square feet.

During the financial statement period, the assets comprising the property were owned by entities not affiliated with Apple Residential Income Trust, Inc. Apple Residential Income Trust, Inc. purchased the property on January 30, 1997.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, amortization, legal and professional and management fees.

                         INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Tahoe Apartments located in Arlington, Texas for the twelve month period ended December 31, 1996. This statement is the responsibility of the management of Tahoe Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.


In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Tahoe Apartments (as defined above) for the twelve month period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                        L. P. Martin & Co., P.C.

Richmond, Virginia
April 11, 1997

                                TAHOE APARTMENTS
         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY
                      TWELVE MONTHS ENDED DECEMBER 31, 1996

     INCOME
       Rental and Other Income  ........................    $1,200,270
                                                            -----------
     DIRECT OPERATING EXPENSES
       Administrative and Other ........................       118,781
       Insurance .......................................        30,606
       Repairs and Maintenance  ........................       351,750
       Taxes, Property .................................       114,578
       Utilities .......................................       149,166
                                                            -----------
          Total Direct Operating Expenses   ............       764,881
                                                            -----------
          Operating income exclusive of items not com-
           parable to the proposed future operations of
           the property  ...............................    $  435,389
                                                            ===========

         NOTE TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
           EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

Tahoe Apartments is a 240 unit residential garden style apartment complex located on 17.88 acres in Arlington, Texas. Living space totals 160,928 square feet.

During the financial statement period, the assets comprising the property were owned by two separate entities, neither of which was affiliated with Apple Residential Income Trust, Inc. Apple Residential Income Trust, Inc. purchased the property on January 31, 1997.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, legal fees and management fees. Also, excluded are certain employee bonuses which one of the former owners paid when they sold the apartment project.

                         INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Mill Crossing Apartments located in Arlington, Texas for the twelve month period ended January 31, 1997. This statement is the responsibility of the management of Mill Crossing Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Mill Crossing Apartments (as defined above) for the twelve month period ended January 31, 1997, in conformity with generally accepted accounting principles.

                                        L. P. Martin & Co., P.C.

Richmond, Virginia
April 29, 1997

                           MILL CROSSING APARTMENTS
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                  ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                  TWELVE MONTH PERIOD ENDED JANUARY 31, 1997

     INCOME
       Rental and Other Income  ........................   $ 908,336
                                                           ----------
     DIRECT OPERATING EXPENSES
       Administrative and Other ........................     102,522
       Insurance .......................................      23,714
       Repairs and Maintenance  ........................     216,500
       Taxes, Property .................................      91,663
       Utilities .......................................     148,270
                                                           ----------
          Total Direct Operating Expenses   ............     582,669
                                                           ----------
          Operating income exclusive of items not com-
           parable to the proposed future operations of
           the property  ...............................   $ 325,667
                                                           ==========



         NOTE TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
           EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

Mill Crossing Apartments is a 184 unit garden style apartment complex located on 8 acres in Arlington, Texas. Living space totals 127,168 square feet.

During the financial statement period, the assets comprising the property were owned by two separate entities, neither of which was affiliated with Apple Residential Income Trust, Inc. Apple Residential Income Trust, Inc. purchased the property in February 1997.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, amortization, legal fees and management fees.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Polo Run Apartments located in Arlington, Texas for the twelve month period ended February 28, 1997. This statement is the responsibility of the management of Polo Run Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Polo Run Apartments (as defined above) for the twelve month period ended February 28, 1997, in conformity with generally accepted accounting principles.

                                        L. P. Martin & Co., P.C.

Richmond, Virginia
May 21, 1997

                              POLO RUN APARTMENTS
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                  ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                     TWELVE MONTHS ENDED FEBRUARY 28, 1997

     INCOME
       Rental and Other Income  ........................   $1,304,547
                                                          -----------
     DIRECT OPERATING EXPENSES
       Administrative and Other ........................      101,400
       Insurance .......................................       28,521
       Repairs and Maintenance  ........................      257,602
       Taxes, Property .................................      133,509
       Utilities    ....................................      128,924
                                                          -----------
          Total Direct Operating Expenses   ............      649,956
                                                          -----------
          Operating income exclusive of items not com-
           parable to the proposed future operations of
           the property  ...............................   $  654,591
                                                          ===========

         NOTE TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
           EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

Polo Run Apartments is a 224 unit residential garden style apartment complex located on 9.15 acres in Arlington, Texas.

During the financial statement period, the assets comprising the property were owned by A V Polo Run Associates, Ltd. Apple Residential Income Trust, Inc. subsequently purchased the property.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation and management fees.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Wildwood Apartments located in Euless, Texas for the twelve month period ended February 28, 1997. This statement is the responsibility of the management of Wildwood Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Wildwood Apartments (as defined above) for the twelve month period ended February 28, 1997, in conformity with generally accepted accounting principles.


                                        L. P. Martin & Co., P.C.


Richmond, Virginia
June 4, 1997

                              WILDWOOD APARTMENTS
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                  ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY
                  TWELVE MONTH PERIOD ENDED FEBRUARY 28, 1997

     INCOME
       Rental and Other Income  ........................   $ 809,555
                                                           ----------
     DIRECT OPERATING EXPENSES
       Administrative and Other ........................     110,035
       Insurance .......................................      15,246
       Repairs and Maintenance  ........................     123,470
       Taxes, Property .................................      85,616
       Utilities    ....................................      78,937
                                                           ----------
          Total Direct Operating Expenses  .............     413,304
                                                           ----------
          Operating income exclusive of items not com-
           parable to the proposed future operations of
           the property  ...............................   $ 396,251
                                                           ==========

         NOTE TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
           EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

Wildwood  Apartments  is a 120 unit garden style  apartment  complex  located on
10.01 acres in Euless, Texas.

The assets comprising the property were owned by Western Rim Investors 1991-4, L.P., an entity unaffiliated with Apple Residential Income Trust, Inc., during the financial statement period. Apple Residential Income Trust, Inc. subsequently purchased the property.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation, amortization, professional fees and management fees.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Toscana Apartments located in Dallas, Texas for the twelve month period ended February 28, 1997. This statement is the responsibility of the management of Toscana Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Toscana Apartments (as defined above) for the twelve month period ended February 28, 1997, in conformity with generally accepted accounting principles.


                                        L. P. Martin & Co., P.C.


Richmond, Virginia
June 4, 1997

                              TOSCANA APARTMENTS
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                  ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                  TWELVE MONTH PERIOD ENDED FEBRUARY 28, 1997


     INCOME
       Rental and Other Income  ........................   $1,083,249
                                                           -----------
     DIRECT OPERATING EXPENSES
       Administrative and Other ........................      128,884
       Insurance .......................................       18,985
       Repairs and Maintenance  ........................      117,117
       Taxes, Property .................................      123,710
       Utilities    ....................................       84,886
                                                           -----------
          Total Direct Operating Expenses ..............      473,582
                                                           -----------
          Operating income exclusive of items not com-
           parable to the proposed future operations of
           the property  ...............................   $  609,667
                                                           ===========




         NOTE TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
           EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

Toscana Apartments is a 192 unit garden style apartment complex located on 3.975 acres in Dallas, Texas.

The assets comprising the property were owned by Western Rim Investors 1993-2, L.P., an entity unaffiliated with Apple Residential Income Trust, Inc., during the financial statement period. Apple Residential Income Trust, Inc. subsequently purchased the property.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation, amortization, professional fees and management fees.

                         INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS
Apple Residential Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Arbors on Forest Ridge Apartments located in Bedford, Texas for the twelve month period ended February 28, 1997. This statement is the responsibility of the management of The Arbors on Forest Ridge Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of The Arbors on Forest Ridge Apartments (as defined above) for the twelve month period ended February 28, 1997, in conformity with generally accepted accounting principles.



                                                        L. P. Martin & Co., P.C.


Richmond, Virginia
June 4, 1997

                       ARBORS ON FOREST RIDGE APARTMENTS
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                  ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE

                          OPERATIONS OF THE PROPERTY

     INCOME
       Rental and Other Income  ........................   $1,381,014
                                                           -----------
     DIRECT OPERATING EXPENSES
       Administrative and Other ........................      111,636
       Insurance .......................................       34,263
       Repairs and Maintenance  ........................      109,577
       Taxes, Property .................................      147,923
       Utilities    ....................................       85,182
                                                           -----------
          Total Direct Operating Expenses  .............      488,581
                                                           -----------
          Operating income exclusive of items not com-
           parable to the proposed future operations of
           the property  ...............................   $  892,433
                                                           ===========

         NOTE TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
           EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

The Arbors on Forest Ridge Apartments is a 210 unit garden style apartment complex located on 8.913 acres in Bedford, Texas.

The assets comprising the property were owned by Western Rim Investors 1992-5, L.P., an entity unaffiliated with Apple Residential Income Trust, Inc., during the financial statement period. Apple Residential Income Trust, Inc. subsequently purchased the property.


In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation, amortization, professional fees and management fees.

                         INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS
Apple Residential Income Trust, Inc.
Richmond, Virginia

     We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Pace's Cove Apartments located in Dallas, Texas for the twelve month period ended May 31, 1997. This statement is the responsibility of the management of Pace's Cove Apartments. Our responsibility is to express an opinion on this statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 2 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

     In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Pace's Cove Apartments (as defined above) for the twelve month period ended May 31, 1997, in conformity with generally accepted accounting principles.

                                                         L.P. Martin & Co., P.C.

Richmond, Virginia
July 22, 1997

                            PACE'S COVE APARTMENTS
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                  ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                    TWELVE MONTH PERIOD ENDED MAY 31, 1997

     INCOME
       Rental and Other Income ..........................   $1,832,695
                                                           -----------
     DIRECT OPERATING EXPENSES
       Administrative and Other   .......................      237,030
       Insurance   ......................................       42,627
       Repairs and Maintenance ..........................      273,102
       Taxes, Property   ................................      213,985
       Utilities   ......................................      118,907
                                                           -----------
          Total Direct Operating Expenses  ..............      885,651
                                                           -----------
          Operating income exclusive of items not com-
           parable to the proposed future operations of
           the property .................................   $  947,044
                                                            ===========

        NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
           EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY

NOTE 1 -- ORGANIZATION

Pace's Cove Apartments is a 328 unit garden style  apartment  complex located on
12.97 acres in Dallas, Texas. The assets comprising the property were owned by Intercapital Portfolio 944 I Limited Partnership, an entity unaffiliated with Apple Residential Income Trust, Inc. during the financial statement period. Apple Residential Income Trust, Inc. subsequently purchased the property.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE AND EXPENSE RECOGNITION

The accompanying statement of rental operations has been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, amortization, legal and professional fees and management fees.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REPAIRS AND MAINTENANCE

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

ADVERTISING

Advertising costs are expensed in the period incurred.

           PRO FORMA BALANCE SHEET AS OF MARCH 31, 1997 (UNAUDITED)

The accompanying Unaudited Pro Forma Balance Sheet as of March 31, 1997 is presented as if the Company had owned the properties included in the table below as of March 31, 1997. In the opinion of management, all adjustments necessary to reflect the effects of the offering have been made.

The Unaudited Pro Forma Balance Sheet is presented for comparative purposes only, and is not necessarily indicative of what the actual financial position of the Company would have been at March 31, 1997, nor does it purport to represent the future financial position of the Company. This Unaudited Pro Forma Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of the Company. The Pro Forma column assumes the Company used the proceeds from its "best efforts" offerings to acquire certain properties.


                                         HISTORICAL       THE ARBORS      PACE'S COVE
                                           BALANCE        PRO FORMA       PRO FORMA         TOTAL
                                            SHEET         ADJUSTMENTS     ADJUSTMENTS     PRO FORMA
                                         --------------   -------------   -------------   -------------
ASSETS
Investment in rental property
 Land   ..............................    $  8,686,051       $  711,350      $1,987,209    $ 11,384,610
 Building  ...........................      40,821,725        7,192,535       7,475,693    $ 55,489,953
 Property improvements ...............         130,343               --              --         130,343
 Furniture and fixtures   ............          80,257               --              --          80,257
                                           ------------     -----------     -----------     ------------
                                            49,718,376        7,903,885       9,462,902      67,085,163
 Less accumulated depreciation  ......        (137,689)              --              --        (137,689)
                                           ------------     -----------     -----------     ------------
                                            49,580,687        7,903,885       9,462,902      66,947,474
 Cash and cash equivalents   .........       1,383,740               --              --       1,383,740
 Prepaid expenses   ..................         132,486               --              --         132,486
 Other assets    .....................         738,614               --              --         738,614
                                           ------------     -----------     -----------     ------------
Total Assets  ........................    $ 51,835,527       $7,903,885      $9,462,902    $ 69,202,314
                                           ============     ===========     ===========     ============
LIABILITIES
 Notes payable   .....................    $ 10,000,000               --              --    $ 10,000,000
 Accounts payable   ..................         508,843               --              --         508,843
 Accrued expenses   ..................         643,364               --              --         643,364
 Rents received in advance   .........          19,241               --              --          19,241
 Tenant security deposits    .........         214,087               --              --         214,087
                                           ------------     -----------     -----------     ------------
                                            11,385,535               --              --      11,385,535
SHAREHOLDERS' EQUITY
 Common stock, no par value  .........    $ 39,893,737       $7,903,885      $9,462,902    $ 57,260,524
 Class B Convertible Stock, no par
  value ..............................          20,000               --              --          20,000
 Receivable from principal share-
  holder                                       (20,000)              --              --         (20,000)
 Net income   ........................         556,255               --              --         556,255
                                           ------------     -----------     -----------     ------------
                                            40,449,992        7,903,885       9,462,902      57,816,779
                                           ------------     -----------     -----------     ------------
Total Liabilities and Shareholders'
 Equity ..............................    $ 51,835,527       $7,903,885      $9,462,902    $ 69,202,314
                                           ============     ===========     ===========     ============

NOTES TO PRO FORMA BALANCE SHEET

Pro Forma adjustments represent the purchase price of the related property, including the 2% acquisition fee to Cornerstone Realty Income Trust, Inc. allocated between land and building. Adjustments to common stock reflect the net proceeds from sales of common stock from the Company's continuous offering.

                       PRO FORMA STATEMENT OF OPERATIONS
               FOR THE YEAR ENDED DECEMBER 31, 1996 (UNAUDITED)

The accompanying Unaudited Pro Forma Statement of Operations for the year ended December 31, 1996 is presented as if (a) the Company had acquired the properties shown below on January 1, 1996; (b) the Company had qualified as a REIT, distributed at least 95% of its taxable income and, therefore, incurred no federal income tax liability for the period presented; and (c) the Company had used proceeds from its best efforts offering to acquire the properties. The Company had no operations during the period ending December 31, 1996. Accordingly, the Company had no revenue or operating profits or loss. In the opinion of Management, all adjustments necessary to reflect the effects of these transactions have been made.

The Unaudited Pro Forma Statement of Operations is presented for comparative purposes only and is not necessarily indicative of what the actual results of the Company would have been for the year ended December 31, 1996 if the acquisitions and Offering had occurred at the beginning of the period presented, nor does it purport to be indicative of the results of operations in future periods. The Unaudited Pro Forma Statement of Operations should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of the Company.

                                    HISTORICAL     BROOKFIELD   EAGLE CREST      TAHOE      MILL CROSSING     POLO RUN
                                   STATEMENT OF    PRO FORMA     PRO FORMA     PRO FORMA      PRO FORMA      PRO FORMA
                                    OPERATIONS    ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS    ADJUSTMENTS    ADJUSTMENTS
                                   -------------- ------------- ------------- ------------- --------------- -------------
Dates of Acquisitions ............      --            1/31/97       1/31/97       1/31/97         2/28/97       3/31/97
Rental income   ..................      --         $1,198,543    $3,196,618    $1,200,270        $908,336    $1,304,547
Expenses
  Utilities ......................      --             92,664       305,101       149,166         148,270       128,924
  Repairs and maintenance  .......      --            174,233       379,120       351,750         216,500       257,602
  Taxes and insurance   ..........      --            152,636       438,546       145,184         115,377       162,030
  Property management fee  .......      --                 --            --            --              --            --
  Advertising  ...................      --             30,567        53,153        29,695          25,631        25,350
  Other operating expenses .......      --                 --            --            --              --            --
  General and administrative  ....      --                 --            --            --              --            --
                                        --                 --            --            --              --            --
  Depreciation of real estate ....      --                 --            --            --              --            --
  Amortization ...................      --                 --            --            --              --            --
  Other  .........................      --             91,702       159,460        89,086          76,891        76,050
                                        ---        -----------   -----------   -----------       ---------   -----------
                                        --            541,802     1,335,380       764,881         582,669       649,956
Interest before interest income...      --            656,741     1,861,238       435,389         325,667       654,591
  Interest income ................      --                 --            --            --              --            --
                                        ---        -----------   -----------   -----------       ---------   -----------
Net income   .....................      --         $  656,741    $1,861,238    $  435,389        $325,667    $  654,591
                                        ===        ===========   ===========   ===========       =========   ===========
Net income per share  ............      --
                                        ===
Weighted average number of
 shares outstanding ..............      --
                                        ===



                                     WILDWOOD        TOSCANA     THE ARBORS      PACES
                                     PRO FORMA      PRO FORMA     PRO FORMA      COVE         PRO FORMA        TOTAL
                                    ADJUSTMENTS    ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS    ADJUSTMENTS     PRO FORMA
                                   -------------- ------------- ------------- ------------- --------------- -------------
Dates of Acquisitions ............      3/31/97      3/31/97       4/25/97       6/30/97                --              --
Rental income   ..................     $809,555   $1,083,249    $1,381,014    $1,832,695                --     $12,914,827
Expenses
  Utilities ......................       78,937       84,886        85,182       118,907                --       1,192,037
  Repairs and maintenance  .......      123,470      117,117       109,577       273,102                --       2,002,471
  Taxes and insurance   ..........      100,862      142,695       182,186       256,812                --       1,696,128
  Property management fee  .......           --           --            --            --           620,527 (A)     620,527
  Advertising  ...................       27,509       32,221        27,909        59,257                --         311,292
  Other operating expenses .......           --           --            --            --                --              --
  General and administrative  ....           --           --            --            --           142,211 (B)     452,211
                                             --           --            --            --           310,000 (D)          --
  Depreciation of real estate ....           --           --            --            --         1,726,751 (C)   1,726,751
  Amortization ...................           --           --            --            --                --
  Other  .........................       82,526       96,663        83,727       177,773                --         933,878
                                      ---------   -----------   -----------   -----------      -------------   ------------
                                        413,304      473,582       488,581       885,651         2,799,489       8,935,295
Interest before interest income.        396,251      609,667       892,433       947,044        (2,799,489)      3,979,532
  Interest income ................           --           --            --            --                --              --
                                      ---------   -----------   -----------   -----------      -------------   ------------
Net income   .....................     $396,251   $  609,667    $  892,433    $  947,044       $(2,799,489)    $ 3,979,532
                                      =========   ===========   ===========   ===========      =============   ============
Net income per share  ............                                                                             $      0.59
                                                                                                               ============
Weighted average number of
 shares outstanding ..............                                                               6,705,113 (E)   6,705,113
                                                                                               ============    ============

(A) Represents the property management fees of 5% of rental income and processing costs equal to $2.50 per apartment per month charged by the external management company for the period of time not owned by the company.
(B) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the company.
(C) Represents the depreciation expense of the properties acquired based on the purchase price, excluding amounts allocated to land, of the properties for the period of time not owned by the company. The weighted average life of the property depreciated was 27.5 years.
(D) Represents the expenses related to operations as a public REIT, which consists of directors and officers insurance, investor relations, corporate accounting, legal and director expenses.
(E) Represents additional common shares assuming the properties were acquired on January 1, 1996 with the "best efforts" offering of $9 per share for the first $15 million and $10 per share above $15 million.

                       PRO FORMA STATEMENT OF OPERATIONS
             FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)


The accompanying Unaudited Pro Forma Statement of Operations for the three months ended March 31, 1997 is presented as if (a) the Company had acquired the properties shown below on January 1, 1997; (b) the Company had qualified as a REIT, distributed at least 95% of its taxable income and, therefore, incurred no federal income tax liability for the period presented; and (c) the Company had used proceeds from its best efforts offering to acquire the properties. In the opinion of Management, all adjustments necessary to reflect the effects of these transactions have been made.

The Unaudited Pro Forma Statement of Operations is presented for comparative purposes only and is not necessarily indicative of what the actual results of the Company would have been for the three months ended March 31, 1997 if the acquisitions and Offering had occurred at the beginning of the period presented, nor does it purport to be indicative of the results of operations in future periods. The Unaudited Pro Forma Statement of Operations should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of the Company.

                                    HISTORICAL     BROOKFIELD   EAGLE CREST      TAHOE      MILL CROSSING        POLO RUN
                                   STATEMENT OF    PRO FORMA     PRO FORMA     PRO FORMA      PRO FORMA         PRO FORMA
                                    OPERATIONS    ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS    ADJUSTMENTS       ADJUSTMENTS
                                   -------------- ------------- ------------- ------------- ---------------    -------------
Dates of Acquisitions ............            --       1/31/97       1/31/97       1/31/97        2/28/97           3/31/97
Rental income   ..................     $1,155,766      $99,879      $266,385      $100,023       $151,389          $326,137
Expenses
  Utilities ......................         98,538        7,722        25,425        12,431         24,712            32,231
  Repairs and maintenance  .......         59,600       14,519        31,593        29,313         36,083            64,401
  Taxes and insurance   ..........        106,098       12,720        36,546        12,099         19,230            40,508
  Property management fee  .......         60,663           --            --            --             --                --
  Advertising  ...................         33,475        2,547         4,429         2,475          4,272             6,338
  Other operating expenses .......         92,970           --            --            --             --                --
  General and administrative  ....         77,502           --            --            --             --                --
  Depreciation of real estate ....        137,689           --            --            --             --                --
  Amortization ...................          8,476           --            --            --             --                --
  Other  .........................          9,434        7,642        13,288         7,424         12,815            19,013
                                      -----------      --------    ---------     ---------       ---------        ---------
                                          684,445       45,150       111,281        63,742         97,112           162,491
Income before interest income  ...        471,321       54,729       155,104        36,281         54,277           163,646
  Interest income ................         84,934           --            --            --             --                --
                                      -----------      --------    ---------     ---------       ---------        ---------
Net income   .....................     $  556,255      $54,729      $155,104      $ 36,281       $ 54,277          $163,646
                                      ===========      ========    =========     =========       =========        =========
Net income per share  ............     $     0.16
                                      -----------
Weighted average number of shares
 outstanding  ....................      3,403,759
                                      ===========


                                     WILDWOOD        TOSCANA     THE ARBORS       PACES          1997
                                     PRO FORMA      PRO FORMA     PRO FORMA       COVE         PRO FORMA        TOTAL
                                    ADJUSTMENTS    ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS    ADJUSTMENTS     PRO FORMA
                                   -------------- ------------- ------------- ------------- --------------- -------------
Dates of Acquisitions ............     3/31/97       3/31/97       4/25/97       6/30/97              --               --
Rental income   ..................    $202,389      $270,812      $345,254      $458,174              --       $3,376,208
Expenses
  Utilities ......................      19,734        21,222        21,296        29,727              --          293,038
  Repairs and maintenance  .......      30,868        29,279        27,394        68,276              --          391,326
  Taxes and insurance   ..........      25,216        35,674        45,547        64,153              --          397,791
  Property management fee  .......          --            --            --            --          99,478 (A)      160,141
  Advertising  ...................       6,877         8,055         6,977        14,814              --           90,259
  Other operating expenses .......          --            --            --            --              --           92,970
  General and administrative  ....          --            --            --            --          23,198 (B)      100,700
  Depreciation of real estate ....          --            --            --            --         286,515 (C)      424,204
  Amortization ...................          --            --            --            --              --            8,476
  Other  .........................      20,632        24,166        20,932        44,443              --          179,789
                                     ---------     ---------     ---------     ---------      ------------     -----------
                                       103,327       118,396       122,146       221,413         409,191        2,138,694
Income before interest income  ...      99,062       152,416       223,108       236,761        (409,191)       1,237,514
  Interest income ................          --            --            --            --              --           84,934
                                     ---------     ---------     ---------     ---------      ------------     -----------
Net income   .....................    $ 99,062      $152,416      $223,108      $236,761      $ (409,191)      $1,322,448
                                     =========     =========     =========     =========      ============     ===========
Net income per share  ............                                                                             $     0.16
Weighted average number of shares                                                                              -----------
 outstanding  ....................
                                                                                               4,357,880 (D)    7,751,639
                                                                                              ===========      ============

(A) Represents the property management fees of 5% of rental income and processing costs equal to $2.50 per apartment per month charged by the external management company for the period of time not owned by the company.
(B) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the company.
(C) Represents the depreciation expense of the properties acquired based on the purchase price, excluding amounts allocated to land, of the properties for the period of time not owned by the company. The weighted average life of the property depreciated was 27.5 years.
(D) Represents additional common shares assuming the properties were acquired on January 1, 1997 with the "best efforts" offering of $9 per share for the first $15 million and $10 per share above $15 million.

                  II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following are estimates of the expenses to be incurred in connection with the issuance and distribution of the securities to be registered:

          SEC registration fee ...............   $   86,208
          NASD filing fee   ..................       25,500
          Printing and engraving fees   ......      250,000
          Legal fees and expenses ............      300,000
          Accounting fees and expenses  ......      200,000
          Blue Sky fees and expense  .........       50,000
          Escrow agent and registrar .........       20,000
          Registrant travel expense  .........       30,000
          Marketing Expense Allowance   ......    6,250,000
          Contingency ........................       38,292
                                                 -----------
            Total ............................   $7,250,000
                                                 ===========

ITEM 31. SALES TO SPECIAL PARTIES.

     On August 7, 1996, the Registrant sold 10 Common Shares to Apple Realty Advisors, Inc. for $100 cash.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES.

     On August 7, 1996, the Registrant sold 10 Common Shares to Apple Realty Advisors, Inc. for $100 cash, in a transaction that was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. On November 14, 1996, the Registrant sold 200,000 Class B Convertible Shares to Glade M. Knight for $20,000 cash, in a transaction that was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company will obtain, and pay the cost of, directors' and officers' liability insurance coverage which insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by the directors and officers of the Company in their respective capacities as directors and officers of the Company, and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss.

     The Virginia Stock Corporation Act (the "Virginia Act") permits, and the Registrant's Articles of Incorporation and Bylaws require, indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Under Section 13.1-697 of the Virginia Act, a Virginia corporation generally is authorized to indemnify its directors in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Registrant's Articles of Incorporation and Bylaws require indemnification of officers and directors with respect to any action except in the case of willful misconduct, bad faith, reckless disregard of duties or violations of the criminal law. In addition, the Registrant may carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. The Registrant's Articles of Incorporation, as permitted by the Virginia Act, eliminate the damages that may be assessed against a director or officer of the Registrant in a shareholder or derivative proceeding. This limit on liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws. Reference also is made to the indemnification provisions set forth in the form of Agency Agreement filed as Exhibit 1 hereto.

ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

     None of the proceeds will be credited to an account other than the appropriate capital share account.

ITEM 35. FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULES AND EXHIBITS.


     (a) Financial Statements. See Index to Financial Statements in the Prospectus and Supplement No. 4 for the financial statements which are included in the Prospectus and in Supplement No. 4, respectively.


     (b) Financial Statement Schedules: None.

     (c) Exhibits. Except as noted, the Exhibits have been previously filed.

EXHIBIT
 NUMBER                            DESCRIPTION OF DOCUMENTS
---------      -----------------------------------------------------------------
    1.1        Agency   Agreement   between  the  Registrant  and  David  Lerner
               Associates,  Inc. with form of Selected Dealer Agreement attached as Exhibit A thereto.
    1.2        Escrow Agreement among the Registrant,  First Union National Bank of North Carolina and David Lerner Associates, Inc.
    3.1        Articles of Incorporation of the Registrant.
    3.2        Bylaws of the Registrant.
    3.3        Articles of  Amendment to the  Articles of  Incorporation  of the
               Registrant.
    3.4        Articles of  Amendment to the  Articles of  Incorporation  of the
               Registrant.
    5          Opinion of  McGuire,  Woods,  Battle & Boothe,  L.L.P.  as to the
               legality of the securities being registered.
    8          Opinion of McGuire,  Woods, Battle & Boothe, L.L.P. as to certain tax matters.
   10.1        Advisory  Agreement  between the Registrant and Apple Residential
               Advisors, Inc.
   10.2        Form of Property Management  Agreement between the Registrant and
               Apple Residential Management Group, Inc.
   10.3        Property Acquisition/Disposition Agreement between the Registrant and Apple Realty Group, Inc.
   10.4        Apple Residential Income Trust, Inc. 1996 Incentive Plan.
   10.5        Apple Residential Income Trust, Inc. 1996 Non-Employee  Directors
               Stock Option Plan.
   10.6        Share Purchase Warrants Warrant Agreement.
   10.7        Right of First Refusal Agreement.
   10.8        Advisory  Agreement  Subcontract  among  the  Registrant,   Apple
               Residential  Advisors,  Inc. and Cornerstone Realty Income Trust,
               Inc. Incorporated herein by reference to Exhibit 10.4 to Form S-3 of Cornerstone  Realty Income Trust,  Inc.  (File No.  333-23693)
               filed on March 20, 1997.
   10.9        Property Management  Agreement  Subcontract among the Registrant,
               Apple Residential  Management Group, Inc. and Cornerstone  Realty
               Income Trust,  Inc.  Incorporated  herein by reference to Exhibit
               10.5 to Form S-3 of Cornerstone  Realty Income Trust,  Inc. (File
               No. 333- 23693) filed on March 20, 1997.
   10.10       Agreement  and  Bill  of  Transfer  and   Assignment   among  the
               Registrant,  Apple  Realty  Group,  Inc. and  Cornerstone  Realty
               Income Trust,  Inc.  Incorporated  herein by reference to Exhibit
               10.6 to Form S-3 of Cornerstone  Realty Income Trust,  Inc. (File
               No. 333-23693) filed on March 20, 1997.

EXHIBIT
 NUMBER                           DESCRIPTION OF DOCUMENTS
---------      -----------------------------------------------------------------
   10.11       Common Share Purchase Option Agreement between the Registrant and
               Cornerstone Realty Income Trust, Inc. Incorporated herein by reference to Exhibit 10.8 to Form S-3 of Corner- stone Realty
               Income Trust, Inc. (File No. 333-23693) filed on March 20, 1997.
   23.1        Consent of McGuire,  Woods, Battle & Boothe, L.L.P.  (included in
               Exhibits 5 and 8).
   23.2        Consent of Ernst & Young LLP. FILED HEREWITH.
   23.3        Consent of L.P. Martin & Company, P.C. FILED HEREWITH.
   24.1        Power of Attorney of Glade M. Knight.
   24.2        Power of Attorney of Ted W. Smith.
   24.3        Power of Attorney of Penelope W. Kyle.
   24.4        Power of Attorney of Bruce H. Matson.
   24.5        Power of Attorney of Lisa B. Kern.

ITEM 36. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

     (d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant undertakes to send to each Shareholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     The Registrant undertakes to provide to the Shareholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

     The Registrant undertakes to file during the offering period a sticker supplement pursuant to Rule 424(c) under the Act describing each property not identified in the Prospectus at such time as there arises a reasonable probability of investment in such property by the Registrant and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing Shareholders. Each sticker supplement will also disclose all compensation and fees received by the Advisor or its Affiliates in connection with any such investment. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

     The Registrant undertakes to file, after the end of the offering period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment not previously disclosed in the Prospectus or a supplement thereto involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Shareholders at least once each quarter after the end of the offering period. The Registrant undertakes to file the financial statements required by Form 10-K for the first full fiscal year of operations and will provide the financial information contained therein to the Shareholders. The Registrant undertakes to file a final report on Form SR pursuant to Rule 463 of the Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commis-

     sion such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted by such officer, director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

ITEM 37.

              TABLE VI: ACQUISITION OF PROPERTIES BY CORNERSTONE

     Cornerstone acquired the following properties since inception in 1993. All properties acquired are residential communities. All of Cornerstone's acquisitions are done on a mortgage-free basis. Cost of acquisition represents the total cost of the purchase price including any downpayment.


                                                               CONTRACT                         OTHER          TOTAL     AVERAGE
       NAME OF                          DATE OF    NUMBER      PURCHASE    ACQUISITION   EXPENDITURES    ACQUISITION    SQUARE FT.
       PROPERTY             LOCATION   PURCHASE   OF UNITS      SINCE          FEE        CAPITALIZED       COST         OF UNITS
----------------------- -------------- ---------- ---------- ------------- ------------- -------------- ------------- --------------
GEORGIA
 West Eagle Greens      Augusta             1996       165    $ 4,020,000      $ 80,000      $1,610,330  $  5,590,330         796
 Savannah West          Augusta             1996       456    $ 9,843,620      $196,080      $1,233,222  $ 11,233,302         872
 Carlyle Club           Lawrenceville       1997       243    $11,580,000      $      0      $  121,000  $ 11,701,000       1,089
 Ashley Run             Norcross            1997       348    $18,000,000      $      0      $  348,000  $ 18,348,000       1,150
NORTH CAROLINA
 Chase Mooring          Wilmington          1994       224    $ 3,594,000      $ 71,880      $1,345,361  $  5,011,231         867
 Wimbledon Chase        Wilmington          1994       192    $ 3,300,000      $ 66,000      $1,938,997  $  5,304,997         863
 Osprey Landing         Wilmington          1995       176    $ 4,375,000      $ 87,500      $1,756,710  $  6,219,210         981
 Sailboat Bay           Charlotte           1995       358    $ 9,100,000      $182,000      $3,491,123  $ 12,773,123         906
 Meadow Creek           Charlotte           1996       250    $11,100,000      $222,000      $  549,437  $ 11,871,437         860
 Beacon Hill            Charlotte           1996       349    $13,579,203      $266,000      $  623,444  $ 14,189,444         734
 Hanover Landing        Charlotte           1995       192    $ 5,725,000      $114,500      $1,201,770  $  7,041,270         832
 Bridgetown Bay         Charlotte           1996       120    $ 5,025,000      $100,000      $  482,497  $  5,582,497         868
 Summerwalk             Concord             1996       160    $ 5,660,000      $114,000      $  835,805  $  6,649,805         963
 The Meadows            Asheville           1996       176    $ 6,200,000      $124,000      $  800,740  $  7,124,740       1,066
 Glen Eagles            Winston Salem       1995       166    $ 7,300,000      $146,000      $  593,172  $  8,039,172         952
 Mill Creek             Winston Salem       1995       220    $ 8,550,000      $171,000      $  433,227  $  9,154,227         897
 Wind Lake              Greensboro          1995       299    $ 8,760,000      $175,200      $  675,848  $  9,611,048         727
 The Landing            Durham              1996       200    $ 8,345,000      $168,000      $  934,811  $  9,502,811         961
 The Hollows            Raleigh             1993       176    $ 4,200,000      $ 84,000      $1,174,807  $  5,458,807         903
 The Trestles           Raleigh             1994       280    $10,350,000      $207,000      $  706,578  $ 11,263,578         926
 Paces Glen             Charlotte           1996       172    $ 7,425,000      $      0      $  327,902  $  7,752,902         905
 Signature Place        Greenville          1996       171    $ 5,462,948      $      0      $  673,286  $  6,073,288       1,037
 Heatherwood            Charlotte           1996       272    $10,205,457      $      0      $  302,910  $ 10,427,910         699
 Highland Hills         Carrboro            1996       264    $12,100,000      $      0      $1,155,713  $ 13,255,713       1,000
 Parkside at Woodlake   Durham              1996       266    $14,663,886      $      0      $  155,823  $ 14,705,823         865
 Deerfield              Durham              1996       204    $10,675,000      $      0      $  129,316  $ 10,804,316         888
 Paces Arbor/Forest     Raleigh             1997       218    $12,068,359      $      0      $        0  $ 12,068,359         891
 Charleston Place       Charlotte           1997       214    $ 9,475,000      $      0      $  107,000  $  9,582,000         806
SOUTH CAROLINA
 Polo Club              Greenville          1993       365    $ 4,300,000      $ 86,000      $2,308,319  $  6,694,319         842
 Magnolia Run           Greenville          1995       212    $ 5,500,000      $110,000      $  989,163  $  6,599,163         849
 Breckinridge           Greenville          1995       236    $ 5,600,000      $112,000      $  894,427  $  8,606,427         726
 Stone Ridge            Columbia            1993       191    $ 3,325,000      $ 66,500      $2,099,454  $  5,490,954       1,027
 Arbors at Windsor      Columbia            1997       228    $10,875,000      $      0      $  321,769  $ 11,196,769         948
 Westchase              Charleston          1997       352    $11,000,000      $      0      $   38,615  $ 11,038,615         706
VIRGINIA
 County Green           Lynchburg           1993       180    $ 3,800,000      $ 76,000      $1,283,712  $  5,159,712       1,000
 Ashley Park            Richmond            1996       272    $12,205,000      $244,100      $  352,721  $ 12,801,821         765
 Trolley Square East    Richmond            1996       192    $ 6,000,000      $120,000      $  793,037  $  6,913,037         559
 Trophy Chase           Charlottesville     1996       185    $ 3,710,000      $ 72,000      $1,842,772  $  5,514,772         803
 Bay Watch
 Pointe                 Virginia Beach      1995       160    $ 3,372,525      $ 67,451      $1,326,224  $  4,766,200         911
 Harbour Club           Virginia Beach      1994       214    $ 5,250,000      $105,000      $  594,786  $  5,949,786         813
 Arbor Trace            Virginia Beach      1996       148    $ 5,000,000      $100,000      $  581,280  $  5,681,280         850
 Mayflower Seaside      Virginia Beach      1993       263    $ 7,634,144      $152,683      $1,621,894  $  9,408,721         698
 Tradewinds             Hampton             1995       284    $10,200,000      $204,000      $  358,879  $ 10,782,879         929
 Hampton Glen           Richmond            1996       232    $11,599,931      $      0      $  510,870  $ 12,110,870         788
 Trolley Square West    Richmond            1996       128    $ 4,242,575      $      0      $  182,066  $  4,424,641         571
 Greenbrier             Fredericksburg      1996       185    $11,099,525      $      0      $  242,491  $ 11,342,016         851


     Note: Cornerstone does not have any mortgages on its properties nor have down payments outstanding. In addition all cash expenditures incurred in the acquisition of a community are capitalized.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on August 4, 1997.

                                        APPLE RESIDENTIAL INCOME TRUST, INC.

                                        By: /s/ Glade M. Knight
                                           ------------------------------------
                                           Glade M. Knight

                                           President,   and  as  President,  the
                                           Registrant's    Principal   Executive
                                           Officer, Principal Financial Officer
                                           and Principal Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the date indicated.


        SIGNATURE                           CAPACITIES                       DATE
----------------------------   ----------------------------------------   --------------
   /s/ Glade M. Knight         Director and President, and As             August 4, 1997
-------------------------      President, the Registrant's Principal
       Glade M. Knight         Executive Officer, Principal Financial
                               Officer and Principal Accounting
                               Officer
            *                  Director                                   August 4, 1997
-------------------------
     Ted W. Smith
            *                  Director                                   August 4, 1997
-------------------------
    Penelope W. Kyle
            *                  Director                                   August 4, 1997
-------------------------
    Bruce H. Matson
            *                  Director                                   August 4, 1997
-------------------------
      Lisa B. Kern



*By: /s/ Glade M. Knight
     -------------------------
     Glade M. Knight, as attorney-in-
     fact for the above-named persons